                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

================================================================================

                           VERASUN ENERGY CORPORATION,

                                   as Issuer,

                 Each of the Subsidiary Guarantors named herein,

                                       and

                             WELLS FARGO BANK, N.A.,
                                   as Trustee

                                   ----------

                                    INDENTURE

                                   ----------

                          Dated as of December 21, 2005

                      9 7/8% Senior Secured Notes due 2012

================================================================================

                              CROSS-REFERENCE TABLE

TIA Section                                                    Indenture Section
-----------                                                    -----------------
310(a)(1)...................................................   7.10
   (a)(2)...................................................   7.10
   (a)(3)...................................................   N.A.
   (a)(4)...................................................   N.A.
   (a)(5)...................................................   7.8; 7.10
   (b)......................................................   7.8; 7.10
   (c)......................................................   N.A.
311(a)......................................................   7.11
   (b)......................................................   7.11
   (c)......................................................   N.A.
312(a)......................................................   2.5
   (b)......................................................   14.3
   (c)......................................................   14.3
313(a)......................................................   7.6
   (b)(1)...................................................   7.6
   (b)(2)...................................................   7.6
   (c)......................................................   7.6; 14.2
   (d)......................................................   7.6
314(a)......................................................   4.8; 4.10; 14.2
   (b)......................................................   10.5
   (c)(1)...................................................   7.2; 14.4; 14.5
   (c)(2)...................................................   7.2; 14.4; 14.5
   (c)(3)...................................................   N.A.
   (d)......................................................   10.7
   (e)......................................................   14.5
   (f)......................................................   N.A.
315(a)......................................................   7.1(b)
   (b)......................................................   7.5
   (c)......................................................   7.1
   (d)......................................................   6.5; 7.1(c)
   (e)......................................................   6.11
316(a)(last sentence).......................................   2.9
   (a)(1)(A)................................................   6.5
   (a)(1)(B)................................................   6.4
   (a)(2)...................................................   N.A.
   (b)......................................................   6.7
   (c)......................................................   9.5
317(a)(1)...................................................   6.8
   (a)(2)...................................................   6.9
   (b)......................................................   2.4
318(a)......................................................   14.1
   (c)......................................................   14.1

----------
N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE.....................      1
   1.1     DEFINITIONS...................................................      1
   1.2     INCORPORATION BY REFERENCE OF TIA.............................     29
   1.3     RULES OF CONSTRUCTION.........................................     29

ARTICLE II THE SECURITIES................................................     30
   2.1     FORM AND DATING...............................................     30
   2.2     EXECUTION AND AUTHENTICATION..................................     31
   2.3     REGISTRAR AND PAYING AGENT....................................     32
   2.4     PAYING AGENT TO HOLD ASSETS IN TRUST..........................     33
   2.5     HOLDER LISTS..................................................     33
   2.6     TRANSFER AND EXCHANGE.........................................     33
   2.7     REPLACEMENT SECURITIES........................................     35
   2.8     OUTSTANDING SECURITIES........................................     35
   2.9     TREASURY SECURITIES...........................................     35
   2.10    TEMPORARY SECURITIES..........................................     35
   2.11    CANCELLATION..................................................     36
   2.12    DEFAULTED INTEREST............................................     36
   2.13    CUSIP AND ISIN NUMBERS........................................     36
   2.14    RESTRICTIVE LEGENDS...........................................     36
   2.15    BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.....................     38
   2.16    SPECIAL TRANSFER PROVISIONS...................................     39

ARTICLE III REDEMPTION; OFFER TO PURCHASE................................     43
   3.1     NOTICES TO TRUSTEE............................................     43
   3.2     SELECTION OF SECURITIES TO BE REDEEMED........................     43
   3.3     NOTICE OF REDEMPTION..........................................     43
   3.4     EFFECT OF NOTICE OF REDEMPTION................................     44
   3.5     DEPOSIT OF REDEMPTION PRICE...................................     44
   3.6     SECURITIES REDEEMED IN PART...................................     45
   3.7     OFFER TO PURCHASE.............................................     45

ARTICLE IV COVENANTS.....................................................     46
   4.1     PAYMENT OF SECURITIES.........................................     46
   4.2     MAINTENANCE OF OFFICE OR AGENCY...............................     46
   4.3     LIMITATION ON RESTRICTED PAYMENTS.............................     47
   4.4     LIMITATION ON INDEBTEDNESS....................................     50
   4.5     CORPORATE EXISTENCE...........................................     53
   4.6     PAYMENT OF TAXES AND OTHER CLAIMS.............................     53
   4.7     MAINTENANCE OF PROPERTIES AND INSURANCE.......................     53
   4.8     COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.....................     54
   4.9     COMPLIANCE WITH LAWS..........................................     54
   4.10    COMMISSION REPORTS AND REPORTS TO HOLDERS.....................     54
   4.11    WAIVER OF STAY, EXTENSION OR USURY LAWS.......................     55

   4.12    LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES...     55
   4.13    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS
           AFFECTING SUBSIDIARIES........................................     57
   4.14    ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES............     58
   4.15    LIMITATION ON LIENS...........................................     59
   4.16    REPURCHASE OF NOTES UPON CHANGE OF CONTROL....................     60
   4.17    LIMITATION ON ASSET SALES.....................................     61
   4.18    LIMITATION ON BUSINESS ACTIVITIES.............................     62
   4.19    LIMITATION ON IMPAIRMENT OF SECURITY INTEREST.................     62
   4.20    EVENTS OF LOSS................................................     62
   4.21    ESCROW OF PROCEEDS TO BE USED FOR CHARLES CITY FACILITY.......     63

ARTICLE V SUCCESSOR CORPORATION..........................................     63
   5.1     MERGER, CONSOLIDATION AND SALE OF ASSETS......................     63
   5.2     SUCCESSOR CORPORATION SUBSTITUTED.............................     65

ARTICLE VI DEFAULT AND REMEDIES..........................................     66
   6.1     EVENTS OF DEFAULT.............................................     66
   6.2     ACCELERATION..................................................     68
   6.3     OTHER REMEDIES................................................     68
   6.4     WAIVER OF PAST DEFAULTS; RESCISSION OF ACCELERATION...........     68
   6.5     CONTROL BY MAJORITY...........................................     69
   6.6     LIMITATION ON SUITS...........................................     69
   6.7     RIGHTS OF HOLDERS TO RECEIVE PAYMENT..........................     69
   6.8     COLLECTION SUIT BY TRUSTEE....................................     70
   6.9     TRUSTEE MAY FILE PROOFS OF CLAIM..............................     70
   6.10    PRIORITIES....................................................     70
   6.11    UNDERTAKING FOR COSTS.........................................     71
   6.12    RESTORATION OF RIGHTS AND REMEDIES............................     71
   6.13    RIGHTS AND REMEDIES CUMULATIVE................................     71

ARTICLE VII TRUSTEE......................................................     71
   7.1     DUTIES OF TRUSTEE.............................................     71
   7.2     RIGHTS OF TRUSTEE.............................................     73
   7.3     INDIVIDUAL RIGHTS OF TRUSTEE..................................     74
   7.4     TRUSTEE'S DISCLAIMER..........................................     74
   7.5     NOTICE OF DEFAULT.............................................     74
   7.6     REPORTS BY TRUSTEE TO HOLDERS.................................     75
   7.7     COMPENSATION AND INDEMNITY....................................     75
   7.8     REPLACEMENT OF TRUSTEE........................................     76
   7.9     SUCCESSOR TRUSTEE BY MERGER, ETC..............................     77
   7.10    ELIGIBILITY; DISQUALIFICATION.................................     77
   7.11    PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER..........     77
   7.12    DIRECTION TO TRUSTEE..........................................     78

ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE..........................     78
   8.1     TERMINATION OF THE ISSUER'S OBLIGATIONS.......................     78

   8.2     LEGAL DEFEASANCE AND COVENANT DEFEASANCE......................     79
   8.3     CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.........     80
   8.4     APPLICATION OF TRUST MONEY....................................     82
   8.5     REPAYMENT TO THE ISSUER.......................................     82
   8.6     REINSTATEMENT.................................................     83

ARTICLE IX AMENDMENTS, SUPPLEMENTS AND WAIVERS...........................     83
   9.1     WITHOUT CONSENT OF HOLDERS....................................     83
   9.2     WITH CONSENT OF HOLDERS.......................................     84
   9.3     [INTENTIONALLY OMITTED].......................................     85
   9.4     COMPLIANCE WITH TIA...........................................     85
   9.5     REVOCATION AND EFFECT OF CONSENTS.............................     85
   9.6     NOTATION ON OR EXCHANGE OF SECURITIES.........................     86
   9.7     TRUSTEE TO SIGN AMENDMENTS, ETC...............................     86

ARTICLE X COLLATERAL.....................................................     86
   10.1    RIGHTS OF THE TRUSTEE.........................................     86
   10.2    COLLATERAL AND SECURITY DOCUMENTS.............................     87
   10.3    APPLICATION OF PROCEEDS OF COLLATERAL.........................     87
   10.4    POSSESSION, USE AND RELEASE OF COLLATERAL.....................     88
   10.5    OPINION OF COUNSEL............................................     88
   10.6    FURTHER ASSURANCES............................................     88
   10.7    TRUST INDENTURE ACT REQUIREMENTS..............................     89
   10.8    SUITS TO PROTECT THE COLLATERAL...............................     89
   10.9    PURCHASER PROTECTED...........................................     90
   10.10   POWERS EXERCISABLE BY RECEIVER OR TRUSTEE.....................     90
   10.11   RELEASE UPON TERMINATION OF  OBLIGATIONS......................     90
   10.12   COLLATERAL MONIES.............................................     90

ARTICLE XI COLLATERAL SHARING WITH PARITY LIENS..........................     91
   11.1    PREREQUISITES TO INCURRING PARITY LIEN INDEBTEDNESS...........     91
   11.2    EQUAL AND RATABLE LIEN SHARING BY HOLDERS OF SECURITIES AND
           HOLDERS OF PARITY LIEN INDEBTEDNESS...........................     93
   11.3    ENFORCEMENT...................................................     93
   11.4    AMENDMENT.....................................................     93

ARTICLE XII GUARANTEE OF SECURITIES......................................     94
   12.1    UNCONDITIONAL NOTE GUARANTEE..................................     94
   12.2    LIMITATIONS ON NOTE GUARANTEES................................     96
   12.3    EXECUTION AND DELIVERY OF NOTE GUARANTEE......................     96
   12.4    RELEASE OF A SUBSIDIARY GUARANTOR.............................     96
   12.5    WAIVER OF SUBROGATION.........................................     97
   12.6    IMMEDIATE PAYMENT.............................................     97
   12.7    NO SET-OFF....................................................     98
   12.8    NOTE OBLIGATIONS ABSOLUTE.....................................     98
   12.9    NOTE OBLIGATIONS CONTINUING...................................     98
   12.10   NOTE OBLIGATIONS NOT DISCHARGED...............................     98

   12.11   NOTE OBLIGATIONS REINSTATED...................................     98
   12.12   NOTE OBLIGATIONS NOT AFFECTED.................................     99
   12.13   WAIVER........................................................    100
   12.14   NO OBLIGATION TO TAKE ACTION AGAINST THE ISSUER...............    100
   12.15   DEALING WITH THE ISSUER AND OTHERS............................    100
   12.16   DEFAULT AND ENFORCEMENT.......................................    101
   12.17   [INTENTIONALLY OMITTED].......................................    101
   12.18   ACKNOWLEDGMENT................................................    101
   12.19   COSTS AND EXPENSES............................................    101
   12.20   NO MERGER OR WAIVER; CUMULATIVE REMEDIES......................    101
   12.21   SURVIVAL OF OBLIGATIONS.......................................    102
   12.22   NOTE GUARANTEE IN ADDITION TO OTHER OBLIGATIONS...............    102

ARTICLE XIII [INTENTIONALLY OMITTED].....................................    102

ARTICLE XIV MISCELLANEOUS................................................    102
   14.1    TIA CONTROLS..................................................    102
   14.2    NOTICES.......................................................    102
   14.3    COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS..................    103
   14.4    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT............    103
   14.5    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.................    104
   14.6    RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.....................    104
   14.7    LEGAL HOLIDAYS................................................    104
   14.8    GOVERNING LAW.................................................    104
   14.9    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.................    105
   14.10   NO RECOURSE AGAINST OTHERS....................................    105
   14.11   SUCCESSORS....................................................    105
   14.12   DUPLICATE ORIGINALS...........................................    105
   14.13   SEVERABILITY..................................................    105
   SIGNATURES............................................................    S-1

Exhibit A   - Form of Initial Note
Exhibit B   - Form of Exchange Note
Exhibit C   - Form of Certificate for Transfers to Non-QIB Accredited Investors
Exhibit D   - Form of Certificate for Transfers Pursuant to Regulation S
Exhibit D-1 - Form of Certificate of Beneficial Ownership of Temporary Offshore
              Global Security
Exhibit E   - Form of Note Guarantee
Exhibit F   - Form of Escrow Agreement
Exhibit G   - Form of Mortgage
Exhibit H   - Form of Security Agreement

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture

     INDENTURE dated as of December 21, 2005 among VERASUN ENERGY CORPORATION, a South Dakota corporation (the "Issuer"), VERASUN AURORA CORPORATION, a South Dakota corporation, VERASUN FORT DODGE, LLC, a Delaware limited liability company, VERASUN CHARLES CITY, LLC, a Delaware limited liability company, VERASUN MARKETING, LLC, a Delaware limited liability company (each of the foregoing, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"), and WELLS FARGO BANK, N.A., as Trustee (the "Trustee").

     Each of the Issuer, the Subsidiary Guarantors and the Trustee agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

1.1  DEFINITIONS

     "Accredited Investor" has the meaning set forth in Section 2.16(a).

     "Acquired Indebtedness" means (1) Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary or (2) Indebtedness secured by a Lien encumbering an asset acquired by a Person at the time of such acquisition.

     "Actual Knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

     "Additional Notes" means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with clause (iii) of the fourth paragraph of Section 2.2 and Section 4.4; provided that any such Additional Notes, together with the Initial Notes and the Parity Lien Indebtedness, will not collectively exceed $500,000,000 at any one time outstanding.

     "Additional Notes Collateral" has the meaning set forth in Section 10.2(c).

     "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Issuer and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (to the extent included in aggregate net income (or loss) and without duplication):

     (1) the net income (or loss) of any Person that is not a Restricted Subsidiary (except to the extent of the amount of dividends or distributions paid in cash to the Issuer or any of its Restricted Subsidiaries);

     (2) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Issuer or any of its Restricted Subsidiaries;

     (3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (other than any restriction permitted under Section 4.13(b)(vii)) except to the extent that cash was distributed by such Restricted Subsidiary to the Issuer or another Restricted Subsidiary during such period;

     (4) any gains or losses (on an after-tax basis) attributable to sales of assets outside the ordinary course of business of the Issuer and its Restricted Subsidiaries;

     (5) all extraordinary gains or losses;

     (6) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees of the Issuer or any of its Restricted Subsidiaries;

     (7) any net after-tax income or loss from discontinued operations;

     (8) the cumulative effect of a change in accounting principles;

     (9) any expense with respect to which, and to the extent that, the Issuer is indemnified by a third party (but only if and to the extent that the related indemnification payment from such third party is not included in the calculation of the net income of the Issuer);

     (10) any non-cash asset impairment charges resulting from application of Statement of Financial Accounting Standards No. 142;

     (11) any non-cash gain or loss attributable to any Commodity Agreement until such time as it is settled, at which time the net gain or loss shall be included;

     (12) any unrealized non-cash gains or losses or charges attributable to any Currency Agreement or Interest Rate Agreement entered into in accordance with the terms of this Indenture (including those resulting from the application of Statement of Financial Accounting Standards No. 133); and

     (13) any non-recurring charges associated with any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Agent Members" has the meaning set forth in Section 2.15(a).

     "Asset Acquisition" means (1) an investment by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any of its Restricted Subsidiaries or (2) an acquisition by the Issuer or any of its Restricted Subsidiaries of the property and assets of any Person other than the Issuer or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

     "Asset Disposition" means the sale or other disposition by the Issuer or any of its Restricted Subsidiaries of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of the Issuer or any of its Restricted Subsidiaries.

     "Asset Sale" means any sale, lease, transfer, conveyance or other disposition (including by way of merger, consolidation and Sale and Leaseback Transaction) in one transaction or a series of related transactions by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries of:

     (1) all or any of the Capital Stock of any Restricted Subsidiary,

     (2) all or substantially all of the property and assets of an operating unit or business of the Issuer or any of its Restricted Subsidiaries, or

     (3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Issuer or any of its Restricted Subsidiaries outside the ordinary course of business of the Issuer or such Restricted Subsidiary, in each case, that is not governed by Article V;

provided that "Asset Sale" shall not include:

     (a) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business;

     (b) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under Section 4.3;

     (c) sales, transfers or other dispositions of assets with a fair market value not in excess of $7,000,000 in any transaction or series of related transactions (other than sales, transfers or other dispositions of any property or assets constituting part of the Collateral);

     (d) any sale, transfer, assignment or other disposition of any property equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Issuer or its Restricted Subsidiaries; or

     (e) sales or grants of licenses to use the Issuer's or any Restricted Subsidiary's patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology.

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Aurora Facility" means the ethanol plant with 120 million gallons per year production capacity located in Aurora, South Dakota and described in the Offering Memorandum.

     "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

     "Biodiesel" means VeraSun Biodiesel, LLC, a Delaware limited liability company.

     "Bluestem" means investment funds, advised, managed or controlled by Bluestem Capital Company.

     "Board of Directors" means:

     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

     (2) with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership;

     (3) with respect to a limited liability company, the Board of Directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

     (4) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Borrowing Base" means, as of any date, an amount equal to the sum of: (1) 75% of the book value of all accounts receivable owned by the Issuer and its Restricted Subsidiaries as of such date, plus (2) 75% of the book value of all inventory of the Issuer and its Restricted Subsidiaries, all calculated on a consolidated basis and in accordance with GAAP. In the event that information with respect to any element of the Borrowing Base is not available as of any date then the most recently available information shall be utilized.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or Minneapolis, Minnesota are required or authorized by law or other governmental action to be closed.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all common stock and preferred stock.

     "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at the time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Change of Control" means the occurrence of any of the following:

     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any "person" (within the meaning of Section 13(d) of the Exchange Act);

     (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer;

     (3) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than Permitted Holders becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Issuer on a fully diluted basis; or

     (4) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Issuer's shareholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

     "Charles City Facility" means the ethanol plant with 110 million gallons per year production capacity to be located in Charles City, Iowa and described in the Offering Memorandum.

     "Collateral" means all assets, whether now owned or hereafter acquired by the Issuer or any Restricted Subsidiary, in which a Lien is granted or purported to be granted to the Joint Collateral Agent pursuant to the Security Documents as security for any Secured Obligation (as defined in the Security Agreement) or Parity Lien Obligation.

     "Collateral Account" means an account of the Issuer established at Wells Fargo Bank, N.A., and pledged as Collateral to the Joint Collateral Agent, for the benefit of the Trustee, the Holders, any holders of Parity Lien Indebtedness and the Parity Lien Representative and into which the Net Cash Proceeds corresponding to the Collateral sold in a Collateral Asset Sale or the Net Loss Proceeds from an Event of Loss are deposited in accordance with Sections 4.17 or 4.20, respectively.

     "Collateral Agency Agreement" means the Collateral Agency Agreement dated the Issue Date among the Issuer, the Restricted Subsidiaries and the Joint Collateral Agent.

     "Collateral Asset Sale" means an Asset Sale consisting of the disposition of assets constituting Collateral (including the disposition of Capital Stock of a Subsidiary which results in the disposition of assets constituting Collateral).

     "Collateral Investments" means:

     (1) Treasury Securities;

     (2) investment in time deposit accounts, certificates of deposit and money market deposits maturing not later than one year from the date of issuance or creation, in each case, entitled to U.S. Federal deposit insurance for the full amount thereof or issued by a bank or trust company (including the Joint Collateral Agent or the Escrow Agent or an Affiliate of the Joint Collateral Agent or the Escrow Agent, as the case may be) that is organized under the laws of the United States of America or any State thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000; and

     (3) investments in commercial paper maturing not later than 270 days from the date of issuance and having, at the date of acquisition, a rating no lower than A-l from S&P, P-l from Moody's or F-l from Fitch Ratings Ltd.

     "Collateral Monies" means all cash and Collateral Investments received by the Joint Collateral Agent:

     (1) upon the release of Collateral from the Note Liens or the Security Documents or from the Parity Liens, including all proceeds of Collateral Asset Sales and all monies received in respect of the principal of all purchase money, governmental and other obligations;

     (2) as Net Loss Proceeds;

     (3) pursuant to the Security Documents;

     (4) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Joint Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise; or

     (5) for application as provided in the relevant provisions of this Indenture or any Security Document for which disposition is not otherwise specifically provided for in this Indenture or in any Security Document.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, with respect to the Commission's duties under the TIA, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     "Commodity Agreement" means any forward contract, commodity swap agreement, commodity futures contract, commodity option agreement or other similar agreement or arrangement.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

     (1) Fixed Charges;

     (2) income taxes;

     (3) depreciation expense;

     (4) amortization expense;

     (5) all other non-cash items (including non-cash asset impairment charges and amortization of pre-paid cash expenses that were paid in a prior period) reducing Adjusted Consolidated Net Income (other than items that shall require cash payment within twelve months of the Transaction Date and for which an accrual or reserve is, or is required by GAAP to be, made (except for restructuring charges, in which case, Consolidated EBITDA shall be increased by an amount equal to the portion of such charges which do not reflect a cash expense during the period), provided that any such cash payment (except for any cash payment related to restructuring charges) made after such twelve-month period shall be deducted from net income in the calculation of Consolidated EBITDA for the Four Quarter Period in which such payment occurs), less all non-cash items increasing Adjusted Consolidated Net Income (other than items which represent the reversal of an accrual or reserve for anticipated cash charges in any prior period), all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with GAAP; and

     (6) any non-capitalized transaction costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, any earn-out or similar expense in connection with acquisitions or dispositions and financing and refinancing fees and costs incurred in connection with the offering of the Securities and related transactions;

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs (gains) associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Issuer or any of its Restricted Subsidiaries); imputed interest with respect to Attributable Debt; and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, in each case, accrued or scheduled to be paid or to be accrued by the Issuer and its Restricted Subsidiaries during such period, less interest income for such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Securities, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at Wells Fargo Bank, N.A., Corporate Trust Services, Sixth Street & Marquette Avenue, Minneapolis, MN 55479; Attn: VeraSun Administrator.

     "Covenant Defeasance" has the meaning set forth in Section 8.2(c).

     "Credit Agreement" means the $30,000,000 borrowing base operating line of credit, with a $10,000,000 sublimit for letters of credit, dated as of the Issue Date, between the Issuer and First National Bank of Omaha, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement:

     (1) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby;

     (2) adding or deleting borrowers or guarantors thereunder;

     (3) increasing the amount of indebtedness incurred thereunder or available to be borrowed thereunder; or

     (4) otherwise altering the terms and conditions thereof.

     "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures providing for revolving credit loans, term loans, notes, or other financing or letters of credit or other credit facilities, in each case, as amended, modified, renewed, refunded, replaced or refinanced, from time to time.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Depository" shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

     "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Securities, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.16 and 4.17 and such Capital Stock specifically provides that such Person shall not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Securities as are required to be repurchased pursuant to Sections 4.16 and 4.17.

     "Domestic Subsidiary" means any Subsidiary of the Issuer that is not a Foreign Subsidiary.

     "Equally and Ratably" means, in reference to sharing of Liens, guarantees, supporting obligations or loss sharing rights or proceeds thereof as between the holders of Note Obligations, on the one hand, and holders of Parity Lien Obligations, on the other hand, that such Liens, guarantees, supporting obligations or loss sharing rights or proceeds:

     (1) shall be allocated and distributed first to the Trustee for account of the Holders, on the one hand, and to an agent or representative appointed by and acting as Paying Agent for the holders of Parity Lien Indebtedness, on the other hand, ratably in proportion to the principal of and interest and premium (if any) outstanding on the Securities when the allocation or distribution is made, on the one hand, and the principal of and interest and premium (if any) outstanding on the Parity Lien Indebtedness when the allocation or distribution is made, on the other hand; and, thereafter,

     (2) shall be allocated and distributed (if any remain after payment in full of all of the principal of and interest and premium (if any) on the Securities and the Parity Lien Indebtedness) to the Trustee for account of the holders of any remaining Note Obligations, on the one hand, and to such Paying Agent or other agent for account of the holders of any remaining Parity Lien Obligations, on the other hand, ratably in proportion to the aggregate unpaid amount of such remaining Note Obligations due and demanded (with written notice to the Trustee and the Joint Collateral Agent) prior to the date such distribution is made, on the one hand, and the aggregate unpaid amount of such remaining Parity Lien Obligations due and demanded (with written notice to the Trustee and the Joint Collateral Agent) prior to the date such distribution is made, on the other hand.

     "Escrow Agent" means Wells Fargo Bank, N.A., as escrow agent under the Escrow Agreement.

     "Escrow Agreement" means that certain Security and Escrow Agreement, dated as of the Issue Date, among the Issuer, the Trustee, the Joint Collateral Agent and the Escrow Agent in substantially the form attached hereto as Exhibit F, as amended, modified, restated, supplemented or replaced from time to time.

     "Escrow Account" has the meaning set forth in the Escrow Agreement.

     "Event of Default" has the meaning set forth in Section 6.1.

     "Event of Loss" means, with respect to any Collateral, (1) loss, destruction or damage of such Collateral, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such Collateral, or confiscation of such Collateral or the requisition of the use of such Collateral, or (3) settlement in lieu of clause (2) above.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Exchange Notes" means the notes issued in the Exchange Offer pursuant to the Indenture.

     "Exchange Offer" has the meaning set forth for such term in the Registration Rights Agreement.

     "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

     "Fixed Charge Coverage Ratio" means, for any Person on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which internal financial statements are available (the "Four Quarter Period") to (2) the aggregate Fixed Charges during such Four Quarter Period. In making the foregoing calculation:

     (a) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit agreement or similar arrangement) in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

     (b) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

     (c) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period, including giving effect to expense and cost reductions, and other operating improvements reasonably expected to be realized in connection with that acquisition, as determined in the good faith and reasonable judgment of the chief financial officer or similar principal financial officer of the Issuer (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission);

     (d) pro forma effect shall be given to asset dispositions, asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period, including giving effect to expense and cost reductions, and other operating improvements reasonably expected to be realized in connection with that acquisition, as determined in the good faith and reasonable judgment of the chief financial officer of the Issuer or similar principal financial officer of the Issuer (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission); provided that to the extent that clause
(c) or (d) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four fiscal quarters immediately preceding the Transaction Date of the Person, or division, plant, unit or line of business of the Person, that is acquired or disposed for which financial information is available; provided further that if an entity, division, plant, unit or line of business acquired commenced and completed commercial operations for one full fiscal quarter during such four fiscal quarters then such pro forma calculation shall be based on the annualized results of commercial operations of such entity, plant, unit, division or line of business since the date it began commercial operations; and

     (e) pro forma effect shall be given to any entity, division, plant, unit or line of business that commenced and completed commercial operations for at least one full fiscal quarter during such Reference Period as if such entity, division, plant, unit or line of operations commenced commercial operations on the first day of such Reference Period and such pro forma calculation shall be based on the annualized results of commercial operations of such entity, plant, unit, division or line of business since the date it began commercial operations.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

     (1) Consolidated Interest Expense; plus

     (2) the amount of all dividend payments on any series preferred stock of such Person or any of its Restricted Subsidiaries (other than dividends payable solely in Capital Stock of such Person or such Restricted Subsidiary (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period.

     "Foreign Subsidiary" means any Subsidiary of the Issuer that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

     "Fort Dodge Facility" means the ethanol plant with 110 million gallons per year production capacity located in Fort Dodge, Iowa and described in the Offering Memorandum.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principals Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or entities as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.

     "Global Security" has the meaning set forth in Section 2.1.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder" means a holder of any Securities.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

     (1) all indebtedness of such Person for borrowed money;

     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (1) or (2) above or clause (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

     (4) all obligations of such Person to pay the deferred and unpaid purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

     (5) all Capitalized Lease Obligations and Attributable Debt;

     (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness;

     (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

     (8) to the extent not otherwise included in this definition, obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements (other than Commodity Agreements, Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business and not for speculative purposes and entered into to protect the Issuer or its Restricted Subsidiaries against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and

     (9) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that:
(a) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, and (b) Indebtedness shall not include: (x) any liability for federal, state, local or other taxes, (y) performance, surety or appeal bonds provided in the ordinary course of business or (z) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case, Incurred in connection with the disposition of any business, assets or a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary in connection with such disposition.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Initial Notes" means the $210,000,000 in aggregate principal amount of the 9 7/8% Senior Secured Notes due 2012 of the Issuer issued on the Issue Date and authenticated and delivered under this Indenture pursuant to Section 2.2.

     "Institutional Accredited Investor" has the meaning set forth in Section 2.16(a).

     "Initial Subsidiary Guarantors" means VeraSun Aurora Corporation, VeraSun Charles City, LLC, VeraSun Fort Dodge, LLC and VeraSun Marketing, LLC, in each case, together with its successors.

     "Interest Payment Date" means each June 15 and December 15, beginning June 15, 2006.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Issuer or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Issuer or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.3, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Issuer or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided that the Net Cash Proceeds are applied in accordance with clause (b)(i) or (b)(ii) of Section 4.17.

     "Issue Date" means December 21, 2005, the date of original issuance of the Initial Notes.

     "Issuer" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter shall mean such successor Person.

     "Joint Collateral Agent" means a bank or trust company that:

     (1) is authorized to exercise corporate trust powers;

     (2) is reasonably satisfactory to the Trustee; and

     (3) has been appointed by the Issuer and has agreed, pursuant to the Collateral Agency Agreement, to act as collateral agent for the equal and ratable benefit of all present and future Holders and holders of Parity Lien Indebtedness, whenever incurred, and also for the benefit of the present and future holders of all other Note Obligations and Parity Lien Obligations, in its capacity as such collateral agent, and any successor in such capacity.

     "Joint Venture" means a corporation, partnership or other entity (other than a Subsidiary) engaged in a Permitted Business in respect of which the Issuer or a Restricted Subsidiary beneficially owns at least 25% of the shares, interests or other equivalents of Capital Stock of such entity.

     "Legal Defeasance" has the meaning set forth in Section 8.2(b).

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "Maturity Date" means December 15, 2012.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means:

     (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of:

          (a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

          (b) provisions for all taxes paid or payable as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole;

          (c) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

          (d) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

     (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Loss Proceeds" means, with respect to any Event of Loss, the proceeds in the form of (a) cash or Temporary Cash Investments and (b) insurance proceeds, condemnation awards or damages awarded by any judgment, in each case, received by the Issuer or any of its Subsidiaries from such Event of Loss, net of:

     (1) reasonable out-of-pocket expenses and fees relating to such Event of Loss (including without limitation, legal, accounting and appraisal or insurance adjuster fees);

     (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

     (3) any repayment of Indebtedness that is secured by, or directly related to, the property or assets that are the subject of such Event of Loss; and

     (4) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, against any liabilities associated with such Event of Loss, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss, all as determined in conformity with GAAP.

     "Non-Recourse Debt" means Indebtedness:

     (1) as to which neither the Issuer nor any of its Restricted Subsidiaries
(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against the relevant Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

     (3) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

     "Non-U.S. Person" means a Person that is not a "U.S. Person" (as defined in Regulation S).

     "Note Guarantee" means any Guarantee of the obligations of the Issuer under this Indenture and the Securities by any Subsidiary Guarantor.

     "Note Lien" means, to the extent securing Note Obligations, a Lien granted by the Security Documents as security for Note Obligations or, to the extent securing Note Obligations and Parity Lien Obligations, a Lien granted by the Security Documents as security for Note Obligations and Parity Lien Obligations.

     "Note Obligations" means the Securities, the Note Guarantees and all other Obligations of any Obligor under the Securities, the Note Guarantees and the Security Documents in respect of the Securities and the Note Guarantees.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Obligors" means the Issuer, the Subsidiary Guarantors and each other Subsidiary which has granted the Joint Collateral Agent a Lien upon any of its property as security for any Note Obligations or Parity Lien Obligations.

     "Offer to Purchase" has the meaning set forth in Section 3.7.

     "Offering Memorandum" means the Offering Memorandum dated December 21, 2005 relating to the offering of the Initial Notes issued on the Issue Date.

     "Officer" means, with respect to any Person, the chairman of the board, the principal executive officer, the president, any vice president, the chief financial officer, the controller, the treasurer or the secretary of such Person.

     "Officers' Certificate" means a certificate signed by two Officers, at least one of whom shall be the principal executive officer, principal accounting officer, a vice president, the treasurer or the principal financial officer of the Issuer and delivered to the Trustee.

     "Offshore Global Securities" has the meaning provided in Section 2.1.

     "Offshore Physical Securities" has the meaning provided in Section 2.1.

     "Opinion of Counsel" means a written opinion from legal counsel, which opinion and counsel are reasonably acceptable to the Trustee.

     "Parity Lien" means, to the extent securing Parity Lien Obligations, a Lien that (1) is granted by a security agreement or similar agreement and held by the Joint Collateral Agent as security for Note Obligations and Parity Lien Obligations and (2) is not subordinated, by contract or pursuant to a judicial order requiring equitable subordination, to any other Lien.

     "Parity Lien Indebtedness" means the principal of and interest and premium (if any) on Indebtedness of the Issuer (other than Additional Notes) permitted to be incurred if the condition set forth in the first sentence of clause (a) of
Section 4.4 is satisfied; provided that:

     (1) such Parity Lien Indebtedness is Guaranteed by each Restricted Subsidiary which, on the date of incurrence of such Indebtedness, is obligated as a Subsidiary Guarantor under a Note Guarantee;

     (2) such Parity Lien Indebtedness is secured when incurred, Equally and Ratably with the Securities and all other Parity Lien Indebtedness, by perfected Liens (to the extent the Note Liens are perfected) duly granted to the Joint Collateral Agent by the Issuer and each Restricted Subsidiary upon all of the Collateral (other than the Escrow Account and the escrowed funds held therein), which Liens have the same priority as the Note Liens immediately prior to the incurrence of such Parity Lien Indebtedness;

     (3) such Parity Lien Indebtedness is not subordinated in right of payment to any other Indebtedness of the Issuer or any Subsidiary Guarantor;

     (4) such Parity Lien Indebtedness matures no earlier than the maturity of the Securities and requires no prepayments, sinking fund payments or offer to purchase (except when, as and to the extent an Offer to Purchase the Securities is required by the provisions described under Sections 4.16, 4.17 and 4.20 and except as otherwise set forth in clause (7) below);

     (5) such Parity Lien Indebtedness is governed by an indenture or agreement which provides (for the enforceable benefit of the Trustee and Holders) that all Note Obligations and Parity Lien Obligations shall be and are secured Equally and Ratably by all Liens, guarantees, supporting obligations and loss sharing rights at any time granted by the Issuer or any Subsidiary or any other Person as security for such Indebtedness or any obligations in respect of such Indebtedness, whether or not otherwise constituting Collateral (except that the Parity Liens shall not extend to the Escrow Account and the escrowed funds held therein), that all such Liens, guarantees, supporting obligations and loss sharing rights are transferred to the Joint Collateral Agent and shall be enforceable by the Joint Collateral Agent, and that the holders of such Indebtedness and obligations in respect of such Indebtedness consent to and direct the Joint Collateral Agent to perform its obligations as set forth under the Security Documents;

     (6) such Parity Lien Indebtedness is incurred for the purpose of and the proceeds are utilized to Invest in (i) cash or Temporary Cash Investments or
(ii) (x) property (both tangible and intangible), plant and equipment of the Issuer and its Restricted Subsidiaries, whether existing on the Issue Date or thereafter acquired, including, without limitation, the property, plant and equipment constituting the Aurora Facility, the Fort Dodge Facility and the Charles City Facility, (y) the Capital Stock of any Restricted Subsidiary of the Issuer that is a Domestic Subsidiary, whether existing on the Issue Date or thereafter created or acquired, and 65% of the Capital Stock of any Restricted Subsidiary of the Issuer that is a direct Foreign Subsidiary of the Issuer whether existing on the Issue Date or thereafter created or acquired and (z) Collateral Monies, and that is used in a Permitted Business, and each of the Investments referred to in clause (i) and (ii) of this clause (6) become subject to Parity Liens;

     (7) to the extent the net proceeds from any such issuance of Parity Lien Indebtedness is deposited into an escrow account (other than the Escrow Account) pending their investment as described in clause (6) above, such net proceeds may be utilized to the extent required by the terms of such Parity Lien Indebtedness and to the extent not Invested as described in clause (6) above on or prior to 180 days after the date of issuance of such Parity Lien Indebtedness to, not later than the next Business Day following such 180th day, commence an Offer to Purchase such Parity Lien Indebtedness in an amount equal to the amount of such net proceeds remaining in the escrow account at such time, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the payment date;

     (8) the security agreements in respect of such Parity Lien Indebtedness contain provisions with respect to the release of Collateral substantially similar and no less restrictive on the Issuer and its Restricted Subsidiaries than the provisions of this Indenture and the Security Documents; and

     (9) such Parity Lien Indebtedness is designated by the Issuer, in an Officers' Certificate delivered to the Trustee on or before the date of incurrence of such Indebtedness, as Parity Lien Indebtedness for the purposes of this Indenture.

     "Parity Lien Obligations" means Parity Lien Indebtedness and all other Obligations of any Obligor under each indenture or agreement governing, securing or relating to any Parity Lien Indebtedness.

     "Parity Lien Representative" means the trustee or other representative of the holders of Parity Lien Obligations who becomes a party to the Collateral Agency Agreement.

     "Paying Agent" has the meaning set forth in Section 2.3.

     "Permanent Offshore Global Securities" has the meaning provided in Section 2.1.

     "Permitted Business" means the business of the Issuer and its Subsidiaries engaged in on the Issue Date and any other activities that are related, ancillary or complementary to such business.

     "Permitted Holder" means, at any time, Donald L. Endres, or any Person controlled by Donald L. Endres, and Bluestem. In addition, any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which an Offer to Purchase is made in accordance with the requirements of this Indenture shall thereafter, together with its Affiliates, constitute an additional Permitted Holder.

     "Permitted Investment" means:

     (1) an Investment in the Issuer or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided, however, that any such Investment that is or involves a direct or indirect advance, loan, capital contribution, transfer, assignment, conveyance or other disposition of any property or assets constituting all or part of the Collateral (a) to any entity that is not an Obligor shall not be a Permitted Investment and (b) to any entity that is an Obligor shall not be Permitted Investment unless such property or assets shall, immediately following the consummation of such Investment, be subject to the Note Lien to the same extent as such property or assets were so subject immediately prior to such consummation;

     (2) Temporary Cash Investments;

     (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

     (4) stock, obligations or securities received in satisfaction of judgments;

     (5) Commodity Agreements, Interest Rate Agreements and Currency Agreements entered into to protect the Issuer or its Restricted Subsidiaries against fluctuations in commodity prices, interest rates or foreign currency exchange rates;

     (6) loans and advances to employees and officers of the Issuer and its Restricted Subsidiaries made in the ordinary course of business for bona fide business purposes not to exceed $2,000,000 in the aggregate at any one time outstanding;

     (7) Investments in securities of trade creditors or customers received:

          (a) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; or

          (b) in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;

     (8) Investments:

          (a) made by the Issuer or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with Section 4.17; or

          (b) consisting of consideration received by the Issuer or any of its Restricted Subsidiaries in connection with a transaction that would be an Asset Sale if it consisted of aggregate consideration received by the Issuer or any of its Restricted Subsidiaries of $5,000,000 or more;

     (9) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time such Person merges or consolidates with the Issuer or any of its Restricted Subsidiaries, in either case, in compliance with this Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or such merger or consolidation;

     (10) repurchases of the Securities and, to the extent required as a result of the repurchase of Securities, pro rata repurchases of Parity Lien Indebtedness;

     (11) any Investment in a Person engaged in a Permitted Business (other than an Investment in a Subsidiary of the Issuer) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause
(11) that are at that time outstanding, not to exceed 15% of Total Assets at the time of that Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that such Person shall not use the proceeds of such Investment to purchase, redeem, retire or otherwise acquire for value any shares of the Capital Stock of the Issuer; and

     (12) additional Investments (including Investments in Joint Ventures and Unrestricted Subsidiaries) at any one time outstanding not to exceed the greater of (a) $7,500,000 and (b) 2.5% of Total Assets; provided that, in the event of an Investment in any Person that is not a Restricted Subsidiary, such Person shall not use the proceeds of such Investment to purchase, redeem, retire or otherwise acquire for value any shares of the Capital Stock of the Issuer;

provided, however, that with respect to any Investment, the Issuer may, in its sole discretion allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment, to one or more of the clauses
(1) through (12) above so that the entire Investment would be a Permitted Investment.

     "Permitted Liens" means:

     (1) Liens for taxes, assessments, governmental charges or claims that are not yet delinquent or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

     (2) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

     (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

     (4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

     (5) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities in respect of real property that do not materially adversely affect the value of said real property or materially interfere with the ordinary course of business of the Issuer or any of its Restricted Subsidiaries;

     (6) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer and its Restricted Subsidiaries, taken as a whole;

     (7) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or its Restricted Subsidiaries relating to such property or assets;

     (8) any interest or title of a lessor, including Liens arising from precautionary UCC financing statement filings, in the property subject to any Capitalized Lease or operating lease entered into in the ordinary course of business;

     (9) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets acquired;

     (10) Liens in favor of the Issuer or any Restricted Subsidiary;

     (11) judgment Liens arising from the rendering of a final judgment or order against the Issuer or any Restricted Subsidiary that does not give rise to an Event of Default, so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

     (12) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

     (13) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (14) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements, Currency Agreements or Commodity Agreements entered into to protect the Issuer or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

     (15) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Issuer and its Restricted Subsidiaries prior to the Issue Date;

     (16) Liens on or sales of receivables (other than Liens on receivables of the Issuer or any Subsidiary Guarantor);

     (17) Liens in the ordinary course of business securing Indebtedness not exceeding $2,000,000 at any one time outstanding that (a) are not incurred in connection with borrowing of money and (b) do not materially detract from the value of the property or materially impair its use;

     (18) Liens securing additional Indebtedness of the Issuer and its Restricted Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding; and

     (19) Liens securing Indebtedness permitted under clause (a) (4) of Section 4.4, provided that, in the event such Indebtedness is Incurred for the purpose of defeasing the Securities, such Lien does not cover any of the cash or cash equivalents that are deposited with the Trustee or otherwise to defease the Securities.

     "Person" means any individual, corporation, partnership, Joint Venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Physical Securities" has the meaning provided in Section 2.1.

     "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth in the first paragraph of Section 2.14.

     "QIB" means any "qualified institutional buyer" (as defined under the Securities Act).

     "Qualified Proceeds" means any of the following or any combination of the following:

     (1) Net Cash Proceeds;

     (2) the fair market value of any assets (other than Investments) that are used or useful in a Permitted Business; and

     (3) the fair market value of any Capital Stock of any Person engaged in a Permitted Business if (a) that Person is or, in connection with the receipt by the Issuer or any Restricted Subsidiary of that Capital Stock, becomes a Restricted Subsidiary of the Issuer; or (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any Restricted Subsidiary of the Issuer.

     "Record Date" means the applicable record date specified in the Securities.

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

     "Registrar" has the meaning set forth in Section 2.3.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated the Issue Date among the Issuer, the Initial Subsidiary Guarantors, Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated.

     "Regulation S" means Regulation S under the Securities Act.

     "Replacement Assets" means, on any date, property or assets of a nature or type or that are used in a Permitted Business (or an Investment in a Permitted Business); provided that, in the event that any Replacement Assets replace assets constituting Collateral, such Replacement Assets shall constitute Collateral and the Issuer shall, or shall cause the relevant Subsidiary to, execute such collateral documents and other instruments and take such other measures as shall be reasonably necessary to cause such Replacement Assets to become subject to the Note Lien and, to the extent applicable, any Parity Lien and to perfect each such Lien in respect of such assets, in each case, in the manner and to the extent required under the Security Documents; provided however that any license received as a result of the sale, transfer or other disposition of membership interests in Biodiesel to any Person shall not constitute Collateral to the extent such license contains non-assignment provisions that would prevent the assignment of such license to the Joint Collateral Agent and the fair market value of such license is not in excess of $10,000,000.

     "Responsible Officer" means, when used with respect to the Trustee, any managing director, director, vice president, assistant vice president, assistant treasurer, assistant secretary, associate or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Payment" has the meaning set forth in Section 4.3.

     "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

     "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

     "Sale and Leaseback Transaction" means a transaction whereby a Person sells or otherwise transfers assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or otherwise transferred.

     "Securities" means the Initial Notes, the Exchange Notes and any Additional Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

     "Security Agreement" means that certain Security Agreement, dated as of the Issue Date, among the Issuer, the Restricted Subsidiaries and the Joint Collateral Agent.

     "Security Documents" means (1) the Security Agreement, (2) the Escrow Agreement, (3) that certain Mortgage, Assignment, Assignment of Rents, Security Agreement, Fixture Filing and Financing Statement, dated as of the Issue Date, by the Issuer to the Joint Collateral Agent with respect to the Fort Dodge Facility, (4) that certain Mortgage, Assignment, Assignment of Rents, Security Agreement, Fixture Filing and Financing Statement, dated as of the Issue Date, by the Issuer to the Joint Collateral Agent with respect to the Aurora Facility,
(5) that certain Mortgage, Assignment, Assignment of Rents, Security Agreement, Fixture Filing and Financing Statement, dated as of or after the Issue Date, by the Issuer to the Joint Collateral Agent with respect to the Charles City Facility, (6) the Collateral Agency Agreement and (7) all other security agreements, pledges, collateral assignments, mortgages, deeds of trust, escrow agreements or other instruments evidencing or creating any security interests in favor of the Joint Collateral Agent, for the benefit of the Trustee and the Holders of the Securities, in all or any portion of the Collateral, in each case, as amended, modified, restated supplemented or replaced from time to time.

     "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Issuer, accounted for more than 10% of the consolidated revenues of the Issuer and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Issuer for such fiscal year.

     "Special Offer to Purchase" has the meaning set forth in Section 4.21.

     "Stated Maturity" means (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person.

     "Subsidiary Guarantor" means any Initial Subsidiary Guarantor and any other Restricted Subsidiary of the Issuer which provides a Note Guarantee of the Issuer's obligations under this Indenture and the Securities pursuant to Section 4.14.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter the TIA as then in effect, as amended from time to time.

     "Temporary Cash Investment" means any of the following:

     (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case, maturing within one year unless such obligations are deposited by the Issuer (a) to defease any Indebtedness or
(b) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any indebtedness;

     (2) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

     (4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's or "A-l" (or higher) according to S & P;

     (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's;

     (6) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above; and

     (7) overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business.

     "Temporary Offshore Global Securities" has the meaning provided in Section 2.1.

     "Total Assets" means the total consolidated assets of the Issuer and its Restricted Subsidiaries as shown on the Issuer's most recent consolidated balance sheet.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transaction Date" means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Treasury Securities" means any investment in obligations issued or guaranteed by the United States government or agency thereof, in each case, maturing not later than one year.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York or, where applicable as to specific Collateral, any other relevant state.


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

     "Unrestricted Subsidiary" means (1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuer but excluding any Restricted Subsidiary to which any property or assets constituting Collateral are transferred) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary; provided that (a) any Guarantee by the Issuer or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Issuer or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (b) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.3 and (c) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (a) of this proviso would be permitted under Sections 4.3 and 4.4. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (A) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (B) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Global Securities" has the meaning provided in Section 2.1.

     "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "U.S. Physical Securities" has the meaning set forth in Section 2.1.


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

     "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

1.2  INCORPORATION BY REFERENCE OF TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Securities means the Issuer, any Subsidiary Guarantor or any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

1.3  RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural, and words in the plural include the singular;

          (6) "will" shall be interpreted to express a command;

          (7) provisions apply to successive events and transactions;

          (8) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (9) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.1;

          (10) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

          (11) all references to Sections or Articles refer to Sections or Articles in this Indenture unless otherwise indicated.

                                   ARTICLE II

                                 THE SECURITIES

2.1  FORM AND DATING.

     The Initial Notes and the Trustee's related certificate of authentication shall be substantially in the form set forth in Exhibit A and the Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit B. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

     The terms and provisions contained in the Securities annexed hereto as Exhibits A and B and the Note Guarantees annexed hereto as Exhibit E shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Securities"), registered in the name of the nominee of the Depository, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, and shall bear the legends set forth in Section 2.14. The aggregate principal amount of the U.S. Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     Securities issued in exchange for interests in the U.S. Global Securities pursuant to Section 2.15 or 2.16 may be issued in the form of physical Securities, substantially in the form set forth in Exhibit A, (the "U.S. Physical Securities") and shall bear the first legend set forth in Section 2.14.

     Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Securities in registered form, substantially in the form set forth in Exhibit A (the "Temporary Offshore Global Securities"), registered in the name of the nominee of the Depository, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, and shall bear the legends set forth in Section 2.14. At any time on or after the 41st day after the Issue Date, upon receipt by the Trustee, the Registrar and the Issuer of a certificate substantially in the form set forth in Exhibit D-1, the owner of a beneficial interest in a Temporary Offshore Global Security may exchange such interest for an equivalent interest in one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A (the "Permanent Offshore Global Securities") and together with the Temporary Offshore Global Securities, the "Offshore Global Securities"), duly executed by the Issuer and authenticated by the Trustee, which shall be deposited with the Trustee, as custodian for the Depository or its nominee, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Securities in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Securities exchanged for Permanent Offshore Global Securities. The aggregate principal amount of the Offshore Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     Securities issued in exchange for interests in the Permanent Offshore Global Securities pursuant to Section 2.15 may be issued in the form of permanent physical Securities in registered form (the "Offshore Physical Securities").

     The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities." The U.S. Global Securities and the Offshore Global Securities are sometimes referred to herein as the "Global Securities."

2.2  EXECUTION AND AUTHENTICATION.

     Two Officers, or an Officer and an Assistant Secretary, of the Issuer shall sign, or one Officer shall sign and one Officer or an Assistant Secretary of the Issuer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Issuer by manual or facsimile signature.

     If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

     A Security shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the Security by manual signature. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount equal to $210,000,000, (ii) Exchange Notes and (iii) subject to the Issuer's compliance with Sections 4.4 and 10.2(c) and provided that the Securities and the Parity Lien Indebtedness, collectively, shall not exceed $500,000,000 at any one time outstanding, one or more series of Additional Notes for original issue after the Issue Date (such Additional Notes to be substantially in the form of Exhibit A), in each case, upon written orders of the Issuer in the form of an Officers' Certificate, which Officers' Certificate shall, in the case of any issuance pursuant to clause (iii) above, certify that such issuance is in compliance with Sections 4.4, 4.15 and 10.2(c); provided, however, that after giving effect to the issuance of such Additional Notes and the taking of the actions referred to in Section 10.2(c), the Note Liens securing the Note Obligations shall be of the same priority as the Note Liens securing the Note Obligations immediately prior to such issuance. In addition, each such Officers' Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated, whether the Securities are to be Initial Notes issued under clause (i) of the preceding sentence, Exchange Notes or Additional Notes issued under clause (iii) of the preceding sentence and the aggregate principal amount of Securities outstanding on the date of authentication, and shall further specify the amount of such Securities to be issued as a Global Security or Physical Securities. Such Securities shall initially be in the form of one or more Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Securities to be issued, (ii) shall be registered in the name of the Depository for such Global Security or Securities or its nominee and (iii) shall be held by the Trustee as custodian for the Depository or its nominee or pursuant to the Depository's instruction. All Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities shall have the right to vote or consent as a separate class on any matter.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

     The Securities shall be issuable only in registered form, without coupons, in denominations of $2,000 of principal amount and integral multiples of $1,000.

2.3  REGISTRAR AND PAYING AGENT.

     The Issuer shall maintain an office or agency where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer may act as its own Registrar or Paying Agent except that for the purposes of Articles III and VIII and Sections 4.16, 4.17 and 4.20, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Issuer hereby initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

     The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

2.4  PAYING AGENT TO HOLD ASSETS IN TRUST.

     The Issuer shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article X, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Issuer or any other obligor on the Securities), and shall notify the Trustee of any Default or Event of Default by the Issuer (or any other obligor on the Securities) in making any such payment. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or payment Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

2.5  HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

2.6  TRANSFER AND EXCHANGE.

     (a) Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.10, 3.6, 3.7, 4.16, 4.17, 4.20, 4.21 or
9.6). The

Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part, and (iii) during an Offer to Purchase made pursuant to Section 4.16, 4.17, 4.20 or 4.21 if such Security is tendered pursuant to such Offer to Purchase and not withdrawn. A Global Security may be transferred, in whole but not in part, in the manner provided in this
Section 2.6(a), only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Issuer, or to a nominee of such successor Depository.

     (b) If at any time the Depository for the Global Security or Securities notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Security or Securities or the Issuer become aware that the Depository has ceased to be a clearing agency registered under the Exchange Act, the Issuer shall appoint a successor Depository with respect to such Global Security or Securities. If a successor Depository for such Global Security or Securities has not been appointed within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer shall execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Physical Securities, shall authenticate and deliver, Physical Securities, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Security representing such Securities, in exchange for such Global Security. The Issuer shall reimburse the Registrar, the Depository and the Trustee for expenses they incur in documenting such exchanges and issuances of Securities.

     The Issuer may at any time and in its sole discretion determine that the Securities shall no longer be represented by such Global Security or Securities. In such event the Issuer shall execute, and the Trustee, upon receipt of a written order for the authentication and delivery of Physical Securities in exchange in whole or in part for such Global Security or Securities accompanied by an Officers' Certificate, shall authenticate and deliver Physical Securities in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

     In any exchange provided for in any of the preceding two paragraphs, the Issuer shall execute and the Trustee shall authenticate and deliver Physical Securities in authorized denominations. Upon the exchange of a Global Security for Physical Securities, such Global Security shall be cancelled by the Trustee. Physical Securities issued in exchange for a Global Security pursuant to this
Section 2.6(b) shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered in the manner and to the addresses specified by the Depository.

     None of the Issuer, the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

2.7  REPLACEMENT SECURITIES.

     If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the Trustee's and Issuer's requirements are met. If required by the Trustee or the Issuer, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuer may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security pursuant to this Section 2.7, including reasonable fees and expenses of counsel.

     Every replacement Security is an additional obligation of the Issuer.

2.8  OUTSTANDING SECURITIES.

     Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because either of the Issuer, any Subsidiary Guarantor or any of their respective Subsidiaries or Affiliates holds the Security.

     If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser or a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7. If the principal amount of any Security is considered paid under
Section 4.1, it ceases to be outstanding and interest ceases to accrue.

     If on a Redemption Date or the Maturity Date the Paying Agent (other than either of the Issuer or a Subsidiary) holds U.S. Legal Tender sufficient to pay all of the principal, premium, if any, and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

2.9  TREASURY SECURITIES.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, any of its Subsidiaries or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee has Actual Knowledge are so owned shall be disregarded.

2.10 TEMPORARY SECURITIES.

     Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities, as evidenced by execution of such temporary Securities by the Issuer. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities. Notwithstanding the foregoing, so long as the Securities are represented by a Global Security, such Global Security may be in typewritten form.

2.11 CANCELLATION.

     The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than either of the Issuer or a Subsidiary), and no one else, shall cancel and shall dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.7, the Issuer may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Issuer or any Subsidiary Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

2.12 DEFAULTED INTEREST.

     If the Issuer defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

2.13 CUSIP AND ISIN NUMBERS.

     The Issuer in issuing the Securities may use "CUSIP" and "ISIN" numbers, and if so, the Trustee shall use the CUSIP and ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and ISIN numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption or exchange shall not be affected by any defect or omission of such CUSIP and ISIN numbers. The Issuer shall promptly notify the Trustee of any change in CUSIP or ISIN number.

2.14 RESTRICTIVE LEGENDS.

     Unless and until a Security is exchanged for an Exchange Note or sold in connection with an effective registration statement under the Securities Act pursuant to the Registration Rights

Agreement, the U.S. Global Securities, U.S. Physical Securities and Temporary Offshore Global Securities shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.

     The Temporary Offshore Global Securities shall bear the following legend set forth on the face thereof:

          THIS SECURITY IS A TEMPORARY GLOBAL SECURITY. PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN
          (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL SECURITIES OTHER THAN IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

     Each Global Security shall also bear the following legend on the face thereof:

          UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY

          TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE GOVERNING THIS SECURITY.

2.15 BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.

     (a) Each Global Security initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.14.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Security, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of each Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in any Global Security may be transferred or, subject to Section 2.1, exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, U.S. Physical Securities and Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in U.S. Global Securities or Offshore

Global Securities, as the case may be, (i) in accordance with Section 2.6 or
(ii) if an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Trustee to issue Physical Securities.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to clause (b) above, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities or Offshore Physical Securities, as the case may be, of like tenor and amount.

     (d) In connection with the transfer of U.S. Global Securities or Offshore Global Securities, in whole, to beneficial owners pursuant to clause (b) above, the U.S. Global Securities or the Offshore Global Securities, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such U.S. Global Securities or Offshore Global Securities, as the case may be, an equal aggregate principal amount of U.S. Physical Securities or Offshore Physical Securities, as the case may be, of authorized denominations.

     (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to clause (b) or (c) above shall bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.14.

     (f) The Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.16 SPECIAL TRANSFER PROVISIONS.

     (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a beneficial interest in a Security constituting a Restricted Security to any institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an "Accredited Investor" or an "Institutional Accredited Investor") which is not a QIB (excluding Non-U.S. Persons):

          (i) the Registrar shall register the transfer of, or beneficial interest in, any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto, and if such transfer is in respect of an aggregate principal amount of Securities of less than $100,000, the proposed transferee has delivered to the Registrar and the Issuer an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act and such other certifications, legal opinions or other information that the Trustee may reasonably request in order to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears a Private Placement Legend, upon receipt by the Registrar of (x) the certificate and opinion, if any, required by clause
     (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and an increase in the principal amount of the applicable Global Security to which the beneficial interest is to be transferred or shall authenticate and deliver one or more U.S. Physical Securities of like tenor and amount.

     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a beneficial interest in a Security to a QIB (excluding transfers to Non-U.S. Persons, which shall be governed by clause (e) below):

          (i) if the Security to be transferred consists of (x) either Offshore Physical Securities prior to the removal of the Private Placement Legend or U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) a beneficial interest in the U.S. Global Securities, the transfer of such beneficial interest may be effected only through the book entry system maintained by the Depositary; and

          (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of U.S. Physical Securities which after transfer are to be evidenced by a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Securities so transferred.

     (c) Transfers of Interests in the Temporary Offshore Global Securities. The following provisions shall apply with respect to registration of any proposed transfer of a beneficial interest in a Temporary Offshore Global Security:

          (i) the Registrar shall register the transfer of a beneficial interest in any Temporary Offshore Global Security if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, upon receipt by the Registrar of (x) the documents referred to in clause (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the beneficial interest in such Temporary Offshore Global Security to be transferred, and the Trustee shall decrease the principal amount of the Temporary Offshore Global Security.

     (d) Transfers of Interests in the Permanent Offshore Global Securities or Offshore Physical Securities. The following provisions shall apply with respect to any transfer of beneficial interests in Permanent Offshore Global Securities or Offshore Physical Securities. The Registrar shall register the transfer of any such Security without requiring any additional certification.

     (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a beneficial interest in a Security to a Non-U.S. Person:

          (i) prior to the 41st day after the date on which such Security is originally issued, the Registrar shall register any proposed transfer of, or beneficial interest in, a Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor;

          (ii) on and after the 41st day after the date on which such Security is originally issued, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or a beneficial interest in U.S. Global Securities, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor; and on or after the 41st day after the date on which such Security is originally issued, the Registrar shall register any proposed transfer of a beneficial interest in any Offshore Physical Security or a Permanent Offshore Global Security without requiring any certification; and

          (iii) (a) if the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Securities, upon receipt by the Registrar of (x) the documents, if any, required by clause (i) or (ii) of this clause (e) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the beneficial interest in the U.S. Global Securities to be transferred, and
     (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Securities in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Securities, as the case may be, to be transferred, and the Trustee shall cancel the U.S. Physical Security, if any, so transferred or decrease the amount of the U.S. Global Security.

     (f) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the transferee certifies that it is not an Affiliate of the Issuer and the requested transfer is after the second anniversary of the later of (a) the date on which such Securities are originally issued and (b) the last date on which the Issuer or an Affiliate of the Issuer was the owner of such Securities (or any predecessor Securities) or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder or (ii) the circumstance contemplated by clause (d) or (e)(ii) of this Section 2.16 exists or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Security only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its customary procedures. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                   ARTICLE III

                          REDEMPTION; OFFER TO PURCHASE

3.1  NOTICES TO TRUSTEE.

     If the Issuer elects to redeem Securities pursuant to Section 5 or 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of the applicable Securities to be redeemed. The Issuer shall give such notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date, together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and provide the information specified in Section 3.3.

3.2  SELECTION OF SECURITIES TO BE REDEEMED.

     In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption shall be made (subject to the procedures of the Depository) by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $2,000 or less shall be redeemed in part.

3.3  NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address. At the Issuer's request at least 30 days before a Redemption Date (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. Each notice of redemption shall identify the Securities to be redeemed and shall state:

     (a) the Redemption Date;

     (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

     (c) the name and address of the Paying Agent;

     (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

     (e) that, unless the Issuer defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price and accrued interest, if any, upon surrender to the Paying Agent of the Securities redeemed;

     (f) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof shall be issued;

     (g) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

     (h) the section of the Securities pursuant to which the Securities are to be redeemed; and

     (i) the CUSIP or ISIN number, if any, printed on the Securities being redeemed and a statement that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

     In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and shall state that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date as stated in such notice.

     The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

3.4  EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any, subject to the satisfaction of any conditions precedent provided in such notice. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

3.5  DEPOSIT OF REDEMPTION PRICE.

     On or before 11:00 a.m. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender in immediately available funds sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

     If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

3.6  SECURITIES REDEEMED IN PART.

     Upon surrender of a Security that is to be redeemed in part only, the Trustee shall upon written instruction from the Issuer accompanied by an Officers' Certificate authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.

3.7  OFFER TO PURCHASE.

     In the event that, pursuant to Section 4.16, 4.17, 4.20 or 4.21, the Issuer shall be required to commence an offer to purchase Securities from the Holders in accordance with the procedures specified in the following provisions of this
Section 3.7 (an "Offer to Purchase"), the Issuer shall commence an Offer to Purchase by mailing a notice to the Trustee, each Holder and, in the event of a Special Offer to Purchase, the Escrow Agent stating:

     (1) the provision of this Indenture pursuant to which the offer is being made and that all Securities validly tendered shall be accepted for payment on a pro rata basis;

     (2) the purchase price and the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (except in the case of a Special Offer to Purchase or an Event of Loss Offer to Purchase, in either which case the date of purchase shall be a Business Day no later than five Business Days from such mailing date) (the "Payment Date");

     (3) that any Security not tendered shall continue to accrue interest pursuant to its terms;

     (4) that, unless the Issuer defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

     (5) that Holders electing to have a Security purchased pursuant to the Offer to Purchase shall be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

     (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

     (7) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

     On the Payment Date, the Issuer shall (a) accept for payment on a pro rata basis Securities and Parity Lien Indebtedness, if applicable (other than with respect to a Special Offer to Purchase, in which case only Securities shall be purchased) or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit, or cause to be deposited, with the Paying Agent money sufficient to pay the purchase price of all Securities and with the Parity Lien Representative money sufficient to pay all Parity Lien Indebtedness, if applicable, or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail to the Holders so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Issuer shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuer shall comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase Securities pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Offer to Purchase, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

                                   ARTICLE IV

                                    COVENANTS

4.1  PAYMENT OF SECURITIES.

     The Issuer shall pay the principal of, premium, if any, and interest on the Securities in the manner provided in the Securities. An installment of principal of, premium, if any, or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender in immediately available funds designated for and sufficient to pay the installment. If the Issuer or any Subsidiary acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the entity acting as Paying Agent complies with the second sentence of Section 2.4. Upon any bankruptcy or reorganization procedure relative to the Issuer, the Trustee shall serve as Paying Agent, if any, for the Securities.

4.2  MAINTENANCE OF OFFICE OR AGENCY.

     The Issuer shall maintain the office or agency required under Section 2.3. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

     The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Issuer hereby initially designates the Trustee at its Corporate Trust Office, as such office of the Issuer in accordance with Section 2.3.

4.3  LIMITATION ON RESTRICTED PAYMENTS.

     The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Capital Stock of Restricted Subsidiaries) held by Persons other than the Issuer or any of its Restricted Subsidiaries, (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Issuer (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Issuer (other than a Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Issuer,
(3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Issuer that is subordinated in right of payment to the Securities or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to a Note Guarantee or (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

     (a) a Default or an Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment,

     (b) the Issuer is not able to Incur at least $1.00 of Indebtedness under the first sentence of clause (a) of Section 4.4, or

     (c) the aggregate amount of all Restricted Payments made after the Issue Date shall exceed the sum of:

          (i) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter during which the Issue Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date for which internal financial statements are available; plus

          (ii) 100% of the aggregate Qualified Proceeds received by the Issuer after the Issue Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person which is not a Subsidiary of the Issuer, including an issuance or sale permitted by this Indenture of Indebtedness of the Issuer for cash subsequent to the Issue Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Issuer, or from the issuance to a Person which is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire Capital Stock of the Issuer (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities); plus

          (iii) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case, to the Issuer or any Restricted Subsidiary or from the Qualified Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

     (1) (x) the payment of any dividend or redemption of any Capital Stock or
(y) the redemption of any Indebtedness that is subordinate in right of payment to the Securities, in each case, within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

     (2) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities or any Note Guarantee including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (a)(3) of
Section 4.4;

     (3) the repurchase, redemption or other acquisition or retirement of Capital Stock of the Issuer or a Subsidiary Guarantor (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Securities;

     (4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition or retirement for value of Indebtedness (including premium, if any, and accrued interest) which is subordinated in right of payment to the Securities or any Note Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Securities;

     (5) payments or distributions, to dissenting shareholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Issuer that complies with the provisions of Article V;

     (6) Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Issuer;

     (7) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

     (8) the repurchase or other acquisition of Capital Stock of the Issuer or any of its Subsidiaries from employees, former employees, directors or former directors of the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $3,000,000 in any calendar year;

     (9) dividends paid in respect of Disqualified Stock or preferred stock of the Issuer or any Restricted Subsidiary of the Issuer which is permitted to be issued pursuant to Section 4.4; provided, however, that the aggregate amount of dividends paid in respect of preferred stock of the Issuer (other than Disqualified Stock of the Issuer) pursuant to this clause (9) shall not exceed the amount of Net Cash Proceeds from the issuance of such preferred stock;

     (10) the pledge by the Issuer or any Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary to secure Non-Recourse Debt of that Unrestricted Subsidiary;

     (11) any payments made in connection with the consummation of this offering, the entering into of the Credit Agreement, the consummation of the Equity Offering and the application of the net proceeds therefrom (in each case as described in the Offering Memorandum);

     (12) repayment of intercompany debt that was permitted to be outstanding pursuant to the terms of this Indenture; and

     (13) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (13), does not exceed $5,000,000;

provided that, except in the case of clauses (1) and (3) above, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payments referred to in clauses (2), (7) and (9) through (13) above or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) above and an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause
(6) above) shall be included in calculating whether the conditions of clause (c) of the first paragraph of this Section 4.3 have been met with respect to any subsequent Restricted Payments, and the Net Cash Proceeds from any issuance of Capital Stock to the extent used to make Restricted Payments referred to in clause (3), (4) or (6) above shall not be included in such calculation.

     For purposes of determining compliance with this Section 4.3, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution and (y) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this Section 4.3, the Issuer, in its sole discretion, may divide and classify, and from time to time may classify, re-divide or reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

     Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the latest available internal quarterly financial statements.

4.4  LIMITATION ON INDEBTEDNESS.

     (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Initial Notes, the Note Guarantees and other Indebtedness existing on the Issue Date); provided, however, that the Issuer may Incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Subsidiary Guarantor may Incur Indebtedness (including, without limitation, Acquired Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio of the Issuer would be greater than 2.0:1.0. Notwithstanding the foregoing, the Issuer and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

          (1) the incurrence by the Issuer and any Restricted Subsidiary of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause
     (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed a maximum of the greater of (a) $50,000,000 and (b) the Borrowing Base;

          (2) Indebtedness owed to the Issuer or any other Restricted Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the Securities, in the case of the Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor;

          (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clause (1), (2) or (10) of this Section 4.4(a) and under this clause (3)) in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Securities or Indebtedness that is pari passu with, or subordinated in right of payment to, the Securities or a Note Guarantee shall only be permitted under this clause (3) if (x) in case the Securities are refinanced in part or the Indebtedness to be refinanced is pari passu with the Securities or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities or the Note Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Securities or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Securities or the Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities or the Note Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by the Issuer or the Restricted Subsidiary who is the obligor on the Indebtedness to be refinanced or refunded;

          (4) Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly (A) used to purchase Securities tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Securities pursuant to Article VIII;

          (5) Guarantees by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary that is otherwise permitted to be incurred pursuant to this Section 4.4; provided that the Guarantee of such Indebtedness is permitted by and made in accordance with
     Section 4.14;

          (6) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

     provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

          (7) Indebtedness in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds and payment obligations in connection with self-insurance or similar obligations;

          (8) Indebtedness Incurred to finance the cost (including the cost of improvement or construction) to acquire real or personal property (including acquisitions by way of Capitalized Lease Obligations, purchase money obligations and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary, to the extent of the fair market value of the real or personal property so acquired, plus goodwill associated therewith) by the Issuer or a Restricted Subsidiary after the Issue Date; provided, however, that the aggregate principal amount of such Indebtedness at any one time outstanding may not exceed the greater of (a) $15,000,000 and (b) 2.5% of Total Assets;

          (9) Acquired Indebtedness; provided that the Fixed Charge Coverage Ratio immediately after giving pro forma effect to such incurrence would be greater than the Fixed Charge Coverage Ratio immediately prior to such incurrence; and

          (10) additional Indebtedness of the Issuer or Indebtedness of any Restricted Subsidiary (in addition to Indebtedness permitted under clauses
     (1) through (9) above) in an aggregate principal amount outstanding at any one time not to exceed the greater of (a) $10,000,000 and (b) 2.5% of Total Assets.

     (b) The accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred equity in the form of additional shares of the same class of preferred equity shall not be deemed to be an incurrence of Indebtedness or an issuance of preferred equity for purposes of this Section 4.4; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Issuer as accrued.

     (c) Notwithstanding any other provision of this Section 4.4, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.4 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

     (d) For purposes of determining any particular amount of Indebtedness under this Section 4.4, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.4, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in clause (a) of this Section 4.4 (including under the first paragraph of such clause (a)), the Issuer, in its sole discretion, may divide and classify, and from time to time may re-divide or reclassify, all or a portion of such item of Indebtedness in any manner that complies with this covenant.

     (e) The Obligors shall not Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Securities (in the case of the Issuer) or the Note Guarantees (in the case of any Subsidiary Guarantor), in each case, to the same extent.

4.5  CORPORATE EXISTENCE.

     Except as otherwise permitted by Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Issuer and each of its Restricted Subsidiaries; provided, however, that neither the Issuer nor any Restricted Subsidiary shall be required to preserve any such right or franchise or in the case of any Restricted Subsidiary, its existence, if (in each case) the Board of Directors of the Issuer shall determine that the loss thereof is not, and shall not be, adverse in any material respect to the Holders.

4.6  PAYMENT OF TAXES AND OTHER CLAIMS.

     The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Restricted Subsidiaries or upon the income, profits or property of it or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, (i) the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made or
(ii) where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

4.7  MAINTENANCE OF PROPERTIES AND INSURANCE.

     (a) The Issuer shall cause all material properties owned or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries, taken as a whole, to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that, subject to
Section 4.19 nothing in this Section 4.7 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Issuer or any such Restricted Subsidiary desirable in the conduct of the business of the Issuer or any such Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the

Holders; provided further that nothing in this Section 4.7 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

     (b) The Issuer shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are, in the reasonable judgment, customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

4.8  COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

     (a) The Issuer shall deliver to the Trustee, within 90 days after the close of each fiscal year of the Issuer, an Officers' Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether they have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and its Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The applicable Officers' Certificate shall also notify the Trustee should the Issuer or any of its Restricted Subsidiaries elect to change the manner in which it fixes its fiscal year end.

     (b) The Issuer shall deliver promptly to the Trustee, in the event that any Officer becomes aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

4.9  COMPLIANCE WITH LAWS.

     The Issuer shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

4.10 COMMISSION REPORTS AND REPORTS TO HOLDERS.

     At all times from and after the earlier of (1) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (collectively, the "Registration") and (2) 365 days after the Issue Date, in either case, whether or not the Issuer is then required to file reports with the Commission, the Issuer shall file with the Commission, unless the Commission shall not accept such filing (x) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants and (y) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports. The Issuer (a) shall supply to the Trustee and to each Holder or any beneficial owner of the Notes who provides its email address to the Company and certifies that it is a beneficial owner of the Notes or (b) shall supply to the Trustee for forwarding to each such Holder or such beneficial owner who so requests, without cost to such Holder, copies of such reports and other information. In addition, the Issuer and the Subsidiary Guarantors, at all times prior to the date of the first filing of a Registration, upon the request of any Holder or any prospective purchaser of the Securities designated by a Holder, shall supply to such Holder or such prospective purchaser the information required under Rule 144A.

4.11 WAIVER OF STAY, EXTENSION OR USURY LAWS.

     The Issuer and each Subsidiary Guarantor covenants (to the extent enforceable by law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such Subsidiary Guarantor from paying all or any portion of the principal of, premium, if any, and/or interest on the Securities or the Note Guarantee of any such Subsidiary Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent enforceable by law) each hereby expressly waives all benefit or advantage of any such law, and covenants to the extent enforceable by law that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

4.12 LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

     (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew, amend or extend any understanding, loan, advance, guarantee, transaction, contract, agreement (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with, or for the benefit of any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Issuer or with any Affiliate of the Issuer, except upon fair and reasonable terms no less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

     (b) The restrictions set forth in clause (a) above shall not apply to:

          (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Issuer or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

          (ii) any transaction solely between the Issuer and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries; provided that any transaction between Biodiesel and the Issuer or any other Restricted Subsidiary shall be on fair and reasonable terms no less favorable to the Issuer and its Restricted Subsidiaries than could be obtained in a comparable arm's length transaction;

          (iii) the payment of reasonable and customary regular fees to directors of the Issuer who are not employees of the Issuer and customary indemnification arrangements entered into by the Issuer;

          (iv) any sale of shares of Capital Stock (other than Disqualified Stock) of the Issuer;

          (v) any Permitted Investments or any Restricted Payments not prohibited by Section 4.3;

          (vi) any written agreement as in effect or entered into as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

          (vii) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors in good faith and loans to employees of the Issuer and its Subsidiaries which are approved by the Board of Directors in good faith;

          (viii) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case on ordinary business terms and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party;

          (ix) any transaction with a Joint Venture or similar entity which would be subject to this Section 4.12 solely because the Issuer or a Restricted Subsidiary of the Issuer owns an equity interest in or otherwise controls such Joint Venture or similar entity; or

          (x) loans or advances to officers, directors, employees or consultants in the ordinary course of business or consistent with past practice not to exceed $2,000,000 in the aggregate at any one time outstanding.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the clause (a) of this Section 4.12 and not covered by clauses (ii) through (x) of this clause (b), (x) the aggregate amount of which exceeds $15,000,000 in value, must be approved or determined to be fair in the manner provided for in clause (b)(i)(A) or (B) and (y) the aggregate amount of which exceeds $20,000,000 in value, must be determined to be fair in the manner provided for in clause (b)(i)(B).

4.13 LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
     SUBSIDIARIES.

     (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary, (2) pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary, (3) make loans or advances to the Issuer or any other Restricted Subsidiary or (4) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

     (b) The restrictions set forth in clause (a) above shall not apply to any encumbrances or restrictions:

          (i) existing on the Issue Date in the Credit Agreement, this Indenture, the Securities, the Note Guarantees or otherwise, and any amendments, modifications, extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such amendments, modifications, extensions, refinancings, renewals or replacements taken as a whole are, in the good faith judgment of the Board of Directors, no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

          (ii) existing under or by reason of applicable law, rule, regulation, order, approval, license, permit or similar restriction;

          (iii) existing with respect to any Person or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are, in the good faith judgment of the Issuer's Board of Directors, no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

          (iv) in the case of clause (a)(4) of this Section 4.13:

               (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,


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               (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture,

               (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or any Restricted Subsidiary, or

               (D) arising under purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations;

          (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

          (vi) arising from customary provisions in Joint Venture agreements and other similar agreements entered into in the ordinary course of business;

          (vii) on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (viii) arising in connection with any Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer permitted to be incurred subsequent to the Issue Date pursuant to Section 4.4; and

          (ix) existing with respect to Commodity Agreements, Currency Agreements and Interest Rate Agreements incurred from time to time in the ordinary course of business and not for speculative purposes.

     Nothing contained in this Section 4.13 shall prevent the Issuer or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.15 or (2) restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries.

4.14 ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES.

     The Issuer shall cause each Restricted Subsidiary that Guarantees any Indebtedness of the Issuer or any Subsidiary Guarantor to execute and deliver a supplemental indenture to this Indenture providing for a Guarantee of payment of the Securities by such Restricted Subsidiary. In addition, in the event that any Subsidiary of the Issuer becomes a Subsidiary Guarantor pursuant to the terms of this Indenture, the Issuer and such Subsidiary shall execute such collateral documents and other instruments and take such other measures as are reasonably necessary to cause the property and assets of such Subsidiary that constitute Collateral to be subject to the Note Liens and to perfect such Liens in respect of such property and assets, in each case, in the manner and to the extent required under the Security Documents.


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

     Notwithstanding the foregoing, any Note Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged (and any and all Note Liens granted by such Subsidiary Guarantor shall also be released and discharged) upon (1) any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Capital Stock of such Subsidiary Guarantor owned directly or indirectly by the Issuer (which sale, exchange or transfer is not prohibited by this Indenture), (2) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture or (3) any defeasance or discharge of the Securities pursuant to the provisions of Article VIII.

4.15 LIMITATION ON LIENS.

     The Issuer shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including any shares of Capital Stock or Indebtedness of any Restricted Subsidiary).

     The foregoing limitation does not apply to:

     (i) Liens existing on the Issue Date;

     (ii) Liens granted on or after the Issue Date on any assets or Capital Stock of the Issuer or its Restricted Subsidiaries created in favor of the Holders;

     (iii) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (a)(3) of Section 4.4; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

     (iv) Liens on accounts receivable, inventory and the cash proceeds of any of the foregoing securing Indebtedness of the Issuer or any Restricted Subsidiary under any Credit Facility, which Indebtedness is permitted to be Incurred under clause (a)(1) of Section 4.4, and Liens on commodities accounts and the cash proceeds therefrom;

     (v) Parity Liens securing Parity Lien Obligations incurred in accordance with the terms of this Indenture; provided that either:

          (a) the Issuer causes such Lien (1) to be granted to the Joint Collateral Agent and (2) to be extended to and secure the Note Obligations upon substantially the same terms but subject to the provisions of this Indenture and causes such Lien to be duly perfected; or

          (b) the indenture or agreement governing such Parity Lien Obligations
     (1) provides (for the enforceable benefit of the Trustee and Holders) that
     (x) the holder of such Parity Lien Obligations is bound by the terms of the Security Documents and (y) all obligations in respect of the Securities are Equally and Ratably secured by all Liens, guarantees, supporting obligations and loss sharing rights at any time granted by the Issuer or any Restricted Subsidiary or any other Person as security for such debt, whether


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

     or not otherwise constituting Collateral, and (2) authorizes the Joint Collateral Agent to perform its obligations set forth in this Indenture and the Security Documents;

and provided further that the aggregate principal amount of Indebtedness secured by the Collateral pursuant to Note Liens and Parity Liens shall not exceed $500,000,000 at any one time outstanding;

     (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with clause (a)(8) of Section 4.4, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

     (vii) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case, to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;

     (viii) Liens on assets, property or Capital Stock of any Restricted Subsidiary that is not an Obligor securing Indebtedness permitted under this Indenture; or

     (ix) Permitted Liens.

4.16 REPURCHASE OF NOTES UPON CHANGE OF CONTROL.

     (a) The Issuer shall commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Securities then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to, but not including, the Payment Date.

     (b) Notwithstanding the provisions of clause (a) above, the Issuer shall not be required to make an Offer to Purchase upon the occurrence of a Change of Control if a third party makes an offer to purchase the Securities in the manner, at the times and price and otherwise in compliance with the requirements of this Indenture applicable to an Offer to Purchase for a Change of Control and purchases all Securities validly tendered and not withdrawn in such Offer to Purchase.

     (c) Any Offer to Purchase required pursuant to this Section 4.16, may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Offer to Purchase. Securities repurchased by the Issuer pursuant to an Offer to Purchase shall have the status of Securities issued but not outstanding or shall be retired and canceled, at the option of the Issuer. Securities purchased by a third party pursuant to clause (b) above shall have the status of Securities issued and outstanding.


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

4.17 LIMITATION ON ASSET SALES.

     (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Issuer or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of, (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Issuer or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Issuer or any Affiliate of the Issuer) by a transferee, provided that the Issuer, such Subsidiary Guarantor or such other Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness, or (c) Replacement Assets, and (3) in the event of a Collateral Asset Sale, the Net Cash Proceeds corresponding to the Collateral sold shall be paid directly to the Joint Collateral Agent for deposit into the Collateral Account which shall become part of the Collateral and be subject to the Note Lien in favor of the Holders and, to the extent applicable, the Parity Lien in favor of the holders of any Parity Lien Indebtedness.

     For the purposes of this provision, any securities, notes or other obligations received by the Issuer or any of its Restricted Subsidiaries from the transferee that are converted by the Issuer or any of its Restricted Subsidiaries into cash or Temporary Cash Investments within 180 days of their receipt by the Issuer or any of its Restricted Subsidiaries shall be deemed to be cash, but only to the extent of the cash or Temporary Cash Investments received.

     (b) The Issuer shall, or shall cause the relevant Restricted Subsidiary to, within twelve months after the date of receipt of any Net Cash Proceeds from an Asset Sale,

          (i) solely in the case of Net Cash Proceeds from any Asset Sale other than a Collateral Asset Sale, apply an amount equal to such Net Cash Proceeds to repay or reduce outstanding (1) Securities, Parity Lien Indebtedness or other Indebtedness of the Issuer that is pari passu in right of payment with the Securities, provided that any repayment of the Securities or Parity Lien Indebtedness shall be applied as set forth in clause (c) of this Section 4.17, (2) Indebtedness of any Subsidiary Guarantor that is pari passu in right of payment with the relevant Note Guarantee or (3) Indebtedness of any other Restricted Subsidiary, or

          (ii) invest an equal amount, or the amount not so applied pursuant to clause (a)(1) above (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets.

     The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

     (c) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.17 totals at least $15,000,000, the Issuer shall commence, not later than the last Business Day of such month, and consummate an Offer to Purchase from the Holders and, if required by the terms of any


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

Parity Lien Indebtedness, from the holders of such Parity Lien Indebtedness, on a pro rata basis an aggregate principal amount of Securities (and Parity Lien Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to, but not including, the Payment Date. To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this
Section 4.17, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the amount of Excess Proceeds shall be reset to zero.

4.18 LIMITATION ON BUSINESS ACTIVITIES.

     The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business.

4.19 LIMITATION ON IMPAIRMENT OF SECURITY INTEREST.

     Neither the Issuer nor any of its Subsidiaries shall take or omit to take any action which action or omission could reasonably be expected to have the result of adversely affecting or impairing the Note Liens, other than as expressly contemplated by this Indenture or the Security Documents; provided, however, that the taking of any action with respect to the Collateral that is required by the terms of this Indenture shall be deemed not to impair such security interest.

4.20 EVENTS OF LOSS.

     (a) In the event of an Event of Loss with respect to any Collateral, the Issuer shall apply the Net Loss Proceeds from such Event of Loss, at its option, to (1) the rebuilding, repair, replacement or construction of improvements to the affected property within two years after receipt of such Net Loss Proceeds,
(2) the acquisition of or investment in Replacement Assets within one year after receipt of such Net Loss Proceeds or (3) a redemption of the Securities and any Parity Lien Indebtedness on a pro rata basis pursuant to an Offer to Purchase on the terms described in clause (b) below. Pending the final application of any Net Loss Proceeds, the Issuer shall deposit such Net Loss Proceeds in the Collateral Account.

     (b) Any Net Loss Proceeds from an Event of Loss that are not applied or invested as provided in clause (a) above shall be deemed to constitute "Excess Loss Proceeds." If, as of the first day of any calendar month, the aggregate amount of Excess Loss Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.20 totals at least $15,000,000, the Issuer shall commence, not later than the last Business Day of such month, and consummate an Offer to Purchase from the Holders and holders of any Parity Lien Indebtedness outstanding at such time, on a pro rata basis an aggregate principal amount of Securities and Parity Lien Indebtedness outstanding at such time, equal to the Excess Loss Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof plus accrued interest thereon (if any) to, but not including, the Payment Date. Any Offer to Purchase commenced pursuant to this
Section 4.20 shall be referred to as an "Event of Loss Offer to Purchase." To the extent that any Excess Loss Proceeds remain after consummation of an Event of Loss Offer to Purchase, the Issuer may use those Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the amount of Excess Loss Proceeds shall be reset to zero.


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

4.21 ESCROW OF PROCEEDS TO BE USED FOR CHARLES CITY FACILITY.

     On the Issue Date, the Issuer shall deposit $125,000,000 of the net proceeds from the offering of the Initial Notes in the Escrow Account pending application of such funds to the construction and start up costs of the Charles City Facility.

     In the event that any of the following occurs:

     (1) if (a) the Issuer or one of its Restricted Subsidiaries has not obtained all requisite consents, approvals, licenses and permits required to construct the Charles City Facility in the manner contemplated in the Offering Memorandum or (b) construction of the Charles City Facility has not commenced, in each case, on or prior to 180 days after the Issue Date; or

     (2) if the Issuer shall have provided written notice to the Trustee and the Escrow Agent at any time of its decision not to proceed with or complete the construction of the Charles City Facility,

the Issuer shall commence, not later than the fifth Business Day following the date specified in clause (1) above or the date on which the notice specified in clause (2) above is sent, as applicable, and consummate an Offer to Purchase (a "Special Offer to Purchase") from the Holders on a pro rata basis an aggregate principal amount of Securities equal to the lesser of (i) $125,000,000 and (ii) the aggregate amount held in the Escrow Account at such time at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of redemption.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

5.1  MERGER, CONSOLIDATION AND SALE OF ASSETS.

     (a) The Issuer shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

          (i) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the "Surviving Person") shall be organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Issuer's obligations under this Indenture, the Securities, the Registration Rights Agreement and the Security Documents;

          (ii) each of the conditions specified in clause (c) below is satisfied; and

          (iii) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Issuer has entered into a transaction under this
     Section 5.1, shall have by


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

     amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Issuer or the Surviving Person in accordance with the Securities and this Indenture.

     (b) No Subsidiary Guarantor shall consolidate with or merge with or into any Person or permit any Person to merge with or into it unless:

          (i) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged (the "Subsidiary Guarantor Surviving Person") shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of such Subsidiary Guarantor obligations under its Note Guarantee, the Registration Rights Agreement and the Security Documents; and

          (ii) each of the conditions specified in clause (c) below is satisfied.

The foregoing requirements of this clause (b) shall not apply to (x) a consolidation or merger of any Subsidiary Guarantor with and into the Issuer or any other Subsidiary Guarantor, so long as the Issuer or such Subsidiary Guarantor survives such consolidation or merger or (y) a sale or other disposition of all of the assets of a Subsidiary Guarantor, by way of merger, consolidation or otherwise, if the Issuer or a Restricted Subsidiary applies the Net Cash Proceeds of that sale or other disposition in accordance with Section 4.17.

     (c) The following additional conditions shall apply to each transaction described in clause (a) or (b) above, except that clause (ii) below shall not apply to a transaction described in clause (b) above:

          (i) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (ii) immediately after giving effect to such transaction on a pro forma basis the Issuer (or the Surviving Person, if applicable) (x) could Incur at least $1.00 of Indebtedness under the first sentence of clause (a) of Section 4.4 or (y) would, together with its Restricted Subsidiaries, have a greater Fixed Charge Coverage Ratio immediately after that transaction (after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period) than the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries immediately prior to that transaction;

          (iii) the Issuer or such Subsidiary Guarantor or the relevant surviving entity, as applicable, shall cause such amendments, supplements or other instruments to be filed, executed and/or recorded in such jurisdictions as may be required by applicable law to preserve and protect the Note Liens and, if applicable, the Parity Liens on the Collateral owned by or sold, conveyed, transferred, leased or otherwise disposed of to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC of the relevant states;


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

          (iv) the Collateral owned by or sold, conveyed, transferred, leased or otherwise disposed of to the Issuer or such Subsidiary Guarantor or the relevant surviving entity, as applicable, shall (a) continue to constitute Collateral under this Indenture and the Security Documents, and (b) be subject to the Note Liens, as applicable, in favor of the Joint Collateral Agent for the benefit of the Trustee and the Holders, subject to Liens in favor of and for the benefit of the holders of any Parity Lien Indebtedness and the Parity Lien Representative;

          (v) the assets of the Person which is merged or consolidated with or into the relevant surviving entity, to the extent that they are assets of the types which would constitute Collateral under this Indenture and the Security Documents, shall be treated as after acquired property and such surviving entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Note Liens and, if applicable, the Parity Liens and to perfect such Liens in respect of such assets, in each case, in the manner and to the extent required under the Security Documents; and

          (vi) the Issuer shall have delivered to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (c)(ii) above unless compliance therewith is not required) and an opinion of counsel, each stating that such transaction and, if a supplemental indenture or supplemental Security Documents are required in connection with such transaction, such supplemental indenture and Security Documents comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that supplemental indenture and Security Documents are enforceable;

provided, however, that clause (c)(ii) above does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Issuer and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

5.2  SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Issuer or any Subsidiary Guarantor in accordance with Section 5.1 in which the Issuer or such Subsidiary Guarantor, as applicable, is not the continuing corporation, the successor Person formed by such consolidation or into which the Issuer or such Subsidiary Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Subsidiary Guarantor under this Indenture and the Securities or any Note Guarantee, as applicable, with the same effect as if such Surviving Entity had been named as such.


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

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

6.1  EVENTS OF DEFAULT.

     Each of the following shall be an "Event of Default":

     (1) default in the payment of principal of (or premium, if any, on) any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

     (2) default in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

     (3) default in the performance or breach of the provisions of Article V by the Issuer or any Subsidiary Guarantor or the failure by the Issuer to make or consummate an Offer to Purchase in accordance with Sections 4.16, 4.17, 4.20 and
4.21 and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;

     (4) the Issuer or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Securities (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;

     (5) there occurs with respect to: (i) any issue or issues of Parity Lien Indebtedness, or (ii) any other issue or issues of Indebtedness of the Issuer, any Subsidiary Guarantor or any Restricted Subsidiary having an outstanding principal amount of $20,000,000 or more in the aggregate for all such issues of all such Persons, and in the case of each of clause (i) or (ii) of this Clause
(5), such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity (after giving effect to any applicable grace period provided in such Indebtedness) and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

     (6) any final judgment or order (not covered by insurance or a third party indemnity pursuant to an executed written agreement) for the payment of money in excess of $20,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Issuer, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;


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     (7) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuer, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries that, taken together would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Issuer, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

     (8) the Issuer, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries that, taken together would constitute a Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;

     (9) the Issuer or any Subsidiary Guarantor repudiates its obligations under its Security or Note Guarantee or, except as permitted by this Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect; or

     (10) (A) default by the Issuer or any Restricted Subsidiary in the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of any Note Liens or which adversely affects the condition or value of the Collateral, in each case, taken as a whole, in any material respect, (B) repudiation or disaffirmation by the Issuer or any such Restricted Subsidiary of its obligations under any of the Security Documents or (C) the determination in a judicial proceeding that all or any material portion of the Security Documents, taken as a whole, are unenforceable or invalid, for any reason, against the Issuer or any such Restricted Subsidiary (which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Issuer receives written notice thereof specifying such occurrence from the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities).


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6.2  ACCELERATION.

     If an Event of Default (other than an Event of Default specified in clause
(7) or (8) of Section 6.1 that occurs with respect to the Issuer) shall occur and be continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Securities to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable.

     In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 6.1 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of
Section 6.1 shall be remedied or cured by the Issuer, the relevant Subsidiary Guarantor or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (7) or (8) of
Section 6.1 shall occur with respect to the Issuer, any Subsidiary Guarantor or any group of Subsidiaries that taken together would constitute a Significant Subsidiary, the principal of, premium, if any, and accrued interest on the Securities then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. In addition to acceleration of maturity of the Securities, if an Event of Default occurs and is continuing, the holders of a majority of the aggregate outstanding principal amount of the Securities and the Parity Lien Indebtedness voting as a single class shall have the right to direct the Joint Collateral Agent to exercise remedies with respect to the Collateral.

6.3  OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

6.4  WAIVER OF PAST DEFAULTS; RESCISSION OF ACCELERATION.

     Subject to Sections 2.9, 6.2, 6.7 and 9.2, the Holders of at least a majority in principal amount of the outstanding Securities by written notice to the Issuer and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any,


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and accrued interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

6.5  CONTROL BY MAJORITY.

     The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

6.6  LIMITATION ON SUITS.

     A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (1) the Holder gives the Trustee written notice of a continuing Event of Default;

     (2) the Holder or Holders of at least 25% in aggregate principal amount of outstanding Securities make a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (5) during such 60-day period, the Holders of at least a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction that is inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

6.7  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of or premium, if any, or interest on a Security or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Securities, shall not be impaired or affected without the consent of the Holder.


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6.8  COLLECTION SUIT BY TRUSTEE.

     If an Event of Default in payment of principal, premium, if any, or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest and fees remaining unpaid, together with interest on overdue principal and premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

6.9  TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee appointed for such matter, to collect and receive any monies or other securities or property payable or deliverable upon the conversion or exchange of the Securities or upon any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10 PRIORITIES.

     Subject to Section 10.3 hereof and Section 5.2 of the Security Agreement, if the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          First: to the Trustee for amounts due under Section 7.7;

          Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

          Third: to Holders for principal amounts and premium, if any, due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and


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          Fourth: to the Issuer or, if applicable, the Subsidiary Guarantors as their respective interests may appear.

     The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

6.11 UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

6.12 RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, Trustee and the Holders shall continue as though no such proceeding had been instituted.

6.13 RIGHTS AND REMEDIES CUMULATIVE.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                                   ARTICLE VII

                                     TRUSTEE

7.1  DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.


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     (b) Except during the continuance of an Event of Default:

          (i) the Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

     (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this clause (c) does not limit the effect of clause (b) of this
     Section 7.1;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

     (h) If the Trustee shall receive conflicting or inconsistent requests from two or more groups of Holders, each representing less than a majority of the aggregate principal amount of Securities then outstanding, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Indenture.


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7.2  RIGHTS OF TRUSTEE.

     Subject to Section 7.1:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney.

          (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

          (j) The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Restricted Subsidiary or the existence of any Change of


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     Control, Asset Sale, Event of Loss or event giving rise to a Special Offer to Purchase unless either (i) a Responsible Officer shall have Actual Knowledge thereof or (ii) the Trustee shall have received written notice thereof from either of the Issuer or any Holder.

          (k) Delivery of reports, information and documents to the Trustee under Section 4.10 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of the covenants hereunder.

          (l) The Trustee shall not be responsible for the computation of any interest payments or redemption amounts payable with respect to the Securities.

          (m) The Trustee shall not be responsible for the filing of original or continuation financing statements or the recordation, amendment, or other filing of any security interests, liens, financing statements, or other similar documents, nor of the contents thereof.

          (n) In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Trustee's control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

7.3  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, its Subsidiaries (including any Subsidiary Guarantors) or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee shall comply with Sections 7.10 and 7.11.

7.4  TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee, the Security Documents, the Collateral, or the Securities, it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

7.5  NOTICE OF DEFAULT.

     If a Default or an Event of Default occurs and is continuing and the Trustee has Actual Knowledge thereof based on receipt of actual notice of such Default or Event of Default, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90


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days after such Default or Event of Default occurs. Except in the case of a
Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Security including an accelerated payment and the failure to make payment on the relevant Payment Date pursuant to an Offer to Purchase resulting from a Change of Control, a Special Offer to Purchase or an Event of Loss Offer to Purchase, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

7.6  REPORTS BY TRUSTEE TO HOLDERS.

     Within 60 days after each January 1, beginning with January 1, 2006, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

     The Issuer shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

7.7  COMPENSATION AND INDEMNITY.

     The Issuer shall pay to the Trustee, from time to time, reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

     The Issuer and each of the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by them except for such losses, liabilities and expenses to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the cost and expense of enforcing this Indenture and the Securities against the Issuer or the Holders (including this Section 7.7) including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Issuer and the Subsidiary Guarantors promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity, provided that any failure to so notify the Issuer or any of the Subsidiary Guarantors shall not relieve the Issuer of its indemnity


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obligations hereunder. The Issuer and the Subsidiary Guarantors may, subject to the approval of the Trustee, defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuer and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel; provided, however, that neither the Issuer nor any the Subsidiary Guarantors shall be required to pay such fees and expenses if, subject to the approval of the Trustee, they assume the Trustee's defense and there is no conflict of interest between the Issuer, the Subsidiary Guarantors and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer and the Subsidiary Guarantors need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Issuer and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Issuer's and the Subsidiary Guarantors' payment obligations in this Section 7.7, the Trustee shall have a senior claim and Lien prior to the Securities and any other Obligations under the Security Documents against all money or property held or collected by the Trustee, in its capacity as Trustee.

     When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.1 occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law and shall be paid to the extent allowed under any Bankruptcy Law.

     Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

7.8  REPLACEMENT OF TRUSTEE.

     The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of at least a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

          (i) the Trustee fails to comply with Section 7.10;

          (ii) the Trustee is adjudged bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in


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principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.7, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

7.9  SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII.

7.10 ELIGIBILITY; DISQUALIFICATION.

     This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Issuer and any other obligor of the Securities.

7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER.

     The Trustee, in its capacity as Trustee hereunder, shall comply with TIA
Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated.


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7.12 DIRECTION TO TRUSTEE.

     The Trustee is directed to execute, deliver and perform its obligations under the Security Documents.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

8.1  TERMINATION OF THE ISSUER'S OBLIGATIONS.

     The Issuer may terminate its and each other Obligor's obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities previously authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment U.S. Legal Tender in immediately available funds has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from the trust as provided in
Section 8.5) have been delivered to the Trustee for cancellation and the Issuer have paid all sums payable by them hereunder, or if:

          (i) either (i) pursuant to Article III, the Issuer shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities in accordance with the provisions hereof or (ii) all Securities have otherwise become due and payable hereunder or shall become due and payable hereunder within one year;

          (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in immediately available funds in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on any Securities not previously delivered to the Trustee for cancellation to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Securities;

          (iii) the Issuer shall have paid all other sums payable by it hereunder; and

          (iv) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Issuer's obligations under the Securities and this Indenture have been complied with and a certificate of the Issuer's independent accountants (who shall be a firm of established national reputation) stating that the amount deposited with the Trustee is sufficient to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption.

     Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer's obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 4.5, 7.7, 8.5
and 8.6 shall survive until the


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Securities are no longer outstanding pursuant to the last paragraph of Section
2.8. After the Securities are no longer outstanding, the Issuer's obligations in Sections 7.7, 8.5 and 8.6 shall survive.

     After such delivery or irrevocable deposit, the Trustee upon request, on demand of and at the expense of the Issuer, shall acknowledge in writing the discharge of the Issuer's obligations under the Securities and this Indenture except for those surviving obligations specified above.

8.2  LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

          (a) The Issuer may, at its option by Board Resolutions of the Board of Directors of the Issuer, at any time, elect to have either clause (b) or
     (c) of this Section 8.2 applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.3.

          (b) Upon the Issuer's exercise under clause (a) above of the option applicable to this clause (b), the Issuer and each other Obligor (or in the case of the Security Documents, the Restricted Subsidiaries) shall, subject to the satisfaction of the conditions set forth in Section 8.3 and the conditions set forth in this Section 8.2, be deemed to have been discharged from their respective Note Obligations with respect to all outstanding Securities and the corresponding Note Guarantees on the date that is 123 days after the date of the deposit referred to in Section 8.3(i) (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
     8.4 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under
     Section 8.3 shall cease to be subject to any obligations to, or the rights of, any holder of Note Lien Obligations under Article X or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in
     Section 8.4, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the obligations with respect to such Securities under Article II and Section 4.2, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations in connection therewith and (iv) this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this clause (b) notwithstanding the prior exercise of its option under clause
     (c) below.

          (c) Upon the Issuer's exercise under clause (a) above of the option applicable to this clause (c), the Issuer and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in Section
     8.3 and the conditions set forth in this Section 8.2, be released from their obligations, if any, under the covenants contained in Sections 4.3 and 4.4 and Sections 4.12 through 4.21 and clause (ii) of Section 5.1(c) with respect to the outstanding Securities and the corresponding Note Guarantee on and after


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     the date the conditions set forth below are satisfied (hereinafter,
     "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section 8.3 shall cease to be subject to any obligations to, or the rights of, any holder of Note Lien Obligations under Article X or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(iii) (to the extent pertaining to a default under or breach of the provisions of clause (ii) of Section 5.1(c)), 6.1(4), 6.1(5) or 6.1(6), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

8.3  CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section 8.2(b) or 8.2(c) to the outstanding Securities:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (i) the Issuer shall have

                    (A) deposited with the Trustee, in trust, money and/or U.S.
               Government Obligations that through the payment of interest and principal (in respect of such U.S. Government Obligations) in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Securities on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Securities; and

                    (B) delivered to the Trustee an Officers' Certificate and an
               Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Issuer's obligations under the Securities and this Indenture have been complied with and a certificate of the Issuer's independent accountants (who shall be a firm of established national reputation) stating that the amount deposited with the Trustee is sufficient to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption.

          (ii) in the case of an election under Section 8.2(b), the Issuer shall have delivered to the Trustee:


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                    (A) either (x) an Opinion of Counsel to the effect that
               Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under Section 8.2(b) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel; and

                    (B) an Opinion of Counsel to the effect that, subject to
               customary assumptions and exclusions, the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law;

          (iii) in the case of an election under Section 8.2(c), the Issuer shall have delivered to the Trustee (A) an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the Bankruptcy Law or
     Section 15 of the New York Debtor and Creditor Law, and (B) an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under Section 8.2(c) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (iv) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

          (v) if at such time the Securities are listed on a national securities exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge;

          (vi) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the


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     Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and

          (vii) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent hereunder provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     Notwithstanding the foregoing, the Opinions of Counsel required by clause
(ii) above of this Section 8.3 need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

8.4  APPLICATION OF TRUST MONEY.

     The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.3 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in
Section 8.3 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

8.5  REPAYMENT TO THE ISSUER.

     The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining shall be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.


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8.6  REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided that if the Issuer has made any payment of interest on, premium, if any, or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

9.1  WITHOUT CONSENT OF HOLDERS.

     The Issuer, the Subsidiary Guarantors and the Trustee, together, may amend or supplement this Indenture, the Securities, any Note Guarantee or the Security Documents, without notice to or consent of any Holder, to:

     (1) cure any ambiguity, defect or inconsistency in this Indenture;

     (2) comply with the provisions described under Article V or Section 4.14;

     (3) comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

     (4) evidence and provide for the acceptance of appointment by a successor Trustee;

     (5) add a Subsidiary Guarantor;

     (6) add any additional asset as Collateral;

     (7) release any Collateral from the Note Liens when permitted or required under this Indenture or the Security Documents;

     (8) permit the creation and perfection of Liens on the Collateral (other than the Escrow Account and the escrowed funds held therein) for the benefit of holders of Parity Lien Indebtedness, to the extent such indebtedness and the Parity Lien securing such indebtedness is permitted by the terms of this Indenture and the Security Documents;

     (9) provide for the issuance of Additional Notes in accordance with the terms of the Indenture; or


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     (10) conform this Indenture or the Security Documents to the "Description of Notes" contained in the Offering Memorandum to the extent that such provision in the "Description of Notes" contained in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture or the Security Documents;

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.

9.2  WITH CONSENT OF HOLDERS.

     Subject to Section 6.7, modifications and amendments of this Indenture, the Securities, any Note Guarantee and the Security Documents may be made by the Issuer, the Subsidiary Guarantors (or, in the case of the Security Documents, the Restricted Subsidiaries) and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, to:

     (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

     (2) reduce the principal amount of, or premium, if any, or interest on, any Security;

     (3) change the optional redemption dates or optional redemption prices of the Securities from that stated in Section 5 of the Securities or waive or modify any of the provisions set forth under Section 4.20 or Section 4.21 or, to the extent that it relates to the disposition of any Collateral, Section 4.17;

     (4) change the place or currency of payment of principal of, or premium, if any, or interest on, any Security;

     (5) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Security;

     (6) waive a default in the payment of principal of, premium, if any, or interest on the Securities;

     (7) release any Subsidiary Guarantor from its Note Guarantee, except as provided in this Indenture;

     (8) amend or modify any of the provisions of this Indenture in any manner which subordinates the Securities issued thereunder in right of payment to any other Indebtedness of the Issuer or which subordinates any Note Guarantee in right of payment to any other Indebtedness of the Subsidiary Guarantor issuing any such Note Guarantee;


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     (9) reduce the percentage or aggregate principal amount of outstanding
Securities the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or the Security Documents or for waiver of certain defaults;

     (10) reduce the percentage of aggregate principal amount of Securities outstanding necessary to amend this Indenture; or

     (11) modify the provisions with respect to modification and waiver.

     Without the consent of the holders of at least 66 2/3% in aggregate principal amount of the Securities then outstanding, no amendment may release from the Lien of the Security Documents any Collateral or modify any provisions of the Security Documents otherwise than in accordance with the terms of this Indenture or the Security Documents.

     No amendment or supplement to the provisions of this Indenture or the Security Documents governing the sharing of Collateral with Parity Liens may be made unless such amendment or supplement is permitted under Section 11.4.

9.3  [INTENTIONALLY OMITTED].

9.4  COMPLIANCE WITH TIA.

     From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities or any Note Guarantee shall comply with the TIA as then in effect.

9.5  REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

     The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Security, on or after the respective


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due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

9.6  NOTATION ON OR EXCHANGE OF SECURITIES.

     If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Issuer may provide the Trustee with an appropriate notation on the Security about the changed terms and cause the Trustee to return it to the Holder at the Issuer's expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security may issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

9.7  TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each complying with Sections
14.4 and 14.5 and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer and the Subsidiary Guarantors, if applicable, enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Issuer.

                                    ARTICLE X

                                   COLLATERAL

10.1 RIGHTS OF THE TRUSTEE.

     (a) The Trustee shall initially act as Joint Collateral Agent and, as Joint Collateral Agent, shall be entitled to the protections, immunities and indemnities afforded the Trustee.

     (b) Neither the Trustee nor the Joint Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents shall be responsible for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Note Lien, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Note Liens or the Security Documents or for any delay in doing so.

     (c) Each successor Trustee shall become the successor Joint Collateral Agent as and when the successor Trustee becomes the Trustee.


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10.2 COLLATERAL AND SECURITY DOCUMENTS.

     (a) In order to secure the due and punctual payment of the Securities, the Issuer has entered into the Security Documents to create the Note Liens and, to the extent applicable, the Parity Liens on the Collateral (other than the Escrow Account and the escrowed funds held therein) in accordance with the terms thereof. In the event of a conflict between the terms of this Indenture and the Security Documents, the Security Documents shall control.

     (b) Each Holder of a Security, by accepting such Security, (i) agrees to all of the terms and provisions of the Security Documents, (ii) acknowledges that all Note Lien Obligations including, without limitation, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Issuer or any of its Subsidiaries at the contractual rate of interest provided for in the respective documentation for such Note Lien Obligations, whether or not a claim for such post-petition interest is allowed in any such proceeding or under applicable law, and (iii) directs the Trustee and the Joint Collateral Agent to enter into the Security Documents and, unless violative of the provisions hereof and thereof, to execute any and all documents, amendments, waivers, consents, releases or other instruments required (or authorized) to be executed by it pursuant to the terms thereof.

     (c) In the event that the Issuer shall issue Additional Notes pursuant to
Section 2.2, the net proceeds from any such issuance shall be immediately deposited into an escrow account (other than the Escrow Account) pending their investment in property or assets of a nature or type or that are used in a Permitted Business. Such escrow account (and all cash, Treasury Securities and other Collateral Investments therein) and such property or assets (collectively, the "Additional Notes Collateral") shall immediately become part of the Collateral, and the Issuer shall, or shall cause the relevant Subsidiaries to, execute such collateral documents and other instruments and take such other measures as shall be reasonably necessary to cause such escrow account and such property or assets to become subject to the Note Liens securing the Note Obligations and to perfect such Liens in respect of such escrow account and property or assets, in each case, in the manner and to the extent required under the Security Documents.

10.3 APPLICATION OF PROCEEDS OF COLLATERAL.

     (a) Proceeds realized by the Joint Collateral Agent from the Collateral shall be applied:

          First, to amounts owing to the Joint Collateral Agent and the Escrow Agent in their respective capacities as Joint Collateral Agent and Escrow Agent;

          Second, to amounts owing to the Trustee in its capacity as such in accordance with the terms of this Indenture;

          Third, to the extent escrowed funds remain in the Escrow Account, to the Holders ratably in accordance with the principal of, and interest and premium, if any, outstanding on the Securities;


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          Fourth, Equally and Ratably to the Holders and any holders of Parity
     Lien Indebtedness in accordance with the terms of this Indenture; and

          Fifth, to the Issuer and/or other Persons entitled thereto.

10.4 POSSESSION, USE AND RELEASE OF COLLATERAL.

     (a) Subject to the terms of the Security Documents, the Issuer and its Restricted Subsidiaries shall have the right to remain in possession and retain exclusive control of the Collateral securing the Note Obligations and the Parity Lien Obligations (other than any cash, securities, obligations, Collateral Investments, Temporary Cash Investments and other cash equivalents constituting part of the Collateral and deposited with the Joint Collateral Agent, the Escrow Agent or the Trustee in accordance with the provisions of the Security Documents or this Indenture and other than as set forth in the Security Documents) to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

     (b) In the event of the consummation of any sale, transfer or other disposition of any property or assets that are subject to any Note Liens or Parity Liens, which sale, transfer or other disposition meets the requirements of Section 4.17, the Note Liens and Parity Liens on such property or assets (but not the Net Cash Proceeds from such sale, transfer or other disposition) shall be released. In addition, in the event that any real or personal property becomes subject to a Lien created in accordance with clause (vi) of the second paragraph of Section 4.15, and the Issuer so certifies to the Trustee and the Joint Collateral Agent, the Note Liens and the Parity Liens on such property shall be released.

     (c) Each Holder of a Security, by accepting such Security, acknowledges that, notwithstanding the provisions set forth in this Section 10.4, the Issuer and its Restricted Subsidiaries may, without any release or consent by the Joint Collateral Agent or the Trustee, perform a number of activities in the ordinary course in respect of the Collateral to the extent permitted pursuant to the Security Documents and this Indenture.

10.5 OPINION OF COUNSEL.

     So long as the Security Documents have not been terminated in accordance with the terms thereof, the Issuer shall deliver to the Trustee, so long as such delivery is required by Section 314(b) of the TIA, promptly after the Issue Date and thereafter, at least annually, within 30 days of January 1 of each year (commencing with January 1, 2006), an Opinion of Counsel either stating that in the opinion of such counsel, such action has been taken with respect to the recording, filing, recording and refiling of this Indenture or any Security Documents as is necessary to maintain the Note Liens, and reciting the details of such action, or stating that in the opinion of such counsel, no such action is necessary to maintain such Note Liens.

10.6 FURTHER ASSURANCES.

     The Issuer shall, and shall cause each of its Restricted Subsidiaries to, do or cause to be done all acts and things which may be required, or which the Joint Collateral Agent from time to time may reasonably request, to assure and confirm that the Joint Collateral Agent holds, for the benefit of the holders of Note Obligations and Parity Lien Obligations, duly created, enforceable


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and perfected Liens upon the Collateral as contemplated by this Indenture and the Security Documents, so as to render the same available for the security and benefit of this Indenture and of Note Obligations and Parity Lien Obligations, according to the intent and purposes herein expressed.

     Upon the request of the Joint Collateral Agent at any time and from time to time, the Issuer shall, and shall cause each of its Restricted Subsidiaries to, promptly execute, acknowledge and deliver such security agreements, instruments, certificates, notices and other documents and take such other actions as the Joint Collateral Agent may reasonably request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred as contemplated by this Indenture and the Security Documents for the benefit of the holders of Note Obligations and the holders of Parity Lien Obligations. If the Issuer or such Restricted Subsidiary fails to do so, the Joint Collateral Agent shall, pursuant to the terms of the Security Documents, be irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such security agreements, instruments, certificates, notices and other documents and, subject to the terms of this Indenture and the Security Documents, take such other actions in the name, place and stead of the Issuer or such Restricted Subsidiary, but the Joint Collateral Agent shall have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

10.7 TRUST INDENTURE ACT REQUIREMENTS.

     The release of any Collateral from the Note Liens created by any of the Security Documents or the release of, in whole or in part, the Note Liens created by any of the Security Documents, shall not be deemed to impair the Note Liens in contravention of the provisions hereof if and to the extent the Collateral or Note Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. Each of the Holders acknowledge that a release of Collateral or Note Liens strictly in accordance with the terms of the Security Documents or the terms hereof shall not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture. The Issuer and the Restricted Subsidiaries shall comply with TIA Section 314(d) relating to the release of property or securities from the Note Liens but only to the extent required by the TIA.

10.8 SUITS TO PROTECT THE COLLATERAL.

     Subject to the provisions of the Security Documents, the Trustee or the Parity Lien Representative shall have the authority to direct the Joint Collateral Agent to institute and to maintain such suits and proceedings as the Trustee or the Parity Lien Representative may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Parity Lien Representative may deem expedient to preserve or protect its interests and the interests of any holder of Note Obligations and Parity Lien Obligations in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Note Liens or be prejudicial to the interests of the Holders).


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10.9 PURCHASER PROTECTED.

     In no event shall any purchaser in good faith or other transferee of any property purported to be released hereunder be bound to ascertain the authority of the Trustee or the Parity Lien Representative to direct the Joint Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted to be sold by this Article X, be under obligation to ascertain or inquire into the authority of the Issuer or any Restricted Subsidiary, as applicable, to make any such sale or other transfer.

10.10 POWERS EXERCISABLE BY RECEIVER OR TRUSTEE.

     In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X upon the Issuer or any Restricted Subsidiary, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any Restricted Subsidiary, as applicable, or of any Officer or Officers thereof required by the provisions of this Article X.

10.11 RELEASE UPON TERMINATION OF OBLIGATIONS.

     In the event that the Issuer delivers an Officers' Certificate and Opinion of Counsel certifying that its Note Obligations under this Indenture have been defeased or discharged by complying with the provisions of Article VIII, the Note Lien shall be released, and the Trustee shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Issuer or any Restricted Subsidiary, as applicable, may reasonably request to evidence the termination of the Note Liens created by the Security Documents and (ii) not be deemed to hold the Note Liens for its benefit and the benefit of the Holders.

10.12 COLLATERAL MONIES.

     (a) All Collateral Monies, including without limitation all Net Cash Proceeds received in connection with a Collateral Asset Sale, as well as Net Loss Proceeds required to be deposited with the Joint Collateral Agent, shall be held by the Joint Collateral Agent as part of the Collateral securing the Note Obligations, and to the extent applicable, the Parity Lien Obligations. So long as no Default or Event of Default under this Indenture shall have occurred and be continuing, Collateral Monies may:

     (i) with respect to the Net Cash Proceeds of Collateral Asset Sales, be released as contemplated by Section 4.17,

     (ii) with respect to Net Loss Proceeds, be released to repair or replace the relevant Collateral, subject to conditions set forth in this Indenture,

     (iii) at the Issuer's direction be applied by the Joint Collateral Agent Equally and Ratably from time to time to (x) the payment of the principal of, premium, if any,


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          and interest on any Securities and any Parity Lien Indebtedness at
          maturity or upon redemption or retirement, or (y) the purchase of Securities and any Parity Lien Indebtedness upon tender or in the open market or otherwise, in each case, in compliance with this Indenture, or

     (iv) continue to be held by the Joint Collateral Agent as part of the Collateral securing the Note Obligations and, to the extent applicable, the Parity Lien Obligations.

     (b) The Joint Collateral Agent shall be entitled to apply any Collateral Monies to cure any Event of Default under this Indenture. Collateral Monies deposited with the Joint Collateral Agent shall be invested in cash or Temporary Cash Investments pursuant to the Issuer's direction and, so long as no Default or Event of Default shall have occurred and be continuing, the Issuer shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments.

     (c) All Collateral Monies held by the Joint Collateral Agent shall be invested at the instruction of the Issuer in Treasury Securities and other Collateral Investments, and, so long as no Default or Event of Default shall have occurred and be continuing, the Issuer shall be entitled to any interest or dividends accrued, earned or paid on such Treasury Securities and other Collateral Investments.

                                   ARTICLE XI

                      COLLATERAL SHARING WITH PARITY LIENS

11.1 PREREQUISITES TO INCURRING PARITY LIEN INDEBTEDNESS.

     (1) Prior to incurring any Parity Lien Indebtedness, the Issuer shall deliver to the Trustee and the Joint Collateral Agent an Officers' Certificate stating that:

          (a) the Issuer and the Subsidiary Guarantors intend to incur, on a date stated therein, Indebtedness that will constitute Parity Lien Indebtedness;

          (b) the Securities and the Parity Lien Indebtedness, collectively, shall not exceed $500,000,000 immediately after the incurrence of such Parity Line Indebtedness;

          (c) no Default or Event of Default exists on the date of such Officers' Certificate or will exist after giving effect to the incurrence of such Parity Lien Indebtedness;

          (d) the Issuer and its Restricted Subsidiaries have appointed the Joint Collateral Agent to hold the security interest on behalf of such Parity Lien Indebtedness in accordance with the Collateral Agency Agreement and have taken all steps necessary to make such Collateral Agency Agreement applicable to the Parity Lien Indebtedness;

          (e) the Issuer and its Restricted Subsidiaries shall, on the date of such incurrence, execute and deliver such additional Security Documents and take all such action as may be necessary to grant or confirm the grant of Collateral (other than the


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     Escrow Account and the escrowed funds held therein) to the Joint Collateral
     Agent as security for all present and future Note Obligations and Parity Lien Obligations, and shall take such action to perfect such security interest such that after giving effect thereto the Joint Collateral Agent shall hold as security for all present and future Note Obligations and Parity Lien Obligations, a valid and perfected security interest upon all or substantially all of the Collateral (other than the Escrow Account and the escrowed funds held therein) that, immediately prior to giving effect thereto, was subject to the Note Liens;

          (f) the Liens securing such proposed Parity Lien Indebtedness shall not be subject or subordinate to any Lien except to the extent that the Note Lien is also subject or subordinate to such Lien immediately prior to the incurrence of such Parity Lien Indebtedness in accordance with the terms of this Indenture and the Security Documents; and

          (g) the Issuer and its Restricted Subsidiaries shall, on such date, enter into all amendments to the Security Documents then in effect that are necessary to add Parity Lien Obligations to the obligations secured thereby, pursuant to amendments delivered to the Joint Collateral Agent therewith, to be executed on such date by the Joint Collateral Agent and the Issuer or the Restricted Subsidiary party to such Security Documents;

     (2) the holders of any Parity Lien Obligations, or a representative on their behalf, shall execute and deliver a contractual undertaking in substantially the form of the Joinder Agreement attached as an exhibit to the Collateral Agency Agreement dated the Issue Date among the Issuer, the Restricted Subsidiaries and the Joint Collateral Agent whereby such persons agree to be bound by the Lien sharing provisions of this Indenture;

     (3) prior to or simultaneously with incurring any Parity Lien Indebtedness, the Issuer and its Restricted Subsidiaries shall deliver to the Trustee and Joint Collateral Agent, Opinions of Counsel confirming on customary terms:

          (a) the validity and enforceability of the Collateral Agency Agreement and all additional and amended Security Documents delivered to the Joint Collateral Agent;

          (b) the validity, enforceability and perfection of the Liens granted by such Security Documents;

          (c) that the Note Obligations and Parity Lien Obligations (i) are secured by equal and ratable security interests in the Collateral (other than the Escrow Account and the escrowed funds held therein) and (ii) that the holders of any such Parity Lien Obligations or the Parity Lien Representative have duly executed and delivered a contractual undertaking in substantially the form of the Joinder Agreement attached as an exhibit to the Collateral Agency Agreement dated the Issue Date among the Issuer, the Restricted Subsidiaries and the Joint Collateral Agent whereby such persons agree to be bound by the Lien sharing provisions of this Indenture and the Collateral Agency Agreement and that such contractual undertaking is legally binding and enforceable on such holders of Parity Lien Indebtedness; and


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          (d) the continued perfection of the Note Liens, without loss of priority as against any Lien other than Parity Liens, upon giving effect to the inclusion of such Note Lien assignment and any such amendments of the Security Documents,

then, subject to the terms of the Collateral Agency Agreement, the Trustee shall direct the Joint Collateral Agent to execute and deliver such amendments to the Security Documents, if any, as the Issuer shall indicate to the Trustee, in an Officers' Certificate, are necessary to accomplish the foregoing, upon written confirmation from such Joint Collateral Agent that it shall hold the Note Liens and all such Security Documents and the Liens granted thereby for the benefit of the holders of the Note Obligations and Parity Lien Obligations on the terms of such Collateral Agency Agreement.

11.2 EQUAL AND RATABLE LIEN SHARING BY HOLDERS OF SECURITIES AND HOLDERS OF PARITY LIEN INDEBTEDNESS.

     Notwithstanding (i) anything to the contrary contained in the Securities, the Note Guarantees, this Indenture or the Security Documents or in any indenture, agreement or instrument governing, evidencing or relating to any Parity Lien Obligations, (ii) the time, order or method of attachment of the Note Liens or the Parity Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under the UCC or any other law governing relative priorities of secured creditors:

     (1) except as otherwise provided in this Indenture, the Note Liens shall rank pari passu with all valid, enforceable and perfected Parity Liens, whenever granted upon any present or future Collateral (other than the Escrow Account and the escrowed funds held therein), but only to the extent such Parity Liens secure Parity Lien Obligations; and

     (2) all proceeds of the Note Liens (other than the Note Liens on the Escrow Account and the escrowed funds held therein and, to the extent applicable, other than as provided in clause (7) of the definition of Parity Lien Indebtedness) and Parity Liens shall be allocated and distributed Equally and Ratably on account of the Note Obligations and Parity Lien Obligations.

11.3 ENFORCEMENT.

     The provisions of clause (2) of Section 11.1 and Section 11.2 are binding upon and intended for the benefit of the Joint Collateral Agent and each present and future holder of Note Obligations and Parity Lien Obligations, each of whom shall be entitled to enforce such provisions as a third party beneficiary hereof.

11.4 AMENDMENT.

     (1) No amendment or supplement to the provisions of this Article XI or the provisions of the Security Documents governing the sharing of Collateral with Parity Liens shall:

          (A) be effective unless set forth in a writing signed by the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities


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     (including, without limitation, Additional Notes) then outstanding voting as a single class, except that any such amendment which increases the obligations or adversely affects the rights of the Holders of Securities shall be effective only with the consent of the Holders of at least 66 2/3% in principal amount of the Securities (including, without limitation, Additional Notes) then outstanding, voting as a single class; and

          (B) be effective without the written consent of the Issuer and, if any Parity Lien Indebtedness is then outstanding, the holders of at least a majority in principal amount of all Parity Lien Indebtedness then outstanding voting as a single class, except that any such amendment which increases the obligations or adversely affects the rights of the holders of Parity Lien Indebtedness shall be effective only with the consent of the holders of at least 66 2/3% in principal amount of all Parity Lien Indebtedness then outstanding, voting as a single class;

provided that the Trustee and the Joint Collateral Agent shall be permitted and authorized, without the consent of any Holder, to enter into any amendments to the Security Documents (other than the Escrow Agreement) or this Indenture to permit, and take any other necessary action to permit, the creation and perfection of Liens on the Collateral (other than the Escrow Account and the escrowed funds held therein) for the benefit of holders of Parity Lien Indebtedness to the extent such indebtedness and the Parity Liens securing such indebtedness is permitted by the terms of this Indenture and the Security Documents.

     Any such amendment or supplement that imposes any obligation upon the Joint Collateral Agent or adversely affects the rights of the Joint Collateral Agent in its individual capacity at any time when the Trustee is not the Joint Collateral Agent shall become effective only with the consent of the Joint Collateral Agent.

     (2) No waiver of any of the provisions of this Article XI shall in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under this Section 11.4, by the party to be bound thereby.

                                   ARTICLE XII

                             GUARANTEE OF SECURITIES

12.1 UNCONDITIONAL NOTE GUARANTEE.

     Subject to the provisions of this Article XII, each of the Subsidiary Guarantors shall hereby, jointly and severally, unconditionally and irrevocably guarantee, on an unsubordinated basis to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Note Obligations of the Issuer or any other Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other Note Obligations of the Issuer or


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the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder
(including amounts due the Trustee under Section 7.7) and all other Note Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Note Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other Note Obligation of the Issuer to the Holders under this Indenture or under the Securities, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Note Guarantees, and shall entitle the Holders, or the Trustee on behalf of the Holders, to accelerate the Note Obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the Note Obligations of the Issuer.

     Each of the Subsidiary Guarantors shall hereby agree that its Note Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each of the Subsidiary Guarantors shall hereby waive the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that, except as provided in this Indenture, the Securities or its Note Guarantee, its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the Note Guarantees. Each Note Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Subsidiary Guarantor, any amount paid by the Issuer or such Subsidiary Guarantor to the Trustee or such Holder, each Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor shall hereby further agree that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article XII, the maturity of the Note Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Note Obligations guaranteed hereby, and (b) in the event of any acceleration of such Note Obligations as provided in Article VI, such Note Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Note Guarantees.

     No Affiliate, stockholder, officer, director, limited liability company member or employee, past, present or future, of any Subsidiary Guarantor, as such, shall have any personal liability under such Subsidiary Guarantor's Note Guarantee by reason of his, her or its status as such Affiliate, stockholder, officer, director, limited liability company member or employee.


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12.2 LIMITATIONS ON NOTE GUARANTEES.

     The Note Obligations of any Subsidiary Guarantor under its Note Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including all Note Lien Obligations of such Subsidiary Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Note Obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Subsidiary Guarantor under the Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Note Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

12.3 EXECUTION AND DELIVERY OF NOTE GUARANTEE.

     To further evidence the Note Guarantees set forth in Section 12.1, each Subsidiary Guarantor hereby agrees that a notation of its Note Guarantee, substantially in the form of Exhibit E hereto, shall be endorsed on each Security authenticated and delivered by the Trustee. The Note Guarantee of any Subsidiary Guarantor shall be executed on behalf of such Subsidiary Guarantor by either manual or facsimile signature of two Officers of such Subsidiary Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

     Each of the Subsidiary Guarantors hereby agrees that its Note Guarantee set forth in Section 12.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Note Guarantee.

     If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Note Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor's Note Guarantee of such Security shall nevertheless be valid.

     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

12.4 RELEASE OF A SUBSIDIARY GUARANTOR.

     (a) Upon (i) the sale, exchange or transfer to any Person (other than an Affiliate of the Issuer) of all of the Capital Stock of a Subsidiary Guarantor owned directly or indirectly by the Issuer or any Restricted Subsidiary of the Issuer, (ii) the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture or (iii) the defeasance or discharge of the Securities in accordance with the terms of this Indenture, such Subsidiary Guarantor's (or, in the case of clause (iii), each Subsidiary Guarantor's) Note Guarantee shall be automatically and unconditionally discharged and such Subsidiary Guarantor shall be released from all obligations under this Article XII without any further action required on the part of the


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Subsidiary Guarantor, the Issuer, the Trustee or any Holder. Any Subsidiary
Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, shall remain or be liable under its Note Guarantee as provided in this Article XII.

     (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request by the Issuer or such Subsidiary Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 12.4; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Issuer.

     The Trustee shall execute any documents reasonably requested by the Issuer or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Note Guarantee endorsed on the Securities and under this Article XII.

12.5 WAIVER OF SUBROGATION.

     Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Subsidiary Guarantor shall hereby irrevocably waive and agree not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Note Obligations under the Securities or this Indenture and under its Note Guarantee, in any such instance, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
12.5 is knowingly made in contemplation of such benefits.

12.6 IMMEDIATE PAYMENT.

     Each Subsidiary Guarantor, upon the execution and delivery of a Note Guarantee pursuant to Section 4.14, shall hereby agree to make immediate payment to the Trustee, on behalf of the Holders or itself, of all Note Obligations due and owing or payable to the respective Holders or the Trustee upon receipt of a demand for payment therefor by the Trustee to such Subsidiary Guarantor in writing.


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12.7 NO SET-OFF.

     Each payment to be made by a Subsidiary Guarantor hereunder in respect of the Note Obligations shall be payable in the currency or currencies in which such Note Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

12.8 NOTE OBLIGATIONS ABSOLUTE.

     The Note Obligations of each Subsidiary Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Subsidiary Guarantor hereunder which may not be recoverable from such Subsidiary Guarantor on the basis of a Note Guarantee shall be recoverable from such Subsidiary Guarantor as a primary obligor and principal debtor in respect thereof.

12.9 NOTE OBLIGATIONS CONTINUING.

     The Note Obligations of each Subsidiary Guarantor hereunder shall be continuing and shall remain in full force and effect until either all the obligations have been discharged or defeased pursuant to Article VIII or terminated pursuant to Section 12.4. Each Subsidiary Guarantor shall hereby agree with the Trustee that it shall from time to time deliver to the Trustee suitable acknowledgments of its continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as shall prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Subsidiary Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Subsidiary Guarantor hereunder and under its Note Guarantee.

12.10 NOTE OBLIGATIONS NOT DISCHARGED.

     Except as provided herein, the Note Obligations of each Subsidiary Guarantor hereunder shall not be satisfied or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article VIII hereof be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

12.11 NOTE OBLIGATIONS REINSTATED.

     The Note Obligations of each Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the Note Obligations of any Subsidiary Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for,


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payment by the Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Subsidiary Guarantor as provided herein.

12.12 NOTE OBLIGATIONS NOT AFFECTED.

     The Note Obligations of each Subsidiary Guarantor hereunder shall, to the extent permitted by law, not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Subsidiary Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Subsidiary Guarantor hereunder or might operate to release or otherwise exonerate any Subsidiary Guarantor from any of its Note Obligations hereunder or otherwise affect such Note Obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

          (i) any limitation of status or power, disability, incapacity or other circumstance relating to the Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Issuer or any other Person;

          (ii) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Issuer or any other Person under this Indenture, the Securities or any other document or instrument;

          (iii) any failure of the Issuer, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Securities, or to give notice thereof to a Subsidiary Guarantor;

          (iv) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

          (v) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

          (vi) any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

          (vii) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuer or a Subsidiary Guarantor;

          (viii) any merger or amalgamation of the Issuer or a Subsidiary Guarantor with any Person or Persons;

          (ix) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Note Obligations or the obligations of a Subsidiary Guarantor under its Note Guarantee; and

          (x) any other circumstance, including release of any other Subsidiary Guarantor pursuant to Section 12.4 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Issuer under this Indenture or the Securities or of another Subsidiary Guarantor in respect of its Note Guarantee hereunder;

provided that the provisions of this Section 12.12 are not intended to affect in any way any release of a Subsidiary Guarantor in accordance with the provisions of Section 12.4.

12.13 WAIVER.

     Without in any way limiting the provisions of Section 12.1, each Subsidiary Guarantor shall hereby waive notice of acceptance hereof, notice of any liability of any Subsidiary Guarantor hereunder, notice or proof of reliance by the Holders upon the Note Obligations of any Subsidiary Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Note Obligations, or other notice or formalities to the Issuer or any Subsidiary Guarantor of any kind whatsoever.

12.14 NO OBLIGATION TO TAKE ACTION AGAINST THE ISSUER.

     Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Note Obligations or against the Issuer or any other Person or any property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their liabilities and the Note Obligations under their Note Guarantees or under this Indenture.

12.15 DEALING WITH THE ISSUER AND OTHERS.

     The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the Note Obligations and liabilities of any Subsidiary Guarantor and without the consent of or notice to any Subsidiary Guarantor, may

          (i) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

          (ii) take or abstain from taking security or collateral from the Issuer or from perfecting security or collateral of the Issuer;

          (iii) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

          (iv) accept compromises or arrangements from the Issuer;

          (v) apply all monies at any time received from the Issuer or from any security upon such part of the Note Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (vi) otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

12.16 DEFAULT AND ENFORCEMENT.

     If any Subsidiary Guarantor fails to pay in accordance with Section 12.6, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Note Guarantee of any such Subsidiary Guarantor and such Subsidiary Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Subsidiary Guarantor the Note Obligations.

12.17 [INTENTIONALLY OMITTED].

12.18 ACKNOWLEDGMENT.

     Each Subsidiary Guarantor shall hereby acknowledge communication of the terms of this Indenture and the Securities and shall hereby consent to and approves of the same.

12.19 COSTS AND EXPENSES.

     Each Subsidiary Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Note Guarantee.

12.20 NO MERGER OR WAIVER; CUMULATIVE REMEDIES.

     No Note Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Note Guarantee and under this Indenture, the Securities and any other document or instrument between a Subsidiary Guarantor and/or either Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

12.21 SURVIVAL OF OBLIGATIONS.

     Without prejudice to the survival of any of the other obligations of any Subsidiary Guarantor hereunder, the obligations of each Subsidiary Guarantor under Section 12.1 shall survive the payment in full of the Note Obligations under the Securities, but only if and to the extent such payment is avoided, and in such case shall be enforceable against such Subsidiary Guarantor to the same extent as prior to any such payment and without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuer or any Subsidiary Guarantor.

12.22 NOTE GUARANTEE IN ADDITION TO OTHER OBLIGATIONS.

     The Note Obligations of each Subsidiary Guarantor under its Note Guarantee and this Indenture are in addition to and not in substitution for any other Note Obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities and any guarantees or security at any time held by or for the benefit of any of them.

                                  ARTICLE XIII

                             [INTENTIONALLY OMITTED]

                                   ARTICLE XIV

                                  MISCELLANEOUS

14.1 TIA CONTROLS.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

14.2 NOTICES.

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed (a) in the case of parties to this Indenture on the date hereof, as follows, (b) in the case of any Escrow Agent, as specified in the related Escrow Agreement and (c) in the case of the Joint Collateral Agent, as specified in the Collateral Agency Agreement.

     If to the Issuer or a Subsidiary Guarantor, if any:

          VeraSun Energy Corporation
          100 22nd Avenue
          Brookings, South Dakota 57006
          Attention: President

          Telephone: (605) 696-7200

          Telecopy: (605) 696-7250

     with a copy to:

          Stoel Rives LLP
          Standard Insurance Center
          900 SW 5th Avenue #2600
          Portland, OR 97204-1268
          Attention: John Thomas

          Telephone: (503) 294-9448
          Telecopy: (503) 220-2480

     If to the Trustee:

          Wells Fargo Bank, N.A.
          Corporate Trust Services
          Sixth Street & Marquette Avenue
          Minneapolis, Minnesota 55479
          Attention: VeraSun Administrator

     The Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee), except that, with respect to any mailing, notices to the Trustee shall be deemed effective only upon receipt.

     Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

14.3 COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA
Section 312(c).

14.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

          (i) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

14.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.8, shall include:

          (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

14.6 RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

     The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

14.7 LEGAL HOLIDAYS.

     If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

14.8 GOVERNING LAW.

     THIS INDENTURE, THE SECURITIES AND ANY NOTE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. Each of the parties hereto agrees to submit to the non-exclusive jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Securities or any Note Guarantees.

14.9 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

14.10 NO RECOURSE AGAINST OTHERS.

     No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any Obligor in this Indenture, or in any of the Securities or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or any Restricted Subsidiary or of any successor Person thereof. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

14.11 SUCCESSORS.

     All agreements of the Issuer and the Subsidiary Guarantors, if any, in this Indenture and the Securities and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

14.12 DUPLICATE ORIGINALS.

     All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

14.13 SEVERABILITY.

     In case any one or more of the provisions in this Indenture, the Securities or the Note Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

                                        VERASUN ENERGY CORPORATION


                                        By: /s/ Donald L. Endres
                                            ------------------------------------
                                        Name: Donald L. Endres
                                              ----------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------


                                        VERASUN AURORA CORPORATION


                                        By: /s/ Donald L. Endres
                                            ------------------------------------
                                        Name: Donald L. Endres
                                              ----------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------


                                        VERASUN FORT DODGE, LLC


                                        By: /s/ Donald L. Endres
                                            ------------------------------------
                                        Name: Donald L. Endres
                                              ----------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------


                                        VERASUN CHARLES CITY, LLC


                                        By: /s/ Donald L. Endres
                                            ------------------------------------
                                        Name: Donald L. Endres
                                              ----------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------


                                        VERASUN MARKETING, LLC


                                        By: /s/ Donald L. Endres
                                            ------------------------------------
                                        Name: Donald L. Endres
                                              ----------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------

                                        WELLS FARGO BANK, N.A.
                                        as Trustee


                                        By: /s/ Timothy P. Mowdy
                                            ------------------------------------
                                        Name: Timothy P. Mowdy
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                                                       Exhibit A

                             [FORM OF INITIAL NOTE]*

                               [FACE OF SECURITY]

                           VERASUN ENERGY CORPORATION

                       9 7/8% Senior Secured Note due 2012

CUSIP No.
ISIN No.
No.                                             Principal Amount $______________

     VERASUN ENERGY CORPORATION, a South Dakota corporation (the "Issuer"), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of Dollars ($________) on December 15, 2012.

     Interest Payment Dates: June 15 and December 15; commencing June 15, 2006.

     Record Dates: June 1 and December 1.

     Reference is made to the further provisions of this Security contained herein, which shall for all purposes have the same effect as if set forth at this place.

----------
*    Add Private Placement Legend and, if appropriate, Global Security Legend.

     IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:
       ------------------------------
                                        VERASUN ENERGY CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the 9 7/8% Senior Secured Notes due 2012 described in the within-mentioned Indenture.

                                        WELLS FARGO BANK, N.A., as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                              [REVERSE OF SECURITY]

                           VERASUN ENERGY CORPORATION

                       9 7/8% Senior Secured Note due 2012

1.   Interest.

     VERASUN ENERGY CORPORATION, a South Dakota corporation (the "Issuer"), promises to pay interest on the principal amount of this Security at a rate per annum equal to 9 7/8%. Interest on the Securities shall be payable semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). The Issuer shall make each interest payment to the Holders of record on the immediately preceding June 1 and December 1. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Issuer shall pay interest ("defaulted interest") on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2.0% in excess of the rate otherwise payable.

2.   Method of Payment.

     The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Indenture)) after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal, premium, if any, and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.

     Initially, Wells Fargo Bank, N.A. (the "Trustee") shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.   Indenture.

     The Issuer issued the Securities under an Indenture, dated as of December 21, 2005 (the "Indenture"), among the Issuer, the Subsidiary Guarantors and the Trustee. This Security is one of a duly authorized issue of Securities of the Issuer designated as its 9 7/8% Senior Secured Notes due 2012 (the "Initial Notes"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter the TIA as then in effect as amended from time to time. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Issuer unlimited in amount, of which an aggregate principal amount of $210,000,000 are being issued on the Issue Date. Additional Notes may be issued pursuant to the Indenture and will be part of the same series as the Securities; provided that any such Additional Notes, together with the Initial Notes and the Parity Lien Indebtedness, collectively, will not exceed $500,000,000 at any one time outstanding.

5.   Optional Redemption.

     Except as set forth in the next succeeding paragraph and Section 6 below, the Securities shall not be redeemable at the Issuer's option prior to December 15, 2009. At any time on or after December 15, 2009, the Securities shall be subject to redemption at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to, but not including, the Redemption Date, if redeemed during the 12-month period commencing on December 15 of any year set forth below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant interest payment date:

Year                  Percentage
----                  ----------
2009                   104.938%
2010                   102.469%
2011 and thereafter    100.000%

     In addition, at any time prior to December 15, 2009, the Issuer may also redeem, in whole or in part, the Securities, upon not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of Securities to be redeemed, plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest to, but not including, the Redemption Date, subject to the rights of the Holders on the relevant Record Date to receive interest due on the relevant interest payment date.

     "Applicable Premium" means, with respect to any Security on any Redemption Date, the excess of:

     (1) the present value at such Redemption Date of (i) the redemption price of the Security on December 15, 2009 (such redemption price being set forth in the table above), plus

(ii) all required interest payments due on the Security through December 15, 2009 (excluding accrued but unpaid interest to, but not including, the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

     (2) the principal amount of the Security.

     "Treasury Rate" means, as of any Redemption Date, the yield to maturity (calculated on a semi-annual bond equivalent basis) as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.I5 (519) (the "Statistical Release") that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 15, 2009; provided, however, that if the period from the Redemption Date to December 15, 2009, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

6    Optional Redemption with the Proceeds of Certain Equity Issuances.

     At any time prior to December 15, 2008, the Issuer may on one or more occasions redeem up to 35% of the principal amount of the Securities then outstanding with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Issuer at a redemption price of 109.875% of the principal amount of such Securities, together with accrued and unpaid interest to, but not including, the Redemption Date; provided that at least 65% of the aggregate principal amount of the Securities outstanding immediately prior to each such redemption remains outstanding immediately after each such redemption and provided, further, that such redemption shall occur within 120 days of the date of the closing of the related sale of Capital Stock.

7.   Notice of Redemption.

     Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's registered address. Securities in denominations of $2,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $2,000 and any integral multiples of $1,000) of the principal of Securities that have denominations larger than $1,000.

     If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Security. Unless the Issuer defaults in the payment of the redemption price, on and after the Redemption Date, interest shall cease to accrue on Securities or portions thereof called for redemption, subject to the provisions of the Indenture.

     Any redemption and notice thereof may at the Issuer's discretion be subject to one or more conditions precedent.

8.   Security and Lien Sharing.

     The Issuer's obligations under the Securities are secured by Note Liens on the Collateral pursuant to the terms of the Security Documents, subject to Lien sharing in favor of holders of future Parity Lien Indebtedness. If the Issuer incurs any Parity Lien Indebtedness, the Note Liens (other than Liens on the Escrow Account and the escrowed funds held therein) shall rank Equally and Ratably with certain Parity Liens as set forth in Article XI of the Indenture.

9.   Change of Control Offer.

     Upon the occurrence of a Change of Control, the Issuer shall be required, as and to the extent set forth in the Indenture, to Offer to Purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

10.  Limitation on Asset Sales.

     The Issuer is, subject to certain conditions, obligated to make an Offer to Purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain Net Cash Proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

11.  Escrow of Proceeds; Special Offer to Purchase.

     The Issuer is required to make an Offer to Purchase, using funds in the Escrow Account, up to $125,000,000 (or such lesser amount as is equal to the amount then held in the Escrow Account) in aggregate principal amount of the Securities on a pro rata basis if either (a) (1) the Issuer or one of its Restricted Subsidiaries has not obtained all requisite consents, approvals, licenses and permits required to construct the Charles City Facility in the manner contemplated in the Offering Memorandum or (2) construction of the Charles City Facility has not commenced, in each case, on or prior to 180 days after the Issue Date; or (b) the Issuer shall have provided written notice to the Trustee and the Escrow Agent at any time of its decision not to proceed with or complete the construction of the Charles City Facility. The purchase price shall be 100% of the principal amount of the Securities outstanding, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

12.  Events of Loss.

     The Issuer is, subject to certain conditions, obligated to make an Offer to Purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain Net Loss Proceeds received by the Issuer in connection with an Event of Loss.

13.  Registration Rights.

     The Holders of the Initial Notes issued on the Issue Date shall have the rights set forth in the Registration Rights Agreement dated as of December 21, 2005 among the Issuer, the Subsidiary Guarantors and the initial purchasers named therein.*

14.  Denominations; Transfer; Exchange.

     The Securities are in registered form, without coupons, in denominations of $2,000 of principal amount and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

15.  Persons Deemed Owners.

     The registered Holder of a Security shall be treated as the owner of it for all purposes.

16.  Unclaimed Funds.

     If funds for the payment of principal, premium, if any, or interest remain unclaimed for two years, the Trustee and the Paying Agent shall repay the funds to the Issuer at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

17.  Discharge Prior to Redemption or Maturity.

     The Issuer and the Subsidiary Guarantors may be discharged from their obligations under the Indenture or the Securities and any Note Guarantee except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities and any Note Guarantee, in each case upon satisfaction of certain conditions specified in the Indenture.

18.  Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture, the Securities, any Note Guarantee and the Security Documents may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities, the Note Guarantees and the Security Documents to,

----------
* This paragraph to be modified with respect to Securities issued after the Issue Date.

among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities and any Note Guarantee in addition to or in place of Physical Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially and adversely affect the rights of any Holder of a Security.

     In addition, the Trustee and the Joint Collateral Agent shall be permitted and authorized, without the consent of any Holder, to enter into any amendments to the Security Documents (other than the Escrow Agreement) or the Indenture to permit, and take any other necessary action to permit, the creation and perfection of Liens on the Collateral (other than the Escrow Account and the escrowed funds held therein) for the benefit of holders of Parity Lien Indebtedness to the extent such indebtedness and the Parity Liens securing such indebtedness is permitted by the terms of the Indenture and the Security Documents; provided, however that no amendment or supplement to the provisions of the Indenture or the Security Documents governing the sharing of Collateral with Parity Liens may be made unless such amendment or supplement is permitted under Section 11.4 of the Indenture.

19.  Restrictive Covenants.

     The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer to the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

20.  Defaults and Remedies.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or any Note Guarantee except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Note Guarantees, if any, unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of at least a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

21.  Trustee Dealings with Issuers.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

22.  No Recourse Against Others.

     No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any Obligor in the Indenture, or in any of the Securities or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or any Subsidiary Guarantor or of any successor Person thereof. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

23.  Authentication.

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

24.  Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

25.  Governing Law.

     This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

26.  CUSIP and ISIN Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

27.  Indenture.

     Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture and the Security Documents, as each may be amended from time to time.

     The Issuer shall furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type. Requests may be made to: VeraSun Energy Corporation, 100 22nd Avenue, Brookings, South Dakota 57006, Attention: President.

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


Dated:                                  Signed:
       ------------------------------           --------------------------------
                                                (Sign exactly as name appears on
                                                the other side of this Security)


Signature Guarantee:
                                        ----------------------------------------
                                        Participant in a recognized Signature
                                        Guarantee Medallion Program (or other
                                        signature guarantor program reasonably
                                        acceptable to the Trustee)

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                   [Check One]

(1)  __  to either of the Issuer or a subsidiary thereof; or

(2)  __  pursuant to and in compliance with Rule 144A under the Securities Act;
         or

(3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) __ outside the United States to a Person that is not a U.S. Person in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) __ pursuant to an effective registration statement under the Securities Act; or

(7) __ pursuant to another available exemption from the registration requirements of the Securities Act;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Issuer as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

     [ ]  The transferee is an Affiliate of the Issuer.

     Unless one of the items is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or
(7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuer have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.


Dated:                                  Signed:
       ------------------------------           --------------------------------
                                                (Sign exactly as name appears on
                                                the other side of this Security)


Signature Guarantee:
                                        ----------------------------------------

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.16, Section 4.17, Section 4.20, Section 4.21 of the Indenture, check the appropriate box:

   Section 4.16 [___] Section 4.17 [___] Section 4.20 [___] Section 4.21 [___]

     If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.16, Section 4.17, Section 4.20 or Section 4.21 of the Indenture, state the amount: $___________


Dated:                                  Signed:
       ------------------------------           --------------------------------
                                                (Sign exactly as name appears on
                                                the other side of this Security)


Signature Guarantee:
                                        ----------------------------------------
                                        Participant in a recognized Signature
                                        Guarantee Medallion Program (or other
                                        signature guarantor program reasonably
                                        acceptable to the Trustee)

                                                                       Exhibit B

                            [FORM OF EXCHANGE NOTE]*

                               [FACE OF SECURITY]

                           VERASUN ENERGY CORPORATION

                  9 7/8% Senior Secured Exchange Note due 2012

CUSIP No.
ISIN No.
No.                                                               $_____________

     VERASUN ENERGY CORPORATION, a South Dakota corporation (the "Issuer"), for value received promise to pay to CEDE & CO. or registered assigns, the principal sum of Dollars ($___________), on December 15, 2012.

     Interest Payment Dates: June 15 and December 15, commencing June 15, 2006.

     Record Dates: June 1 and December 1.

     Reference is made to the further provisions of this Security contained herein, which shall for all purposes have the same effect as if set forth at this place.

----------
*    Add Global Security Legend, if appropriate.

     IN WITNESS WHEREOF, the Issuer have caused this Security to be signed manually or by facsimile by their duly authorized officers.

Dated:
       ------------------------------

                                        VERASUN ENERGY CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the 9 7/8% Senior Secured Exchange Notes due 2012 described in the within-mentioned Indenture.

                                        WELLS FARGO BANK, N.A.
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                              [REVERSE OF SECURITY]

                           VERASUN ENERGY CORPORATION

                  9 7/8% Senior Secured Exchange Note due 2012

1.   Interest.

     VERASUN ENERGY CORPORATION, a South Dakota corporation (the "Issuer"), promises to pay interest on the principal amount of this Security at a rate per annum equal to 9 7/8%. Interest on the Securities shall be payable semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). The Issuer shall make each interest payment to the Holders of record on the immediately preceding June 1 and December 1. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Issuer shall pay interest ("defaulted interest") on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2.0% in excess of the rate otherwise payable.

2.   Method of Payment.

     The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Indenture)) after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal, premium, if any, and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.

     Initially, Wells Fargo Bank, N.A. (the "Trustee") shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.   Indenture.

     The Issuer issued the Securities under an Indenture, dated as of December 21, 2005 (the "Indenture"), among the Issuer, the Subsidiary Guarantors and the Trustee. This Security is one of a duly authorized issue of Securities of the Issuer designated as its 9 7/8% Senior Secured Notes due 2012 (the "Initial Notes"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter the TIA as then in effect as amended from time to time. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Issuer unlimited in amount, of which an aggregate principal amount of $210,000,000 are being issued on the Issue Date. Additional Notes may be issued pursuant to the Indenture and will be part of the same series as the Initial Notes; provided that any such Additional Notes, together with the Initial Notes and the Parity Lien Indebtedness, collectively, will not exceed $500,000,000 at any one time outstanding.

5.   Optional Redemption.

     Except as set forth in the next succeeding paragraph and Section 6 below, the Securities shall not be redeemable at the Issuer's option prior to December 15, 2009. At any time on or after December 15, 2009, the Securities shall be subject to redemption at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to, but not including, the Redemption Date, if redeemed during the 12-month period commencing on December 15 of any year set forth below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant interest payment date:

Year                  Percentage
----                  ----------
2009                   104.938%
2010                   102.469%
2011 and thereafter    100.000%

     In addition, at any time prior to December 15, 2009, the Issuer may also redeem, in whole or in part, the Securities, upon not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of Securities to be redeemed, plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest to, but not including, the Redemption Date, subject to the rights of the Holders on the relevant Record Date to receive interest due on the relevant interest payment date.

     "Applicable Premium" means, with respect to any Security on any Redemption Date, the excess of:

     (1) the present value at such Redemption Date of (i) the redemption price of the Security on December 15, 2009 (such redemption price being set forth in the table above), plus

(ii) all required interest payments due on the Security through December 15, 2009 (excluding accrued but unpaid interest to, but not including, the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

     (2) the principal amount of the Security.

     "Treasury Rate" means, as of any Redemption Date, the yield to maturity (calculated on a semi-annual bond equivalent basis) as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.I5 (519) (the "Statistical Release") that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 15, 2009; provided, however, that if the period from the Redemption Date to December 15, 2009, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

6.   Optional Redemption with the Proceeds of Certain Equity Issuances.

     At any time prior to December 15, 2008, the Issuer may on one or more occasions redeem up to 35% of the principal amount of the Securities then outstanding with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Issuer at a redemption price of 109.875% of the principal amount of such Securities, together with accrued and unpaid interest to, but not including, the Redemption Date; provided that at least 65% of the aggregate principal amount of the Securities outstanding immediately prior to each such redemption remains outstanding immediately after each such redemption and provided, further, that such redemption shall occur within 120 days of the date of the closing of the related sale of Capital Stock.

7.   Notice of Redemption.

     Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's registered address. Securities in denominations of $2,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $2,000 and any integral multiples of $1,000) of the principal of Securities that have denominations larger than $1,000.

     If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Security. Unless the Issuer defaults in the payment of the redemption price, on and after the Redemption Date, interest shall cease to accrue on Securities or portions thereof called for redemption, subject to the provisions of the Indenture.

     Any redemption and notice thereof may at the Issuer's discretion be subject to one or more conditions precedent.

8.   Security and Lien Sharing.

     The Issuer's obligations under the Securities are secured by Note Liens on the Collateral pursuant to the terms of the Security Documents, subject to Lien sharing in favor of holders of future Parity Lien Indebtedness. If the Issuer incurs any Parity Lien Indebtedness, the Note Liens (other than Liens on the Escrow Account and any escrowed funds held therein) shall rank Equally and Ratably with certain Parity Liens as set forth in Article XI of the Indenture.

9.   Change of Control Offer.

     Upon the occurrence of a Change of Control, the Issuer shall be required, as and to the extent set forth in the Indenture, to Offer to Purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

10.  Limitation on Asset Sales.

     The Issuer is, subject to certain conditions, obligated to make an Offer to Purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain Net Cash Proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

11.  Escrow of Proceeds; Special Offer to Purchase.

     The Issuer is required to make an Offer to Purchase, using funds in the Escrow Account, up to $125,000,000 (or such lesser amount as is equal to the amount then held in the Escrow Account) in aggregate principal amount of the Securities on a pro rata basis if either (a) (1) the Issuer or one of its Restricted Subsidiaries has not obtained all requisite consents, approvals, licenses and permits required to construct the Charles City Facility in the manner contemplated in the Offering Memorandum or (2) construction of the Charles City Facility has not commenced, in each case, on or prior to 180 days after the Issue Date; or (b) the Issuer shall have provided written notice to the Trustee and the Escrow Agent at any time of its decision not to proceed with or complete the construction of the Charles City Facility. The purchase price shall be 100% of the principal amount of the Securities outstanding, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

12.  Events of Loss.

     The Issuer is, subject to certain conditions, obligated to make an Offer to Purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain Net Loss Proceeds received by the Issuer in connection with an Event of Loss.

13.  Denominations; Transfer; Exchange.

     The Securities are in registered form, without coupons, in denominations of $2,000 of principal amount and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

14.  Persons Deemed Owners.

     The registered Holder of a Security shall be treated as the owner of it for all purposes.

15.  Unclaimed Funds.

     If funds for the payment of principal, premium, if any, or interest remain unclaimed for two years, the Trustee and the Paying Agent shall repay the funds to the Issuer at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

16.  Discharge Prior to Redemption or Maturity.

     The Issuer and the Subsidiary Guarantors may be discharged from their obligations under the Indenture or the Securities and any Note Guarantee except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities and any Note Guarantee, in each case upon satisfaction of certain conditions specified in the Indenture.

17.  Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture, the Securities, any Note Guarantee and the Security Documents may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities, the Note Guarantees and the Security Documents to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities and any Note Guarantee in addition to or in place of Physical Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially and adversely affect the rights of any Holder of a Security.

     In addition, the Trustee and the Joint Collateral Agent shall be permitted and authorized, without the consent of any Holder, to enter into any amendments to the Security Documents (other than the Escrow Agreement) or the Indenture to permit, and take any other necessary action to permit, the creation and perfection of Liens on the Collateral (other than the Escrow Account and the escrowed funds held therein) for the benefit of holders of Parity Lien Indebtedness to the extent such indebtedness and the Parity Liens securing such indebtedness is permitted by the terms of the Indenture and the Security Documents; provided, however that no amendment or supplement to the provisions of the Indenture or the Security Documents governing the sharing of Collateral with Parity Liens may be made unless such amendment or supplement is permitted under Section 11.4 of the Indenture.

18.  Restrictive Covenants.

     The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer to the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

19.  Defaults and Remedies.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or any Note Guarantee except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Note Guarantees, if any, unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of at least a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

20.  Trustee Dealings with Issuers.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

21.  No Recourse Against Others.

     No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any Obligor in the Indenture, or in any of the Securities or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or any Subsidiary Guarantor or of any successor Person thereof. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

22.  Authentication.

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

23.  Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

24.  Governing Law.

     This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

25.  CUSIP and ISIN Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

26.  Indenture.

     Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture and the Security Documents, as each may be amended from time to time.

     The Issuer shall furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type. Requests may be made to: VeraSun Energy Corporation, 100 22nd Avenue, Brookings, South Dakota 57006, Attention: President.

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


Dated:                                  Signed:
       --------------------                     --------------------------------
                                                (Sign exactly as name appears on
                                                the other side of this Security)


Signature Guarantee:                    ----------------------------------------
                                        Participant in a recognized Signature
                                        Guarantee Medallion Program (or other
                                        signature guarantor program reasonably
                                        acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.16, Section 4.17, Section 4.20 or Section 4.21 of the Indenture, check the appropriate box:

   Section 4.16 [___] Section 4.17 [___] Section 4.20 [___] Section 4.21 [___]

     If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.16, Section 4.17, Section 4.20 or Section 4.21 of the Indenture, state the amount: $___________


Dated:                                  Signed:
       --------------------                     --------------------------------
                                                (Sign exactly as name appears on
                                                the other side of this Security)


Signature Guarantee:                    ----------------------------------------
                                        Participant in a recognized Signature
                                        Guarantee Medallion Program (or other
                                        signature guarantor program reasonably
                                        acceptable to the Trustee)

                                                                       Exhibit E

                                 NOTE GUARANTEE

     For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other Note Obligations of the Issuer under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article XII of the Indenture and this Note Guarantee. This Note Guarantee shall become effective in accordance with Article XII of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of December 21, 2005, among VeraSun Energy Corporation, a South Dakota corporation (the "Issuer"), the Subsidiary Guarantors named therein and Wells Fargo Bank, N.A., as trustee (the "Trustee").

     The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.

     THIS NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The undersigned Subsidiary Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note Guarantee.

     This Note Guarantee is subject to release upon the terms set forth in the Indenture.

     IN WITNESS WHEREOF, the undersigned has caused this Note Guarantee to be duly executed.

                                        SUBSIDIARY GUARANTOR


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       Exhibit F

                            Form of Escrow Agreement

                                                                       Exhibit F

================================================================================

                          SECURITY AND ESCROW AGREEMENT

                          dated as of December 21, 2005

                                      among

                           VERASUN ENERGY CORPORATION

                                   as Pledgor,

                             WELLS FARGO BANK, N.A.,

                        as Trustee and Collateral Agent,

                                       and

                             WELLS FARGO BANK, N.A.,

                 as Escrow Agent and as Securities Intermediary

================================================================================

                          SECURITY AND ESCROW AGREEMENT

          This SECURITY AND ESCROW AGREEMENT (this "AGREEMENT") is made and entered into as of December 21, 2005 by VERASUN ENERGY CORPORATION, a South Dakota corporation ("VERASUN"), having an office at 100 22nd Avenue, Brookings, South Dakota 57006, WELLS FARGO BANK, N.A., as trustee (in such capacity, the "TRUSTEE") and collateral agent (in such capacity, the "COLLATERAL AGENT") under the Indenture referred to below, and WELLS FARGO BANK, N.A., a national banking association, as securities intermediary (in such capacity, the "SECURITIES INTERMEDIARY") and escrow agent (in such capacity, the "ESCROW AGENT") with respect to the Escrow Account (as hereinafter defined).

                                   WITNESSETH

          WHEREAS, VeraSun and certain guarantors named therein, and Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, each acting as an Initial Purchaser (collectively, the "INITIAL PURCHASERS"), are parties to a Purchase Agreement dated December 21, 2005 (the "PURCHASE AGREEMENT"), pursuant to which VeraSun is issuing and selling to the Initial Purchasers $210,000,000 aggregate principal amount of Senior Secured Notes due 2012 (the "NOTES"); and

          WHEREAS, VeraSun, the subsidiary guarantors named therein and the Trustee have entered into that certain indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), pursuant to which VeraSun is issuing the Notes on the date hereof;

          WHEREAS, pursuant to the Purchase Agreement and the Indenture, VeraSun is required to deposit into the Escrow Account (as defined below) on December 21, 2005 (the "CLOSING DATE") $125.0 million (the "DEPOSIT AMOUNT") of the net proceeds from the offering of the Notes to be held by the Escrow Agent pending application of the funds therein to the construction and start up of VeraSun Charles City, LLC's Charles City, Iowa facility, and to provide a security interest therein for the benefit of the Secured Parties, to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, or otherwise) of the Notes, the Note Guarantees, the Indenture and the Security Documents (such obligations being the "OBLIGATIONS"); and

          WHEREAS, VeraSun has opened a collateral account, Account No. 18774301 (the "ESCROW ACCOUNT") with Wells Fargo Bank, N.A. at its office at Sixth Street & Marquette Avenue, Minneapolis, MN 55479, in the name of VeraSun; and

          WHEREAS, it is a condition precedent to the initial purchase of the Notes by the Initial Purchasers pursuant to the Purchase Agreement that VeraSun shall have granted the security interest and made the pledge contemplated by this Agreement; and

          WHEREAS, unless otherwise defined herein or in the Indenture, terms defined in Articles 8 or 9 of the Uniform Commercial Code as in effect in the State of New York ("UCC") are used in this Agreement as such terms are defined in such Article 8 or 9.

          NOW, THEREFORE, in consideration of the mutual promises herein contained, and in order to induce the Holders of the Notes to purchase the Notes, VeraSun hereby agrees with the Escrow Agent, the Securities Intermediary, and the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

          SECTION 1. Certain Definitions; Appointment of the Escrow Agent; Pledge and Grant of Security Interest; Deposit of Deposit Amount.

               1.1 Certain Definitions. Capitalized terms used herein will have the respective meanings described to them below:

          "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or Minneapolis, Minnesota are required or authorized by law or other governmental action to be closed.

          "CHARLES CITY CONSTRUCTION" means the construction by VeraSun Charles City, LLC of an ethanol production facility in Charles City, Iowa, expected to produce 110.0 million gallons per year of ethanol per annum.

          "CLOSING DATE" has the meaning given to it in the third Whereas clause hereof.

          "COLLATERAL" has the meaning specified in Section 1.3.

          "COLLATERAL AGENT" has the specified in the introductory paragraph hereof.

          "COLLATERAL INVESTMENTS" means (1) Treasury Securities, (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing not later than one year, in each case, entitled to U.S. Federal deposit insurance for the full amount thereof or issued by a bank or trust company (including the Escrow Agent or the Collateral Agent or an Affiliate of the Escrow Agent or the Collateral Agent) that is organized under the laws of the United States of America or any State thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million, and (3) investments in commercial paper maturing not later than 270 days and having, at the date of acquisition, a rating no lower than A-1 from Standard & Poor's Ratings Service, P-1 from Moody's Investors Service, Inc. or F-1 from Fitch Ratings Ltd.

          "COMPLETION CERTIFICATE" has the meaning specified in Section 6.

          "DEFAULT" means a Default as defined in the Indenture.

          "DEPOSIT AMOUNT" has the meaning specified in the third Whereas clause hereof.

          "DISBURSEMENT REQUEST CERTIFICATE" has the meaning specified in
     Section 6.

          "ENTITLEMENT ORDER" has the meaning specified in Section 5.

          "ESCROW ACCOUNT" has the meaning specified in the fourth Whereas clause hereof.

          "ESCROW AGENT" has the meaning specified in the introductory paragraph hereof.

          "EVENTS OF DEFAULT" means an Event of Default as defined in the Indenture.

          "FEDERAL BOOK-ENTRY REGULATIONS" means 31 C.F.R. Section 357 (Treasury bills, notes and bonds; 12 C.F.R. Section 615 (book-entry securities of the Farm Credit Administration); 12 C.F.R. Sections 910 and 912 (book-entry securities of the Federal Home Loan Bank); 24 C.F.R. Section 81 (book-entry securities of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation); 12 C.F.R. Section 1511 (book-entry securities of the Resolution Funding Corporation; and 31 C.F.R. Section 354 (book-entry securities of the Student Loan Marketing Association).

          "HOLDERS" means the registered holders of the Notes.

          "INDENTURE" has the meaning specified in the second Whereas clause hereof.

          "INITIAL PURCHASERS" has the meaning specified in the first Whereas clause hereof.

          "LIEN" means any mortgage, lien, pledge, claim, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on VeraSun and its subsidiaries, taken as a whole.

          "NOTES" has the meaning specified in the first Whereas clause hereof.

          "OBLIGATIONS" has the meaning specified in the third Whereas clause hereof.

          "OFFERING MEMORANDUM" means the Offering Memorandum, dated December 14, 2005, relating to the offering of the Notes issued on the Closing Date.

          "OFFICER" means, with respect to any Person, the chairman of the board, the principal executive officer, the president, any vice president, the chief financial officer, the controller, the treasurer or the secretary of such Person.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, at least one of whom shall be the principal executive officer, principal accounting officer, a vice president, the treasurer or the principal financial officer of the Issuer and delivered to the Trustee.

          "PLEDGED FINANCIAL ASSETS" has the meaning specified in Section 1.3.

          "PLEDGED SECURITY ENTITLEMENTS" has the meaning specified in Section 1.3.

          "PURCHASE AGREEMENT" has the meaning specified in the first Whereas clause hereof.

          "SECURED PARTIES" has the meaning specified in Section 1.3.

          "SECURITIES INTERMEDIARY" has the meaning specified in the introductory paragraph hereof.

          "SPECIAL OFFER TO PURCHASE NOTICE" means a written notice provided by VeraSun or the Trustee to the Escrow Agent that VeraSun will consummate a Special Offer to Purchase (as defined in the Indenture) on the Payment Date (as defined in the Indenture), which notice shall expressly set forth the calendar date of the Payment Date, the name, address and wiring instructions for the Paying Agent and the amount required to be paid.

          "TREASURY SECURITIES" means any investment in obligations issued or guaranteed by the United States government or agency thereof, in each case, maturing not later than one year.

          "TRUSTEE" has the meaning specified in the introductory paragraph hereof.

          "UCC" has the meaning specified in the sixth Whereas clause hereof.

          "VERASUN" has the meaning given to it in the introductory paragraph hereof.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

               1.2 Appointment of the Escrow Agent. The Trustee and VeraSun hereby appoint Wells Fargo Bank, N.A., as Escrow Agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

               1.3 Grant of Security Interest. VeraSun hereby assigns and transfers to the Collateral Agent and hereby grants to the Collateral Agent for the benefit of the Trustee and the Holders (the Holders, Trustee and Collateral Agent, collectively the "SECURED PARTIES") a continuing security interest in and to all of VeraSun's right, title and interest in, to and under the following (collectively, the "COLLATERAL") as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations:

          (a) the Escrow Account, all funds and financial assets (collectively, the "PLEDGED FINANCIAL ASSETS") credited to the Escrow Account from time to time (including any Collateral Investments) and all security entitlements of VeraSun with respect to the Pledged Financial Assets (all such security entitlements collectively the "PLEDGED SECURITY ENTITLEMENTS"), including, without limitation, all dividends, if any, interest, cash, instruments, if any, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Security Entitlements or such Pledged Financial Assets; and

          (b) all proceeds of the property and assets described in clause (a) of this Section 1.3 and cash proceeds).

               1.4 Deposit of Deposit Amount. On the Closing Date, VeraSun shall deposit the Deposit Amount into the Escrow Account.

          SECTION 2. Delivery of Security Collateral. All securities, financial assets or other property credited to the Escrow Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank. In no case will any financial asset credited to the Escrow Account be registered in the name of VeraSun, payable to the order of VeraSun or specially indorsed to VeraSun unless the foregoing have been specially indorsed to the Securities Intermediary or in blank. All financial assets delivered to the Securities Intermediary pursuant to this Agreement will be promptly credited to the Escrow Account.

          SECTION 3. Creation and Maintenance of the Escrow Account. (a) Concurrently with or prior to the Closing Date, VeraSun shall have established (and at all times until the Obligations shall have been paid in full and this Agreement shall have been terminated, or the escrow terminates pursuant to
Section 13.7, the Securities Intermediary shall maintain and administer in accordance with this Agreement), the Escrow Account with Wells Fargo Bank, N.A. at its office at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479,
Attn.: [______].

          (b) The Securities Intermediary shall cause the Escrow Account to be, and the Escrow Account shall be, separate from all other accounts (including any other escrow account).

          (c) The Securities Intermediary shall deposit all other property, assets and items in, and credit such other assets, property and items, in each case forming part of the Collateral and belonging to VeraSun, to, the Escrow Account.

          SECTION 4. Investing of Amounts in the Escrow Account. As long as the Collateral is deposited in the Escrow Account, the Collateral will be invested by the Escrow Agent at the instruction of VeraSun in Treasury Securities and other Collateral Investments. If no such instructions are provided by VeraSun, the Escrow Agent shall not invest the Collateral. The Escrow Agent or any of its Affiliates may receive reasonable compensation with respect to any investment directed hereunder.

          SECTION 5. Securities Intermediary. The Securities Intermediary, and with respect to subsection (d) below, VeraSun, represent and warrant to, and agree with each of the other parties hereto as follows:

          (a) Collateral held by the Securities Intermediary for the account of VeraSun is, and will continue to be, credited to the Escrow Account.

          (b) The Escrow Account is a "securities account" as defined in Section 8-501 of the UCC. The Securities Intermediary is acting as a "securities intermediary" as defined in Section 8-102 of the UCC with respect to the Escrow Account. VeraSun is the entitlement holder with respect to the property credited from time to time to the Escrow Account.

          (c) The Securities Intermediary has credited and will continue to credit such assets, property and items to the Escrow Account in accordance with instructions given in accordance with the terms and conditions of this Agreement.

          (d) For the purposes of Section 8-102(a)(9)(iii) of the UCC, all assets, property and items from time to time carried in the Escrow Account shall constitute "financial assets" under Article 8 of the UCC, and the Securities Intermediary and VeraSun agree to treat all such assets, property and items as financial assets.

          (e) The Securities Intermediary's jurisdiction with respect to the Escrow Account for purposes of Section 8-110(e) of the UCC is, and will continue to be for so long as the security interest hereunder shall be in effect, the State of Minnesota.

          (f) The Securities Intermediary will comply with all notifications it receives directing it to transfer or redeem any property in the Escrow Account (each an "ENTITLEMENT ORDER") or other directions concerning the Escrow Account (including, without limitation, Entitlement Orders, directions to distribute to the Escrow Agent proceeds of any such transfer or redemption or interest or dividends on property in the Escrow Account) originated by the Collateral Agent without further consent by VeraSun or any other Person. The Collateral Agent hereby instructs the Securities Intermediary to follow instructions of (i) the Escrow Agent pursuant to
     Section 6, and (ii) subject to Section 5(g), VeraSun pursuant to Section 4, until such time as the Collateral Agent has delivered a written notice of exclusive control (a "NOTICE OF EXCLUSIVE CONTROL") to the Securities Intermediary, with a copy to the Escrow Agent, at which time the Collateral Agent will be deemed to have the exclusive ability to direct the Collateral. The Collateral Agent hereby agrees with VeraSun that it will not deliver a Notice of Exclusive Control unless an Event of Default (as defined in the Indenture) has occurred and is continuing, and shall rescind any such notice if any such Event of Default is cured or waived.

          (g) If the Securities Intermediary receives conflicting Entitlement Orders or directions from the Collateral Agent and VeraSun, it will follow the Entitlement Orders and directions from the Collateral Agent and not from VeraSun.

          (h) The Securities Intermediary has not entered into and will not enter into any agreement with any other Person relating to the Escrow Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders of such Person. The Securities Intermediary has not entered into any other agreement with VeraSun or any other Person purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders originated by the Collateral Agent as set forth in paragraph (f) above.

          (i) The Securities Intermediary hereby waives and releases any Lien, right of set-off or other right it may have against the Escrow Account or any financial asset carried in the Escrow Account or any credit balance in the Escrow Account and agrees that it will not assert any such Lien or right against the Escrow Account or any financial asset carried in the Escrow Account or any credit balance in the Escrow Account.

          (j) Anything herein to the contrary notwithstanding, the Securities Intermediary will not be required to follow any instruction that would violate any applicable law, decree, regulation or order of any government or governmental body (including any court or tribunal).

          (k) The Securities Intermediary does not know of any claim to or interest in the Escrow Account or any property credited to the Escrow Account, except for claims and interests of the parties referred to in this Agreement.

          (l) When the Securities Intermediary has received any written notice of any claim or interest in the Escrow Account or any property credited to the Escrow Account other than the claims and interests of the parties referred to in this Agreement, the Securities Intermediary will promptly notify the Escrow Agent, the Collateral Agent, the Trustee and VeraSun of such claim or interest.

          SECTION 6. Disbursements. Prior to the receipt of a Notice of Exclusive Control, the Escrow Agent shall instruct the Securities Intermediary to hold the assets in the Escrow Account and release the same, or a portion thereof, as follows:

          (a) If the Escrow Agent receives, prior to 12:00 p.m., New York City time, on any Business Day, or if after 12:00 p.m., New York City time, the next preceding Business Day, a resolution from the Board of Directors of VeraSun set forth in an Officers' Certificate substantially in the form of Exhibit A (a "COMPLETION CERTIFICATE") certifying that, as of the date of such certificate, (i) it has received a certificate from Fagen, Inc. stating that the Charles City Construction has been completed, (ii) such construction has resulted in production capacity of at least 110.0 million gallons of ethanol annually, (iii) all material consents, approvals, licenses and permits necessary for the commercial operation of the Charles City Facility have been obtained from the relevant governmental authorities and (iv) no Default or Event of Default has occurred and is continuing, with a copy sent to the Trustee, the Escrow Agent shall instruct the Securities Intermediary to use reasonable best efforts to liquidate, on such date (but in any event such liquidation and distribution shall occur not later than the following Business Day), all funds and/or Cash Equivalents and/or Collateral Investments from the Escrow Account and to cause the disbursement of such funds and/or Collateral Investments as directed by VeraSun.

          (b) If at any time prior to the presentation by VeraSun of a Completion Certificate the Escrow Agent receives, prior to 12:00 p.m., New York City time, on any Business Day, or if after 12:00 p.m., New York City time, the next preceding Business Day, a request by VeraSun for the disbursement of funds from the Escrow Account set forth in an Officers' Certificate substantially in the form of Exhibit B (a "DISBURSEMENT REQUEST CERTIFICATE") (i) indicating in reasonable detail the purpose or purposes to which such funds will be applied and (ii) certifying that (x) the funds will be used in connection with the Charles City Construction in a manner consistent with the terms hereof and of the Indenture, (y) the use of such funds for such purpose or purposes will not violate the terms of the Indenture, and (z) such funds will be applied as set forth in clause (i) within no more than ten Business Days after their release from the Escrow Account, with a copy sent to the Trustee, the Escrow Agent shall instruct the Securities Intermediary to use reasonable best efforts to liquidate, on such date (but in any event such liquidation and distribution shall occur not later than the following Business Day), the funds and/or Collateral Investments from the Escrow Account in an amount equal to the amount specified in the Disbursement Request Certificate and to cause the disbursement of such amount of funds and/or Collateral Investments as directed by VeraSun; provided, however, that in the event that the amount requested by VeraSun under a Disbursement Request Certificate is equal to or greater than $15 million or such requested amount is less than $15 million but, when added to all other amounts released pursuant to this Section 6(b) during the preceding 30 days, would aggregate to $35 million or more, the Escrow Agent shall not honor such Disbursement Request Certificate unless such Certificate is accompanied by a resolution of the Board of Directors of VeraSun approving such disbursement request.

          (c) In the event that the Escrow Agent receives a Special Offer to Purchase Notice, the Escrow Agent shall instruct the Securities Intermediary to liquidate and release to the Paying Agent (as defined in the Special Offer to Purchase Notice), not later than the last Business Day prior to the Payment Date (as set forth in the Special Offer to Purchase Notice), the funds and/or Collateral Investments from the Escrow Account in an amount equal to the lesser of (I) the amount required to pay the purchase price, plus accrued and unpaid interest to the date of purchase, for all notes tendered pursuant to a Special Offer to Purchase Notice and
     (II) the amount of funds and/or Collateral Investments then in the Escrow Account. Concurrently with the release of funds to the Paying Agent, the Escrow Agent will release any excess of escrowed funds over the purchase price to VeraSun, and VeraSun will be permitted to use the excess funds for any purpose not otherwise prohibited by the Indenture.

          (d) Upon the release of any Collateral from the Escrow Account in accordance with the terms of this Agreement, the security interest evidenced by this Agreement in such released Collateral and all Proceeds arising from such Collateral will automatically terminate and be of no further force and effect.

          (e) The Escrow Agent shall not be required to instruct the Securities Intermediary to liquidate any Collateral Investment in order to make any payment hereunder except as required under Section 6(a), (b) or (c).

          (f) VeraSun acknowledges, confirms and agrees that the Collateral Agent holds the Pledged Security Entitlements to the Collateral Investments solely as Collateral Agent for the Trustee and the Holders of the Notes and not as a securities intermediary or financial intermediary.

          (g) Nothing in this Section 6 shall affect the Escrow Agent's rights, upon instruction from the Collateral Agent, to instruct the Securities Intermediary to release Collateral for application thereof to payment of amounts due on the Notes upon acceleration thereof.

          SECTION 7. Representations and Warranties. To induce the Secured Parties to purchase the Notes and to induce the Escrow Agent and the Securities Intermediary to enter into this Agreement, VeraSun hereby represents and warrants that:

          (a) The execution and delivery by VeraSun and the performance by VeraSun of its obligations under this Agreement will not contravene (i) any provision of applicable law or the certificate of incorporation or by-laws of VeraSun, (ii) any material agreement or other material instrument binding upon VeraSun or any of its subsidiaries or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over VeraSun or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of VeraSun, except for the security interests granted under this Agreement and except, in the case of the foregoing clauses (ii) and (iii), such contraventions as would not, singly or in the aggregate, have a Material Adverse Effect.

          (b) No consent of any other Person and no approval, authorization, order of, declaration or qualification with, any governmental body or agency or other third party is required (i) for the execution, delivery or performance by VeraSun of its obligations under this Agreement or (ii) for the pledge by VeraSun of the Collateral pursuant to this Agreement or for the perfection and maintenance of such pledge, except for (1) those already obtained which are in full force and effect, (2) any such consents, approvals, authorizations or orders as may be required to be obtained by the Collateral Agent (or the Holders) for the exercise by the Collateral Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement and (3) as would not, singly or in the aggregate, have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

          (c) VeraSun is the legal and beneficial owner of the Collateral, free and clear of any Lien or claims of any Person (except for the security interests created by this Agreement). No financing statement or instrument similar in effect covering all or any part of VeraSun's interest in the Collateral is on file in any public or recording office.

          (d) This Agreement has been duly authorized, validly executed and delivered by VeraSun and constitutes a valid and binding agreement of VeraSun, enforceable against VeraSun in accordance with its terms, except as the enforceability hereof may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, or (ii) general principles of equity, whether considered at law or at equity, including, without limitation, concepts or materiality, reasonableness, good faith and fair dealing.

          (e) Upon the filing of all necessary Uniform Commercial Code financing statements in the proper filing offices and all other actions necessary or desirable to perfect a security interest in the Escrow Account, the security interests in the Escrow Account granted to the Collateral Agent, for the ratable benefit of the Secured Parties, will constitute a valid and perfected first priority security interest in the Escrow Account, securing the Obligations, subject only to Permitted Liens and other Liens expressly permitted under the Indenture. As of the Closing Date, except for the filing of all necessary Uniform Commercial Code financing statements in the proper filing offices and the other filings and actions contemplated hereby and by the Indenture, all other filings and other actions necessary or desirable to perfect the security interest in the Escrow Account will have been duly made or taken and will be in full force and effect.

          (f) There are no legal or governmental proceedings pending or, to the best of VeraSun's knowledge, threatened to which VeraSun or any of its subsidiaries is a party or to which any of the properties of VeraSun or any such subsidiary is subject that would materially adversely affect the power or ability of VeraSun to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          (g) The pledge of the Collateral pursuant to this Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to VeraSun.

          (h) No Event of Default exists.

          (i) VeraSun's exact legal name, as defined in Section 9-503(a) of the UCC, is "VeraSun Energy Corporation". The chief place of business and chief executive office of VeraSun are located at 100 22nd Avenue, Brookings, South Dakota 57006, and VeraSun keeps its records concerning the Collateral at such location.

          (j) VeraSun is the sole account holder of the Escrow Account and VeraSun has not consented to, and is not otherwise aware of any Person (other than the Collateral Agent) having "control" (within the meaning of Section 9-104 of the UCC) over the Escrow Account or any money or other property deposited therein.

          SECTION 8. Power of Attorney; Collateral Agent May Perform. Subject to the terms of this Agreement, VeraSun hereby appoints and constitutes the Collateral Agent as VeraSun's attorney-in-fact (with full power of substitution), with full authority in the place and stead of VeraSun and in the name of VeraSun or otherwise, from time to time to take any action and to execute any instrument that is necessary or advisable or that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above,

          (c) to file any claims or take any action or institute any proceedings that are necessary or desirable or that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral,

          (d) to pay or discharge taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent, and such payments made by the Collateral Agent to become part of the Obligations of VeraSun to the Trustee, due and payable immediately upon demand, and

          (e) to convey any item of Collateral to any purchaser thereof and give any notices or recordings of any Liens under Section 11 hereof;

provided, however, that the Collateral Agent shall have no duty or obligation to perform any of the foregoing actions. The Collateral Agent's authority under this Section 8 shall include, without limitation, the authority to execute or endorse (a) any checks or instruments representing proceeds of Collateral in the name of VeraSun, (b) any receipts for any certificate of ownership or any document constituting Collateral or transferring title to any item of Collateral, (c) any financing statements (to the extent permitted by applicable law) or (d) any other documents deemed necessary or appropriate by the Collateral Agent or otherwise to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign VeraSun's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Agreement. This power of attorney, which will terminate upon the termination of this Agreement, is coupled with an interest and is irrevocable by VeraSun.

          SECTION 9. No Assumption of Duties; Reasonable Care. The rights and powers conferred on the Collateral Agent hereunder are solely to preserve and protect the security interest of the Secured Parties in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties or obligations on the Collateral Agent in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property held by the Collateral Agent for its own account, it being understood that the Collateral Agent in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral or any loss on any investment.

          SECTION 10. Indemnity; Escrow Agent's Limitation of Liability to VeraSun. (a) VeraSun shall indemnify, reimburse, hold harmless and defend the Escrow Agent, the Collateral Agent and the Securities Intermediary and their affiliates and their directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Escrow Agent's or Securities Intermediary's or Collateral Agent's performance or lack of performance as Escrow Agent or Securities Intermediary or Collateral Agent, respectively, under this Agreement, except to the extent that such claim, action, obligation, liability or expense is directly caused by the bad faith, gross negligence or willful misconduct of such indemnified person; provided, however, that the

Securities Intermediary (a) shall not be excused from, and shall not be excused from liability for, acting or refraining from acting and (b) shall not be indemnified or held harmless under this Section 10 for the taking or the failure to take any action, in each case, hereunder in its capacity as Securities Intermediary to the extent the taking or the failure to take any such action violates the duties and obligations expressly imposed upon the Securities Intermediary under the Federal Book-Entry Regulations or Article 8, Part 5 of the UCC. This indemnity shall be a continuing obligation of VeraSun, its respective successors and assigns, notwithstanding the termination of this Agreement and the resignation or removal of the Escrow Agent or the Securities Intermediary or the Collateral Agent.

          (b) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Collateral (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Collateral), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to VeraSun even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

          (c) Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Agreement or the Collateral, or should a substitute escrow agent fail to be designated as provided in Section 13.14 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Collateral until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Collateral, VeraSun agrees to reimburse Escrow Agent for its reasonable attorneys' fees and any and all other reasonable expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder.

          (d) The Escrow Agent, the Securities Intermediary and the Collateral Agent shall not incur any liability to VeraSun for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent or the Collateral Agent (including, but not limited to, any act or provision or any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

          (e) The Escrow Agent, the Securities Intermediary and the Collateral Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. In no event shall the Escrow Agent, the Securities Intermediary or the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent, the Securities Intermediary or the Collateral Agent have been advised of the likelihood of such loss or damage and regardless of the form of action.

          SECTION 11. Remedies upon Events of Default. If any Event of Default shall have occurred and be continuing:

          (a) The Collateral Agent may exercise, in addition to all other rights given by law or by this Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC at that time and also may without notice, sell the Collateral or any part thereof in one or more parcels at any broker's board or at public or private sale, in one or more sales or lots, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through VeraSun. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The Trustee, the Collateral Agent or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All reasonable expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

          (b) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied to, all or any part of the Obligations in such order as the Collateral Agent shall elect consistent with Section 6.10 of the Indenture and the Security Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Obligations shall be paid over to VeraSun.

          (c) VeraSun further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to ensure that such sale or sales of all or any portion of the Collateral pursuant to this
     Section 11 are valid and binding and in compliance with any and all other applicable requirements of law. VeraSun further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 11 shall be specifically enforceable against VeraSun, and VeraSun hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

          (d) The Collateral Agent may but is not obligated to exercise any and all rights and remedies of VeraSun in respect of the Collateral.

          (e) Subject to and in accordance with the terms of this Agreement, all payments received by VeraSun in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of VeraSun and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

          SECTION 12. Expenses. VeraSun agrees to pay to the Escrow Agent the reasonable fees as may be agreed upon from time to time in accordance with the Escrow Agent's fee schedule attached hereto as Schedule I, as such Schedule I may be amended from time to time in the ordinary course of the Escrow Agent's business. VeraSun will pay to the Trustee, the Collateral Agent and the Escrow Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee, the Escrow Agent and the Collateral Agent, that the Trustee, the Escrow Agent and the Collateral Agent may incur in connection with (a) the review, negotiation and administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee, the Escrow Agent, the Collateral Agent or the Secured Parties hereunder or (d) the failure by VeraSun to perform or observe any of the provisions hereof. VeraSun will pay all such fees and expenses within thirty (30) days of receipt of an invoice therefor.

          SECTION 13. Miscellaneous Provisions.

               13.1 Notices. Any notice, direction or communication given hereunder and any deliveries made hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

          if to VeraSun:

          VeraSun Energy Corporation
          100 22nd Avenue
          Brookings, South Dakota 57006
          Attention: President

          Telephone: (605) 696-7200

          Telecopy: (605) 696-7250

     with a copy to:

          Stoel Rives LLP
          Standard Insurance Center
          900 SW 5th Avenue #2600
          Portland, OR 97204-1268
          Attention: John Thomas

          Telephone: (503) 294-9448
          Telecopy: (503) 220-2480

          if to the Trustee or the Collateral Agent:

          Wells Fargo Bank, N.A.
          Corporate Trust Services
          Sixth Street & Marquette Avenue
          Minneapolis, Minnesota 55479

          Attention: VeraSun Administrator
          Telephone: (612) 316-1445
          Facsimile: (612) 667-9825

          If to the Escrow Agent or the Securities Intermediary:

          Wells Fargo Bank, N.A.
          Corporate Trust Services
          Sixth Street & Marquette Avenue
          Minneapolis, Minnesota 55479

          Attention: VeraSun Administrator
          Telephone: (612) 316-1445
          Facsimile: (612) 667-9825

or, as to any such party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 13.1. All such notices and other communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

               13.2 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

               13.3 Headings. The headings in this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

               13.4 Counterpart Originals. This Agreement may be signed in separate counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. All signatures of the parties to this agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

               13.5 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Agreement.

               13.6 Amendments, Waivers and Consents. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article 9 of the Indenture and pursuant to a written instrument executed by all the parties hereto. None of the Trustee, the Escrow Agent, the Securities Intermediary, the Collateral Agent or any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee, the Escrow Agent, the Securities Intermediary, the Collateral Agent or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee, the Escrow Agent, the Collateral Agent, the Securities Intermediary or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee, the Escrow Agent, the Securities Intermediary, the Collateral Agent or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

               13.7 Continuing Security Interest; Termination. (a) This Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in this Agreement, remain in full force and effect until the earlier of (i) the discharge or defeasance of all obligations of VeraSun under the Indenture pursuant to Article 8 of the Indenture or (ii) disbursement of all of the Collateral pursuant to Section 6. This Agreement shall be binding upon VeraSun and its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee and the Collateral Agent hereunder, to the benefit of the Trustee, the Collateral Agent, the Holders of the Notes and their respective successors, transferees and assigns.

               (b) This Agreement (other than VeraSun's obligations under Sections 10 and 12) shall terminate upon the earlier of (i) the discharge or defeasance of all obligations of VeraSun under the Indenture pursuant to Article 8 of the Indenture or (ii) disbursement of all of the Collateral pursuant to
Section 6.

               (c) At such time as set forth in (a) or (b) above, the Collateral Agent shall, pursuant to a written order of VeraSun, reassign and redeliver to VeraSun all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms of this Agreement and the Indenture and take all actions requested by VeraSun that are necessary to release the security interest created by this Agreement in and to the Collateral, including the filing of all termination statements provided to it necessary to terminate any financing or continuation statements filed with respect to the Collateral. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent or the Trustee in its capacity as such and shall be at the reasonable expense of VeraSun.

               13.8 Survival of Representations and Covenants. All representations, warranties and covenants of VeraSun contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement. The obligations of VeraSun under Sections 10 and 12 hereof shall survive the termination of this Agreement.

               13.9 Waivers. VeraSun waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which VeraSun might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

               13.10 Authority of the Collateral Agent and the Escrow Agent. The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto but no duties, obligations or powers shall be inferred or implied. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents, attorneys, experts, accountants, advisors or employees and the exculpatory provisions provided herein shall be equally applicable to such Persons. The Collateral Agent shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning any matters arising hereunder. Except as otherwise expressly provided in this Agreement or the Indenture, neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be liable to VeraSun for any action taken or omitted to be taken by the Collateral Agent, in its capacity as Collateral Agent, hereunder, except for its own bad faith, gross negligence or willful misconduct. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to conclusively rely on any communication, instrument or document (whether in its original or facsimile form) believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

               (b) VeraSun acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and VeraSun, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and VeraSun shall not be obligated or entitled to make any inquiry respecting such authority.

               (c) The Escrow Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Escrow Agent by the terms hereof, together with such powers as are reasonably incident thereto but no duties, obligations or powers shall be inferred or implied. The Escrow Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents, attorneys, experts, accountants, advisors or employees and the exculpatory provisions provided herein shall be equally applicable to such Persons. The Escrow Agent shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning any matters arising hereunder. Except as otherwise expressly provided in this Agreement or the Indenture, neither the Escrow Agent nor any director, officer, employee, attorney or agent of the Escrow Agent shall be liable to VeraSun for any action taken or omitted to be taken by the Escrow Agent, in its capacity as Escrow Agent, hereunder, except for its own bad faith, gross negligence or willful misconduct. The Escrow Agent and its directors, officers, employees, attorneys and agents shall be entitled to conclusively rely on any communication, instrument or document (whether in its original or facsimile form) believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

               (d) The Escrow Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and VeraSun shall not be obligated or entitled to make any inquiry respecting such authority.

               13.11 Removal of Escrow Agent and Securities Intermediary; Successor Escrow Agent and Securities Intermediary by Merger, etc. (a) VeraSun and the Trustee may remove both the Escrow Agent and the Securities Intermediary at any time by giving to the Escrow Agent and the Securities Intermediary thirty calendar days' prior notice in writing signed by both VeraSun and the Trustee.

               (b) Within twenty calendar days after giving the foregoing notice of removal to the Escrow Agent and the Securities Intermediary, VeraSun and the Trustee shall jointly agree on and appoint a successor Escrow Agent and Securities Intermediary. If a successor Escrow Agent has not accepted such appointment by the end of such twenty-day period, the Escrow Agent and Securities Intermediary may, in their sole discretion, apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent and Securities Intermediary or for other appropriate relief.

               (c) Upon receipt of the notice of identity of the successor Escrow Agent, the Escrow Agent shall deliver the Collateral then held hereunder to the successor Escrow Agent.

               (d) If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

               13.12 Resignation. The Escrow Agent may resign hereunder upon sixty (60) days' prior notice to the VeraSun and Trustee. Upon the effective date of such resignation, the Escrow Agent shall deliver the Collateral to any substitute escrow agent designated by VeraSun and Trustee in writing. If VeraSun and Trustee fail to designate a substitute escrow agent within sixty (60) days after the giving of such notice, the Escrow Agent may institute a petition for interpleader. The Escrow Agent's sole responsibility after such 60-day notice period expires shall be to hold the Deposit (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery the Escrow Agent's obligations hereunder shall cease and terminate.

               13.13 Tax Matters. Each of VeraSun and the Trustee and the Collateral Agent shall provide the Escrow Agent with its taxpayer identification number documented on the signature page hereto. Failure so to provide such forms may prevent or delay disbursements from the Collateral and may also result in the assessment of a penalty and Escrow Agent's being required to withhold tax on any interest or other income earned on the Collateral. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

               13.14 Funds Transfer. (a) In the event funds transfer instructions are given (other than in writing at the time of execution of the Escrow Agreement), whether in writing, by telefax, or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or person designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule II, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your Officers, as the Escrow Agent may select. Such Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such Officer. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

               (b) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank, designated.

               13.15 Final Expression. This Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

               13.16 Rights of Holders of the Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the Notes pursuant to Article 6 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

               13.17 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Damages. (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, and any dispute arising out of, connected with, related to, or incidental to the relationship established between VeraSun, the Trustee, the Escrow Agent, the Collateral Agent, the Securities Intermediary, and the Holders of the Notes in connection with this Agreement, and whether arising in contract, tort, equity or otherwise, shall be resolved in accordance with the laws of the State of New York.

               (b) VeraSun hereby waives personal service of process in any suit, action or proceeding with respect to this Agreement and for actions brought under the U.S. Federal or state securities laws brought in any Federal or state court located in the City of New York (each a "NEW YORK COURT") and consents that all service of process in any such suit, action or proceeding shall be made by registered mail, return receipt requested, directed to VeraSun at the address indicated in Section 13.1. Each of the parties hereto submits to the jurisdiction of any New York Court and to the courts of its corporate domicile with respect to any actions brought against it as defendant in any suit, action or proceeding arising out of, connected with, related to, or incidental to the relationship established among VeraSun, the Trustee, the Collateral Agent, the Securities Intermediary, the Escrow Agent and the Holders in connection with this Agreement, and each of the parties hereto waives any objection that it may have to the laying of venue, including any pleading of forum non conveniens, with respect to any such action and waives any right to which it may be entitled on account of place of residence or domicile.

               (c) VeraSun agrees that neither any Holder of Notes nor (except as otherwise provided in this Agreement or the Indenture) the Escrow Agent in its capacity as Escrow Agent nor the Securities Intermediary nor the Collateral Agent shall have any liability to VeraSun (whether arising in tort, contract or otherwise) for losses suffered by VeraSun in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Agreement, or any act, omission or event occurring in connection therewith, unless such losses were the result of acts or omissions on the part of the Escrow Agent, the Securities Intermediary, or the Collateral Agent or such Holders of Notes, as the case may be, constituting bad faith, gross negligence or willful misconduct.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed and delivered as of the date first above written.

TAX CERTIFICATION: Taxpayer ID#: _______________________________________

NOTE: The following certification shall be used by and for a U.S. resident only. Non-residents must use and provide Form W8-BEN

Customer is a (check one):

[ ] Corporation   [ ] Municipality   [ ] Partnership   [ ] Non-profit or Charitable Org
[ ] Individual    [ ] REMIC          [ ] Trust         [ ] Other _____________

Under the penalties of perjury, the undersigned certifies that:

(1)  the entity is organized under the laws of the United States

(2) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

          Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

                                        VeraSun:

                                        VERASUN ENERGY CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: Donald L. Endres
                                        Title: Chief Executive Officer

TAX CERTIFICATION: Taxpayer ID#: ____________________________________

NOTE: The following certification shall be used by and for a U.S. resident only. Non-residents must use and provide Form W8-BEN

Customer is a (check one):

[ ] Corporation   [ ] Municipality   [ ] Partnership   [ ] Non-profit or Charitable Org
[ ] Individual    [ ] REMIC          [ ] Trust         [ ] Other _____________

Under the penalties of perjury, the undersigned certifies that:

(4)  the entity is organized under the laws of the United States

(5) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(6) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

                                        Trustee and Collateral Agent:

                                        WELLS FARGO BANK, N.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Securities Intermediary and Escrow
                                        Agent:

                                        WELLS FARGO BANK, N.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   Schedule I
                                  Fee Schedule

ANNUAL ESCROW AGENT FEE   $3,000

All out-of-pocket expenses will be billed in addition to the above, such as fees of counsel, settlement charges for delivery of physical securities, outside accounting firms, rebate calculation agent expenses, travel expenses of bank officers attending closing, etc.

                                   Schedule II

                TELEPHONE NUMBER(S) FOR CALL-BACKS AND PERSON(S)

                DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS

If to VeraSun:

Name                                       Telephone Number
----                                       ----------------
Bruce A. Jamerson
President and Chief Financial Officer        605-696-7207

Ginja R. Collins
Treasurer and Secretary Telephone Number     605-696-7208

If to Trustee:

Name                                       Telephone Number
----                                       ----------------


Telephone call-backs shall be made to either VeraSun or Trustee if joint instructions are required pursuant to the Escrow Agreement.

                                                                       EXHIBIT A

                           VERASUN ENERGY CORPORATION

                       Completion Certificate pursuant to
                      Section 6(a) of the Escrow Agreement

                                [________], 2005

          Pursuant to Section 6(a) of the Security and Escrow Agreement dated as of December 21, 2005 (the "ESCROW AGREEMENT", capitalized terms used herein and not otherwise defined are used herein as defined in the Escrow Agreement), by and among VeraSun Energy Corporation, a South Dakota corporation (the "COMPANY"), Wells Fargo Bank, N.A., as Trustee and Collateral Agent and Wells Fargo Bank, N.A., as Escrow Agent and Securities Intermediary, I, ________, Chief Executive Officer of the Company, and I, _______, President and Chief Financial Officer of the Company, each do hereby certify on behalf of the Company to the best of my knowledge after reasonable investigation as follows:

     1. The Company has received a certificate from Fagen, Inc, stating that the Charles City Construction has been completed, which certificate is attached hereto as Exhibit A.

     2. The Charles City Construction has resulted in a production capacity of at least 110.0 million gallons of ethanol annually.

     3. All material consents, approvals, licenses and permits necessary for the commercial operation of the Charles City Construction have been obtained from the relevant governmental authorities.

     4.   No Default or Event of Default has occurred and is continuing.

          IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

                                        VERASUN ENERGY CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT B

                           VERASUN ENERGY CORPORATION

                      Disbursement Certificate pursuant to
                      Section 6(b) of the Escrow Agreement

                                [________], 2005

          Pursuant to Section 6(b) of the Security and Escrow Agreement dated as of December 21, 2005 (the "ESCROW AGREEMENT", capitalized terms used herein and not otherwise defined are used herein as defined in the Escrow Agreement), by and among VeraSun Energy Corporation, a South Dakota corporation (the "COMPANY"), Wells Fargo Bank, N.A., as Trustee and Collateral Agent and Wells Fargo Bank, N.A., as Escrow Agent and Securities Intermediary, I, _________, Chief Executive Officer of the Company, and I, _________, President and Chief Financial Officer of the Company, each do hereby certify on behalf of the Company to the best of my knowledge after reasonable investigation as follows:

     1. The amount requested to be disbursed from the Escrow Account is $_____________. Such funds will be applied ____________________.

     2. Such funds will be used in connection with the Charles City Construction in a manner consistent with the terms hereof and of the Indenture.

     3. The use of such funds for the purpose or purposes set forth in paragraph (1) will not violate the terms of the Indenture.

     4. Such funds will be applied as set forth in paragraph (1) within no more than ten Business Days after their release from the Escrow Account

          IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

                                        VERASUN ENERGY CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       Exhibit G

                                Form of Mortgage

                                                                       Exhibit G

This Mortgage was prepared by and
when recorded should be mailed to:
Erika K Del Duca, Esq.
Milbank, Tweed, Hadley & McCloy, LLP
1 Chase Manhattan Plaza
New York, NY 10005

          This MORTGAGE, ASSIGNMENT, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (as the same may from time to time be extended, spread, split, consolidated, modified, restated or renewed, this "MORTGAGE") is made as of December ___, 2005 by and from [VERASUN AURORA CORPORATION][VERASUN FORT DODGE, LLC], a [South Dakota][Delaware] [corporation][limited liability company] ("GRANTOR"), to WELLS FARGO BANK, N.A., as collateral agent (together with its successors and assigns, "AGENT") for the benefit of Trustee (hereinafter defined) and Holders (as such term is defined in the Indenture defined below) ("MORTGAGEE").

                                   WITNESSETH:

          WHEREAS, VeraSun Energy Corporation, a South Dakota corporation ("VERASUN ENERGY" or "BORROWER"), has entered into that certain Indenture, dated as of the date hereof, with, inter alia, the Guarantors as defined therein and the Trustee defined therein (said Indenture, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the "INDENTURE"); and

          WHEREAS, pursuant to the Indenture, VeraSun Energy will issue the Securities (as defined therein); and

          WHEREAS, Grantor is a Guarantor (as defined in the Indenture) and will guaranty certain obligations of VeraSun Energy pursuant to the Note Guarantee (as defined in the Indenture) as described therein; and

          WHEREAS, this Mortgage is to be executed and delivered to Mortgagee in order to secure the payment and performance of the Secured Obligations (as defined herein), including, without limitation, the obligations of Grantor under the Note Guarantee.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the punctual payment and performance by Grantor and Borrower when due, whether at stated maturity, by acceleration or otherwise, of the Secured Obligations, Grantor does hereby grant, bargain, sell, mortgage, warrant, convey, alien, remise, release, assign, transfer, set over, deliver, confirm and convey unto Mortgagee, upon the terms and conditions of this Mortgage, with power of sale and right of entry as provided hereinbelow, each and all of the real properties described in the Granting Clauses herein (which, together with all other property described in the Granting Clauses herein, is hereinafter collectively called the "MORTGAGED PROPERTY").

                                GRANTING CLAUSES

          All the estate, right, title and interest of Grantor in, to and under, or derived from, the plots, pieces and parcels of land more particularly described in Exhibit A hereto (the "LAND");

          TOGETHER with all of Grantor's right, title and interest in and to the tenements, hereditaments, appurtenances and all the estates and rights of Grantor in and to the Land;

          TOGETHER with all of Grantor's right, title and interest in and to any and all buildings and improvements now or hereafter located on the Land (hereinafter collectively referred to as the "IMPROVEMENTS") and all right, title and interest, if any, of Grantor in and to the streets, roads, sidewalks and alleys abutting the Land, and strips and gores within or adjoining the Land, the air space and right to use said air space above the Land and any transferable development or similar rights appurtenant thereto, all rights of ingress and egress by motor vehicles to parking facilities on or within the Land, all easements now or hereafter affecting the Land, royalties and all rights appertaining to the use and enjoyment of the Land, including alley, drainage, mineral, water, oil and gas rights (less and except any oil, gas and other minerals and any other rights previously reserved or conveyed of record);

          TOGETHER with all of Grantor's right, title and interest in and to any and all property, and all additions thereto and substitutions or replacements thereof now or hereinafter contained or attached to and used in connection with the Premises to the extent the same constitutes real property or fixtures in the state in which the Land is located (all of the foregoing, including the items hereinafter enumerated, are herein collectively referred to as the "FIXTURE PROPERTY"), including all removable window and floor coverings, furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and elevator plants, cooking facilities, vacuum cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, fittings and fixtures, to the extent the same constitutes real property or fixtures in the state in which the Land is located (the Land, the Improvements and the Fixture Property are hereinafter collectively referred to as the "PREMISES");

          TOGETHER with all of Grantor's right, title and interest in and to any and all leases, subleases, lettings and licenses of the Premises or any part thereof now or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof (all of the foregoing are hereinafter collectively referred to as the "LEASES"), including cash and securities deposited thereunder (as down payments, security deposits or otherwise), the right to receive and collect the rents, security deposits, income, proceeds, earnings, royalties, revenues, issues and profits payable thereunder and the rights to enforce, whether at law or in equity or by any other means, all provisions and options thereof or thereunder (all of the foregoing are hereinafter collectively referred to as the "RENTS") and the right during the continuance of an Event of Default to apply the same to the payment and performance of the Secured Obligations;

          TOGETHER with all of Grantor's right, title and interest in and to any and all rights, dividends and/or claims of any kind whatsoever relating to the Premises (including damage, secured, unsecured, lien, priority and administration claims); together with the right to take any action or file any papers or process in any court of competent jurisdiction, which may in the opinion of Mortgagee be necessary to preserve, protect or enforce such rights or claims, including the filing of any proof of claim in any insolvency proceeding under any state, federal or other laws and any rights, claims or awards accruing to or to be paid to Grantor in its capacity as landlord under any Lease;

          TOGETHER with all of Grantor's right, title and interest in and to any and all other agreements, rights, written materials and intangible personal property (whether now or in the future existing) arising in connection with, derived from or otherwise relating to the Mortgaged Property or any portion thereof or the ownership, development, construction, use, operation, occupancy, lease, sale or financing of the Mortgaged Property or any portion thereof (excluding the extent to which same relate to the conduct of Grantor's business), including: (i) permits, approvals, consents and other authorizations;
(ii) improvement plans and specifications and architectural drawings; (iii) agreements with contractors, subcontractors and suppliers; (iv) warranties and guaranties; and (v) escrow proceeds, reserves, deposits, bonds, deferred payments, refunds, rebates, discounts, cost savings and leases (in each case subject to Section 7.15(a));

          TOGETHER with all of Grantor's right, title and interest in and to any and all unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Grantor and relating to the Premises and all proceeds of the conversion, voluntary or involuntary, of the Premises into cash or liquidated claims, including proceeds of hazard and title insurance and all awards and compensation heretofore and hereafter made to the present and all subsequent owners of the Premises by any governmental or other lawful authorities for the taking by eminent domain, condemnation or otherwise, of all or any part of the Premises or any easement therein, including awards for any change of grade of streets (all of the foregoing are hereinafter collectively referred to as the "AWARDS"); and

          TOGETHER with all right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, any of the foregoing hereafter acquired by, or released to, Grantor or constructed, assembled or placed by Grantor on the Premises and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assemblage, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Grantor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Grantor and specifically described herein.

          TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee and its successors and assigns, forever, subject to the terms and conditions of this Mortgage for the ratable benefit of the Mortgagee, Trustee, the holders of the Notes and the Party Lien Holders (as defined in the Security Agreement) (collectively, the "SECURED PARTIES"), subject to the terms of the Security Agreement.

                                    ARTICLE I

                               Certain Definitions

          SECTION 1.01. Certain Definitions.

     (a) Capitalized terms used herein and not defined herein shall have the meanings given them in the Indenture.

     (b) As used herein, the following terms shall have the meanings set forth opposite them below:

          "ACTION" has the meaning set forth in Section 7.10.

          "AGENT" has the meaning set forth in the Recitals.

          "VERASUN ENERGY" has the meaning set forth in the Recitals.

          "AWARDS" has the meaning set forth in the Granting Clauses.

          "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended from time to time.

          "BORROWER" has the meaning set forth in the Recitals.

          "DEFAULT RATE" means, at any time, the rate of interest per annum equal to the lesser of (i) the maximum non-usurious rate permitted by law and
(ii) 2% in excess of the then interest rate payable on the Securities.

          "EASEMENTS" has the meaning set forth in Section 3.05(b)(ii).

          "ENVIRONMENTAL LAW" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Grantor or the Mortgaged Property and relate to Hazardous Materials or protection of human health or the environment, in each case, binding on Grantor or the Mortgaged Property.

          "ENVIRONMENTAL LIENS" means all liens, charges and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Grantor or any other Person.

          "EVENT OF DEFAULT" has the meaning set forth in the Indenture.

          "FIXTURE PROPERTY" has the meaning set forth in the Granting Clauses.

          "GRANTOR" has the meaning set forth in the Recitals.

          "HAZARDOUS MATERIALS" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls ("PCBS") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; any substance the presence of which on the Mortgaged Property is prohibited by any federal, state or local governmental authority; any substance that requires special handling under Environmental Laws; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", "hazardous waste", "toxic substance", "toxic pollutant", "contaminant", or "pollutant" within the meaning of any Environmental Law.

          "IMPOSITIONS" means all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges and any penalties or interest for non-payment thereof, heretofore or hereafter imposed upon the Mortgaged Property.

          "IMPROVEMENTS" has the meaning set forth in the Granting Clauses.

          "INDEBTEDNESS": All indebtedness of Grantor to Mortgagee or any of the other Secured Parties under the Loan Documents to which Grantor is a party, including, without limitation, the sum of all principal, interest and other amounts owing under or evidenced or secured by the Loan Documents to which Grantor is a party and obligations and liabilities of any nature now or hereafter existing under or arising in connection with reimbursement obligations under the Loan Documents to which Grantor is a party, together with interest and other amounts payable thereunder with respect thereto. The Indebtedness secured hereby includes, without limitation, all interest and expenses accruing after the commencement by or against Grantor of a proceeding under the Bankruptcy Code or any similar law for the relief of debtors.

          "INDEMNIFIED PARTIES" has the meaning set forth in Section 7.20.

          "INDENTURE" has the meaning set forth in the Recitals.

          "LAND" has the meaning set forth in the Granting Clauses.

          "LOAN DOCUMENTS" means the Note Guarantees, the Indenture (including any supplemental indentures), the Securities, the Security Agreement, the Security and Escrow Agreement, the Registration Rights Agreement (as defined in the Purchase Agreement) and this Mortgage, as any of the foregoing may be amended, restated, modified, extended, split, consolidated, supplemented or replaced from time to time.

          "LOSSES" has the meaning set forth in Section 8.20.

          "MORTGAGE" has the meaning set forth in the Recitals.

          "MORTGAGED PROPERTY" has the meaning set forth in the Recitals.

          "MORTGAGEE" has the meaning set forth in the Recitals.

          "NOTE GUARANTEES" has the meaning set forth in the Recitals.

          "NOTICE" has the meaning set forth in Section 8.03.

          "PERMITTED ENCUMBRANCES" means the following matters to which title to the Premises may be subject and any other title exceptions or objections, if any, as Mortgagee may approve: (a) the Liens created or permitted by this Mortgage, (b) Liens, charges and encumbrances of record affecting the Premises as of the date of this Mortgage as set forth in the mortgagee title insurance policy insuring Mortgagee's mortgage lien, (c) Liens permitted under clauses
(iii) and (v) of Section 4.15 of the Indenture, (d) Permitted Liens as defined in clauses (1), (2), (3), (5), (6), (8) (provided the Capitalized Leases and operating leases referred to therein are entered into in the ordinary course of Grantor's business), (5) and (7) of the definition of "Permitted Liens" in the Indenture.

          "PERSON" means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any governmental authority, endowment fund or any other form of entity.

          "PREMISES" has the meaning set forth in the Granting Clauses.

          "RELEASE" means any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping or disposing of Hazardous Materials.

          "RENTS" has the meaning set forth in the Granting Clauses.

          "SECURED OBLIGATIONS" has the meaning set forth in Section 2.01.

          "SECURED PARTIES" has the meaning set forth in the Granting Clauses.

          "SECURITY AGREEMENT" means that certain Security Agreement, dated as of the date hereof, among the Grantor, VeraSun Energy Corporation, and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

          "LEASES" has the meaning set forth in the Granting Clauses.

          "TRUSTEE" has the meaning set forth in the Indenture.

          "UCC" means the Uniform Commercial Code of [South Dakota][Illinois] or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than [South Dakota][Illinois], then, as to the matter in question, the Uniform Commercial Code in effect in that state.

                                   ARTICLE II

                               Secured Obligations

          SECTION 2.01. Secured Obligations. This Mortgage is given for the purpose of securing the payment and performance of all agreements, covenants, conditions, warranties, representations and other obligations of Grantor (including, without limitation, the obligation to repay the Indebtedness) under the Loan Documents to which Grantor is a party, whether now or hereafter existing, whether matured or unmatured, contingent or liquidated (collectively, and as any of the foregoing may be amended, modified, supplemented, renewed, extended, repledged or replaced, the "SECURED OBLIGATIONS"). The maximum principal amount that may be secured hereby is Two Hundred Million Dollars ($200,000,000.00).

              Representations, Warranties and Covenants of Grantor

          SECTION 3.01. Payment of Secured Obligations. Grantor shall punctually pay when due, and timely perform, the Secured Obligations, and will timely perform and observe all of its obligations under the Loan Documents.SECTION
3.02. Warranty of Title. Grantor covenants (i) that it has good fee simple title to the Premises (other than any portion thereof consisting of easements) and a good easement interest in any portion of the Premises consisting of easements, in each case free and clear of all liens, charges and encumbrances of every kind and character, subject only to the Permitted Encumbrances, (ii) that it has and will continue to have full power and lawful authority to encumber and convey the Mortgaged Property as provided herein and (iii) that this Mortgage is and will continue to remain a valid and enforceable first priority mortgage lien on and security interest in the Mortgaged Property, subject only to the Permitted Encumbrances. Grantor further covenants that it will preserve such title and will forever warrant and defend the title to the Mortgaged Property, subject to Permitted Encumbrances, unto Mortgagee against all lawful claims whatsoever and will forever warrant and defend the validity, enforceability and first priority of the mortgage lien of this Mortgage against the claims of all Persons and parties whomsoever, subject nevertheless to the Permitted Encumbrances. SECTION
3.03. Use; Alterations. (a) Grantor will not use, and will not permit any tenant of the Premises to use, the Premises for any purpose other than (i) substantially the same use as in effect as of the date hereof, (ii) any use permitted under the Indenture and (iii) in the case of a tenant, any lawful use that does not materially adversely affect the use of the Premises for Grantor's business or the value of the Premises, unless such other use (if any) is consented to in writing by Mortgagee, which consent shall not be unreasonably withheld, delayed or conditioned. (b) Provided that no Event of Default is then continuing, Grantor may make alterations, additions or other improvements to the Premises or any part thereof, provided that any alterations, additions or other improvements (i) shall not reduce the fair market value of the Premises below its value immediately before the alteration, addition or other improvement, or materially adversely affect the use of the Premises other than temporarily during construction, (ii) are effected with due diligence and in a good and workmanlike manner and in material compliance with all legal requirements and insurance requirements and on a lien-free basis, subject to Section 3.13 and
(iii) are promptly and fully paid for by Grantor, subject to Section 3.13.

          SECTION 3.04. Insurance. Grantor shall:(a) Keep, at its sole cost and expense, the Mortgaged Property insured at all times in such amounts as shall be customary for similar businesses as Grantor's business and maintain such other insurance of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses as Grantor's business and maintain such other insurance as may be required by law or the terms of the Indenture. Without limiting the generality of the foregoing Grantor shall maintain the following insurance coverage:

          (1) All Risk Property insurance on the Premises, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction endorsements, in each case (i) in an amount equal to 100% of the "Full Replacement Cost" of the Premises, which for purposes of this Section shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation and with a Replacement Cost Endorsement, subject to commercially reasonable sub-limits; (ii) containing an agreed amount endorsement with respect to the Premises waiving all co-insurance provisions; (iii) providing for no deductible in excess of $1,000,000; and
     (iv) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Premises shall constitute non-conforming structures or uses. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Grantor and approved by Mortgagee, which approval shall not be unreasonably withheld, delayed or conditioned, or by an engineer or appraiser in the regular employ of Grantor. Mortgagee shall not require an appraisal more often than once per year unless Mortgagee in its reasonable discretion believes that the Full Replacement Cost has increased.

          (2) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (i) to be on the so-called "occurrence" form with each occurrence and general aggregate limits of not less than $50,000,000 (may be satisfied in combination with umbrella liability coverage); (ii) to continue at not less than this limit until required to be changed by Mortgagee in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an "if any" basis; (c) independent contractors; (d) blanket contractual liability for all written contracts; and (e) contractual liability covering the indemnities contained in this Mortgage to the extent available.

          (3) Workers' Compensation insurance, subject to the statutory limits of the State, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease in the aggregate in respect of any work or operations on or about the Premises, or in connection with the Premises or its operations (if applicable).

          (4) Boiler & Machinery insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to the lesser of (i) one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements and (ii) a minimum of $100,000,000 in coverage. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of a covered accident or breakdown.

          (5) To the extent available at commercially reasonable rates, terrorism Insurance from and against all losses, damages, costs, expenses, claims and liabilities relating to or arising from acts of terrorism in an amount equal to the "Full Replacement Cost" of the Improvements as determined above.

          (6) If Mortgagee determines at any time that any part of the Premises is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Grantor will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (i) the outstanding principal balance of the Indebtedness or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

          (7) During the period of any construction or renovation or alteration of the Improvements, a so-called "Builder's All Risk" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Mortgagee, which approval shall not be unreasonably withheld, delayed or conditioned, including an Occupancy endorsement and Worker's Compensation Insurance covering all Persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State of [South Dakota][Iowa].

          (8) Such other insurance as may from time to time be reasonably required by Mortgagee against other insurable hazards, provided that such other insurance is customarily maintained by companies in the same or similar businesses as Grantor's business.

     (b) Cause all such property and casualty insurance policies with respect to the Mortgaged Property to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Mortgagee, which endorsement shall provide that, from and after the date hereof, if the insurance carrier shall have received written notice from the Mortgagee of the occurrence of an Event of Default and such Event of Default should be continuing, the insurance carrier shall pay all proceeds otherwise payable to Grantor under such policies directly to the Mortgagee; cause all such policies to provide that neither Grantor, Mortgagee nor any other Person shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement," without any deduction for depreciation, and such other provisions as the Mortgagee may reasonably require from time to time to protect its interests; deliver original or certified copies of all such policies or a certificate of an insurance broker to the Mortgagee; cause each such policy to provide that it shall not be canceled or not renewed upon less than 30 days' prior written notice thereof by the Mortgagee; deliver to the Mortgagee, prior to the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Mortgagee), or insurance certificate with respect thereto, together with evidence reasonably satisfactory to the Mortgagee of payment of the premium therefor. Grantor's insurance shall be primary and without contribution from any insurance procured by Mortgagee. All the insurance companies must be authorized to do business in the State of [South Dakota][Iowa]. The primary property and liability insurance companies must have a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc. and a claims paying ability of BBB or better according to Standard & Poors.

     (c) In the event Grantor satisfies the requirements hereunder through the use of a blanket policy covering properties in addition to the Mortgaged Property, then (unless such policy is provided in substantially the same manner as it is as of the date hereof), Grantor shall provide evidence satisfactory to Mortgagee that the insurance premiums for the Mortgaged Property are separately allocated under such policy to the Mortgaged Property and that payment of such allocated amount (i) shall maintain the effectiveness of such policy as to the Mortgaged Property and (ii) shall otherwise provide the same protection as would a separate policy that complies with the terms of this Mortgage as to the Mortgaged Property, notwithstanding the failure of payment of any other portion of the insurance premiums. If no such allocation is available, Mortgagee may, upon not less than 30 days' prior written notice to Grantor (unless Grantor or the insurer furnishes to Mortgagee assurance reasonably satisfactory to Mortgagee that the failure to have such allocation would not reasonably be expected to have a material adverse affect on the coverage available with respect to the Premises as required by this Mortgage or Mortgagee's ability to provide such insurance should Grantor fail to do so), purchase a non-blanket policy covering such Mortgaged Property from insurance companies which qualify under this Mortgage and at Grantor's cost and Grantor shall reimburse Mortgagee upon demand and such amount shall incur interest at the Default Rate from and including the date paid by Mortgagee until repaid to Mortgagee in full.

          SECTION 3.05. Liens and Liabilities.

     (a) Discharge of Liens. Grantor will pay, bond or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Premises except to the extent the same are not yet delinquent or being contested in accordance with Section 3.13 in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made.

     (b) Creation of Liens. (i) Grantor will not, without Mortgagee's consent, create, place or permit to be created or placed or allow to remain, and (subject to the right of Mortgagee to contest the same in accordance with Section 3.13 in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made) shall discharge and release (A) within sixty (60) days of the placing thereof, any deed of trust, mortgage, trust deed, voluntary lien, security interest or other encumbrance and (B) within sixty (60) days after receipt of written notice thereof, any involuntary lien, security interest or other encumbrance (and, in any event, in the case of any such lien or encumbrance described in Clause (A) and (B) hereof, at such earlier time as may be required to prevent (1) foreclosure of such lien or encumbrance and (2) any liability to Mortgagee or Secured Parties in respect thereof) against or covering the Premises, other than Permitted Encumbrances, whether or not subordinate hereto.(ii) Grantor shall have the right to grant easements, rights of way and similar rights ("EASEMENTS") affecting the Premises or any part thereof for the purpose of providing water, gas, electric, power, sewer, drainage, telephone, telecommunication and other utilities, facilities and services to the Premises or any premises adjacent to the Premises or for the purpose of providing access, ingress, egress, roads, railroad spurs, parking and similar facilities and rights serving the Premises or any premises adjacent to the Premises, provided that any such Easement does not materially adversely affect the use of the Premises or the value of the Premises at such time. Any such Easements granted by Grantor shall be Permitted Encumbrances. Upon the request of Grantor, Mortgagee shall (at Grantor's sole cost and expense) promptly execute and deliver an instrument in form and substance reasonably satisfactory to Grantor and Mortgagee providing that this Mortgage shall be subject and subordinate to any such Easement, provided that (x) Grantor shall deliver to Mortgagee an Officer's Certificate that such Easement does not materially adversely affect the use of the Premises or the value of the Premises at the time and (y) if the Grantor receives any cash consideration for such Easement, Grantor shall deliver to Mortgagee such cash consideration, which Mortgagee shall deposit in the Collateral Account and hold, apply and pay the same as provided in the Indenture. Grantor shall also have the right to release Easements benefiting the Premises and, upon the request of Grantor, Mortgagee shall (at Grantor's sole cost and expense) promptly execute and deliver an instrument in form and substance reasonably satisfactory to Grantor and Mortgagee providing that the relevant Easement shall be and thereby is released from the lien of this Mortgage, provided that (X) Grantor shall deliver to Mortgagee an Officer's Certificate that the release of such Easement does not materially adversely affect the use or value of the Premises at the time and (Y) if Grantor receives any cash consideration for such release, Grantor shall deliver to Mortgagee such cash consideration, which Mortgagee shall deposit in the Collateral Account and hold, apply and pay the same as provided in the Indenture.

     (c) No Consent. Nothing in this Mortgage shall be deemed or construed in any way as constituting the consent or request by Mortgagee, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Premises. Grantor further agrees that Mortgagee does not stand in any fiduciary relationship to Grantor.

          SECTION 3.06. Taxes and Other Charges.

     (a) Taxes on the Premises. Grantor will promptly pay when due and before any penalty or interest may be added thereto, all Impositions. Grantor will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable except to the extent the same are not yet delinquent or being contested in accordance with Section 3.13 in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made.

     Increased Costs. In the event of the enactment after the date hereof of any law or regulation deducting from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to adversely affect (other than to a de minimis extent with respect to non-monetary obligations only) this Mortgage, the Secured Obligations, Mortgagee or the Secured Parties, then, and in such event, Grantor shall, on demand, pay to Mortgagee or such Secured Parties, or reimburse Mortgagee or such Secured Parties for payment of, all taxes, assessments, charges or liens for which Mortgagee or such Secured Parties are or may be liable as a result thereof, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Secured Obligations wholly or partially usurious under applicable law, then Mortgagee may, at its option, require Grantor to pay or reimburse Mortgagee for payment of the lawful and non-usurious portion thereof.

          SECTION 3.07. Damage and Destruction.

          (a) Grantor's Obligations. In the event of any damage to or loss or destruction of the Premises, Grantor shall (i) promptly notify Mortgagee of such event, if such event would give rise to a claim under the insurance policies required to be maintained by Grantor pursuant to Section 3.04, (ii) take such steps as shall be reasonably necessary to preserve any undamaged portion of the Premises and (iii) take such steps as shall be reasonable necessary to recover and apply the Net Loss Proceeds in connection with such damage or destruction in accordance with the terms of the Indenture, including depositing such Net Loss Proceeds into the Collateral Account.

          (b) Mortgagee's Rights; Application of Proceeds. In the event that any portion of the Premises is so damaged, destroyed or lost, and such damage, destruction or loss is covered, in whole or in part, by insurance required by
Section 3.04, then (i) Mortgagee may, but shall not be obligated to, make proof of loss if an Event of Default shall have occurred and be continuing and is hereby authorized and empowered by Grantor to settle, adjust or compromise any claims for damage, destruction or loss thereunder if an Event of Default shall have occurred and be continuing and (ii) each insurance company concerned is hereby authorized and directed to make payment therefor directly to Mortgagee if an Event of Default shall have occurred and be continuing. Mortgagee shall deposit in the Collateral Account any Net Loss Proceeds that it recovers for application in accordance with the terms of the Indenture.

          (c) Repairs and Restoration. Notwithstanding anything to the contrary, except as provided in the Indenture, Grantor shall have no obligation to restore the Premises or, if Grantor elects to restore the Premises, to expend any sum in excess of the Net Loss Proceeds made available to Grantor for such purpose pursuant to the Indenture.

          (d) Effect on the Secured Obligations. Notwithstanding any loss, damage or destruction referred to in this Section, Grantor shall continue to be obligated on the Secured Obligations as provided herein, except to the extent that the Net Loss Proceeds are applied to the Secured Obligations. Any reduction in the Secured Obligations resulting from such application shall be deemed to take effect only on the date of receipt by Mortgagee of such insurance proceeds and application against the Secured Obligations, provided that if prior to the receipt by

Mortgagee of such insurance proceeds the Mortgaged Property shall have been sold on foreclosure of this Mortgage or by exercise of the power of sale hereunder, or shall have been transferred by deed in lieu of foreclosure of this Mortgage, Mortgagee shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with legal interest thereon together with attorneys' fees and disbursements incurred by Mortgagee in connection with the collection thereof.

          SECTION 3.08. Condemnation.

          (a) Grantor's Obligations; Proceedings. Grantor, promptly upon obtaining knowledge of any pending or threatened institution of any proceedings for the condemnation of the Premises, or of any right of eminent domain which would materially adversely affect the use and operation of the Premises as required hereunder, will notify Mortgagee of the threat or pendency thereof. If an Event of Default shall have occurred and be continuing, Mortgagee may participate in any such proceedings, and Grantor from time to time will execute and deliver to Mortgagee all instruments requested by Mortgagee or as may be required to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, and, if an Event of Default shall have occurred and be continuing, (i) shall deliver to Mortgagee copies of all papers served in connection therewith and shall consult and cooperate with Mortgagee, its attorneys and agents, in the carrying on and defense of any such proceedings and
(ii) shall not adjust, settle or compromise any such proceedings without Mortgagee's consent. Grantor shall recover and apply the Net Loss Proceeds in connection with any condemnation or eminent domain or deed in lieu thereof in accordance with the terms of the Indenture, including depositing such Net Loss Proceeds into the Collateral Account.

          (b) Mortgagee's Rights; Application of Awards. Mortgagee may, but shall not be obligated to, adjust, settle or compromise any claim or proceeding in connection with a condemnation or eminent domain if an Event of Default shall have occurred and be continuing and Mortgagee is hereby authorized and empowered by Grantor to settle, adjust or compromise any such claim or proceeding if an Event of Default shall have occurred and be continuing. Mortgagee shall deposit in the Collateral Account any Net Loss Proceeds that it recovers for application in accordance with the terms of the Indenture.

          (c) Repairs and Restoration. Notwithstanding anything to the contrary, except as provided in the Indenture, Grantor shall have no obligation to restore the Premises or, if Grantor elects to restore the Premises, to expend any sum in excess of the Net Loss Proceeds made available to Grantor for such purpose pursuant to the Indenture.

          (d) Effect on the Secured Obligations. Notwithstanding any condemnation, taking or other proceeding referred to in this Section, Grantor shall continue to be obligated on the Secured Obligations as provided herein, except to the extent that the Net Loss Proceeds are applied to the Secured Obligations. Any reduction in the Secured Obligations resulting from such application shall be deemed to take effect only on the date of receipt by Mortgagee of such Awards and application against the Secured Obligations, provided that if prior to the receipt by Mortgagee of such Awards the Mortgaged Property shall have been sold on foreclosure of this Mortgage or the exercise of the power of sale hereunder, or shall have been transferred by deed in lieu of foreclosure of this Mortgage, Mortgagee shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with legal interest thereon together with attorneys' fees and disbursements incurred by Mortgagee in connection with the collection thereof.

          SECTION 3.09. Notice Limiting Amount. Grantor covenants that it will not, without the prior written consent of Mortgagee, file of record any notice limiting the maximum principal amount secured by this Mortgage.

          SECTION 3.10. Permits. Grantor has and will maintain all required certificates, licenses, authorizations, registrations, permits and/or approvals for the operation, use and occupancy of the Premises, and the conduct of Grantor's business at the Premises (except where such failure to maintain would not reasonably be expected to have a material adverse effect on the operation of Grantor's business or the operation, use or occupancy of the Premises) and, promptly upon request by Mortgagee, Grantor shall deliver to Mortgagee copies of all of the same.

          SECTION 3.11. Further Assurances. Grantor shall:

          (i) at Grantor's sole cost and expense and at the reasonable request of Mortgagee, (A) promptly correct any defect or error which may be discovered in the contents of this Mortgage or in its execution, acknowledgment or recordation and (B) promptly do, execute, acknowledge and deliver any and all such further acts, deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments that may be necessary or that Mortgagee may reasonably request from time to time in order to carry out more effectively the purposes of this Mortgage, to subject to the lien and security interest hereby created any of Grantor's properties, rights or interests covered or now or hereafter intended to be covered hereby, to perfect and maintain said lien and security interest, and to better assure, convey, grant, assign, transfer and confirm unto Mortgagee the rights granted or now or hereafter intended to be granted to Mortgagee hereunder or under any other instrument executed in connection with this Mortgage or which Grantor may be or become bound to convey, mortgage or assign to Mortgagee in order to carry out the intention or facilitate the performance of the provisions of this Mortgage; and

          (ii) at the request of Mortgagee, promptly record and re-record, file and refile and register and re-register this Mortgage, any financing or continuation statements and every other instrument in addition or supplemental to any thereof that shall be required by any present or future law in order to perfect and maintain the validity, effectiveness and priority of this Mortgage and the lien and security interest intended to be created hereby, or to subject after-acquired property of Grantor to such lien and security interest, in such manner and places and within such times as may be necessary to accomplish such purposes and to preserve and protect the rights and remedies of Mortgagee. Upon any failure by Grantor to do so after such request by Mortgagee, Mortgagee may make, execute, record, file, re-record or refile any and all such mortgages, instruments, certificates and documents for and in the name of Grantor, and Grantor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Grantor to do so, which appointment will terminate upon the satisfaction of record of this Mortgage. Grantor will furnish to Mortgagee evidence reasonably satisfactory to Mortgagee of every such recording, filing or registration. Mortgagee may, at Grantor's sole expense, file copies or reproductions of this instrument as financing statements at any time and from time to time without further authorization from Grantor.

          SECTION 3.12. Leases. (a) Assignment. Grantor hereby absolutely and presently bargains, sells, transfers, assigns and sets over to Mortgagee, as further security for the payment of the Secured Obligations, all of its right, title and interest in and to the Leases and the Rents payable thereunder and all rights of Grantor thereunder and any and all deposits held as security under the Leases, whether before or after foreclosure or during the full period of redemption, if any, and shall, upon demand, deliver to Mortgagee an executed counterpart of each Lease. The assignment of the Leases and Rents, and of the aforesaid rights with respect thereto, is intended to be and is an absolute present assignment from Grantor to Mortgagee and not merely the passing of a security interest. Such assignment and grant shall continue in effect until the Secured Obligations are paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Premises by Mortgagee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. Until an Event of Default shall have occurred and be continuing, Grantor shall be entitled to collect and receive the Rents and apply the same in the conduct of its business, provided that such right of Grantor to collect and receive said Rents shall be revoked upon written notice by Mortgagee to Grantor that an Event of Default has occurred and is continuing, and thereafter Mortgagee shall have the right and authority to exercise any of the rights or remedies referred to or set forth in Article VI. In addition, if such an Event of Default shall have occurred and be continuing, Grantor shall promptly pay to Mortgagee (i) all rent prepayments and security or other deposits paid to Grantor pursuant to any Lease assigned hereunder and (ii) all charges for services or facilities or for escalation which were paid pursuant to any such Lease to the extent allocable to any period from and after such Event of Default. Nothing contained in this subsection (a) shall be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any Lease or otherwise to impose any obligation on Mortgagee (including any liability under the covenant of quiet enjoyment contained in any Lease or under any applicable law in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Premises), except that Mortgagee shall be accountable for any money actually received pursuant to such assignment. Grantor hereby further grants to Mortgagee the right to notify the tenant under any Lease of the assignment thereof and, if an Event of Default has occurred and is continuing (i) to demand that the tenant under any Lease pay all amounts due thereunder directly to Mortgagee, (ii) to enter upon and take possession of the Premises for the purpose of collecting the Rents, (iii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof, (iv) to let the Premises, or any part thereof, and (v) to apply the Rents, after payment of all necessary charges and expenses, on account of the Secured Obligations.

          (b) Grantor's Obligation to Pay Rent. If Grantor is not required to surrender possession of the Premises hereunder if an Event of Default has occurred and is continuing, Grantor will pay monthly in advance to Mortgagee, on its entry into possession pursuant to Article VI, or to any receiver appointed to collect said Rents, the fair and reasonable rental value for the use and occupation of the Premises or such part thereof as may be in the possession of Grantor. Upon a default in any such payment, Grantor will vacate and surrender such possession to Mortgagee or such receiver, and, in default thereof, may be evicted by summary or any other available proceedings or actions.

          (c) Separate and Distinct Rights. The security pledged in this Section constitutes primary collateral for the Secured Obligations on a par with all other collateral and security provided for in this Mortgage and other agreements executed in connection with this Mortgage. Without limiting any other provision of this Mortgage, or other documents regarding the exercise of remedies, Mortgagee may exercise the rights granted to it in this section separate from or in conjunction with any other remedies provided for in this Mortgage and other documents in any order and at such time or times as Mortgagee, at its sole and absolute discretion, may elect.

          (d) Subordination, Nondisturbance and Attornment Agreements. Upon the request of Grantor, Mortgagee shall (at Grantor's sole cost and expense) promptly execute and deliver a subordination, nondisturbance and attornment agreement in substantially the form of Exhibit B between Mortgagee and the tenant under any Lease from Grantor of any part of the Premises, provided that Grantor shall deliver to Mortgagee an Officer's Certificate to the effect that that such Lease: (i) is made for a fair market rent and upon other market terms and conditions and (ii) does not materially adversely affect the use of the remaining Premises for Grantor's business or materially adversely affect the value of the Premises at the time.

          SECTION 3.13. Permitted Contests by Grantor. Notwithstanding anything to the contrary herein, Grantor may contest by appropriate legal proceedings conducted with due diligence, the amount or validity or application, in whole or in part, of any Impositions or Liens therefor, or any legal requirements or any insurance requirements, or any Liens of mechanics, suppliers or materialmen or similar Liens, or any other Liens, affecting the Premises or any part thereof; provided that (i) no Event of Default is then continuing, (ii) in the case of any Impositions or Liens therefor, or any Liens of mechanics, suppliers or materialmen or similar Liens, or any other Liens, such proceedings shall suspend the collection of any sums payable to satisfy such Impositions or Liens from the Premises or any part thereof or any interest therein, (iii) such proceeding shall be permitted under and be conducted in accordance with any applicable provisions of any other applicable Loan Document to which Grantor is a party and shall not constitute an Event of Default, (iv) neither the Premises, nor any part thereof, nor any interest therein would be in imminent danger of being sold, forfeited or lost by reason of such proceedings, (v) intentionally omitted, (vi) in the case of an insurance requirement, failure by Grantor to comply therewith shall not impair the validity of any insurance required to be maintained by Grantor hereunder or the right to full payment of any claims thereunder pending the conclusion of such contest, (vii) in the case of any instrument of record affecting the Premises, the contest or failure to perform under any such instrument shall not result in the placing of any lien on the Premises (except if such lien would be removed upon completion of such proceedings and is contested in accordance with this Section) and (viii) Mortgagee would not be in danger of any criminal liability, or any civil liability not contested in accordance with this Section, by reason of such contest or the failure to pay such Imposition or to comply with such legal requirement or insurance requirement pending the resolution of such contest. In the case of any such contest, compliance with the applicable covenant under this Mortgage shall be suspended until the conclusion of such contest and the expiration of a reasonable time, but not less than 30 days, to pay the applicable Imposition or Lien or comply with the applicable legal requirement or insurance requirement; provided that, if compliance cannot be effected within such 30-day period, such 30-day period shall be extended for such period of time as is necessary to effect compliance, provided that Grantor, within such 30-day period (or if stayed from doing so promptly after such stay is removed) commences and, thereafter, diligently prosecutes such compliance to conclusion.

                                   ARTICLE IV

                          Additional Advances; Expenses

          SECTION 4.01. Additional Advances and Disbursements. Grantor agrees that, if an Event of Default shall have occurred and be continuing, then Mortgagee shall have the right without notice to Grantor to advance all or any part of amounts owing or to perform any or all required actions not paid or performed by Grantor. No such advance or performance shall be deemed to have cured such default. All sums advanced and all expenses incurred by Mortgagee in connection with such advances or actions, and all other sums advanced or expenses incurred by Mortgagee hereunder or under applicable law (whether required or optional and whether indemnified hereunder or not) shall, subject to
Section 2.01, be part of the Secured Obligations, shall bear interest at the Default Rate from the date advanced by Mortgagee to and including the date paid by Grantor and shall be secured by this Mortgage. Grantor hereby appoints Mortgagee its true and lawful attorney-in-fact to make the payments and effect the performance contemplated by the aforesaid provisions in the name and on behalf of Grantor. This appointment, being coupled with an interest, shall be irrevocable until all of the Secured Obligations shall be fully satisfied, paid and performed and Mortgagee shall have no further Secured Obligations.

          SECTION 4.02. Other Expenses. Grantor will pay or, on demand, reimburse Mortgagee for the payment of any and all costs or expenses (including reasonable attorneys' fees and disbursements) incurred in connection with (i) any default or Event of Default by Grantor, (ii) the exercise or enforcement by or on behalf of Mortgagee of any of its rights or of Grantor's obligations under this Mortgage or (iii) the granting, administration, enforcement and closing of the transactions contemplated under this Mortgage.

          SECTION 4.03. Interest After Default. If any payment due hereunder is not paid in full when due, then the same shall bear interest hereunder at the Default Rate from the date due to and including the date paid and such interest shall be added to and become a part of the Secured Obligations and shall be secured hereby.

                                   ARTICLE V

                            Release of Mortgage Lien

          SECTION 5.01. Release of Mortgage Lien. (a) At such time as the obligations of VeraSun Energy and the Guarantors under the Securities and the Indenture shall have been defeased or discharged in accordance with Article VIII of the Indenture, the Mortgaged Property shall be released form the Liens created by this Mortgage and all rights to the Mortgaged Property shall revert to Grantor, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of Grantor, at and after such termination, Mortgagee shall promptly execute and deliver to Grantor such releases or documents as Grantor shall reasonably request to effectuate and evidence such termination and release and shall promptly deliver to or at the direction of Mortgagor any Mortgaged Property then held by Mortgagee hereunder.

          (b) If any Mortgaged Property shall be sold, transferred or otherwise disposed of by Grantor in a transaction permitted under the Indenture, then at the request and sole expense of Grantor, Mortgagee shall promptly execute and deliver to Grantor such releases or documents as Grantor shall reasonably request to effectuate and evidence the release of such Mortgaged Property from the Liens created by this Mortgage and Mortgagee shall promptly deliver to or at the direction of Grantor any such Mortgaged Property then held by Mortgagee hereunder.

                                   ARTICLE VI

                              Defaults and Remedies

          SECTION 6.01. Events of Default. Upon acceleration of the Notes pursuant to the Indenture, all Secured Obligations shall immediately become due and payable without further notice to Grantor, except as provided expressly in the Loan Documents.

          SECTION 6.02. Remedies. During the continuance of any one or more Events of Default, Mortgagee may, in addition to any rights or remedies available to it hereunder or under the other Loan Documents and to the extent permitted by applicable law, take such action personally or by its agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby waived, except as provided expressly in this Mortgage and the other Loan Documents), as it deems necessary or advisable to protect and enforce its rights and remedies against Grantor and in and to the Mortgaged Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting its other rights or remedies:

          (a) institute a proceeding or proceedings, judicial or otherwise, for the complete or partial foreclosure of this Mortgage under any applicable provision of law; or

          (b) sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Grantor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as may be permitted by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Mortgaged Property; or

          (c) institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in the Loan Documents; or

          (d) be entitled to the appointment of a receiver, custodian, trustee, liquidator or conservator of the Mortgaged Property, to be vested with the fullest powers permitted under applicable law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Secured Obligations or the solvency of Grantor or Borrower or any other Person liable for the payment of the Secured Obligations, and Grantor, Borrower and each such other Person so liable waives or shall be deemed to have waived such necessity and consents or shall be deemed to have consented to such appointment; or

          (e) enter upon the Premises, and exclude Grantor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto and all other portions of the Premises, and Grantor agrees to surrender possession of the Premises and of such books, records and accounts to Mortgagee on demand during the continuance of any Event of Default; and having and holding the same may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers, without interference from Grantor (including, without limitation, (i) entering into such contracts and taking such other action as Mortgagee deems appropriate to complete any construction then in progress on the Land, and in connection with any such action Mortgagee may modify plans and specifications as Mortgagee deems appropriate; (ii) making, cancelling, enforcing or modifying leases; (iii) obtaining and evicting tenants; (iv) fixing or modifying Rents; (v) conducting the business of Grantor on the Premises in its own name or in the name of Grantor; (vi) using any and all of Grantor's properties and facilities on the Premises; (vii) dealing with Grantor's creditors, debtors, tenants, lessees, agents, employees and other Persons with respect to the Premises, and (viii) altering or amending any contracts between them, in any manner Mortgagee may determine); and upon each such entry and from time to time thereafter may, at the expense of Grantor and the Mortgaged Property, without interference by Grantor and as Mortgagee may deem advisable, (A) insure or reinsure the Premises, (B) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon and (C) in every such case in connection with the foregoing have the right to exercise all rights and powers of Grantor with respect to the Premises, either in Grantor's name or otherwise; or

          (f) with or without entrance upon the Premises, collect, receive, sue for and recover in its own name all Rents and cash collateral derived from the Premises, and after deducting therefrom all costs, expenses and liabilities of every character incurred by Mortgagee in collecting the same and in using, operating, managing, preserving and controlling the Premises, and otherwise in exercising Mortgagee's rights under subsection (e) of this Section, including all amounts necessary to pay Impositions, insurance premiums and other charges in connection with the Premises, as well as compensation for the services of Mortgagee and their respective attorneys, agents and employees, and to apply the remainder as provided in Section 6.05; or

          (g) release any portion of the Mortgaged Property for such consideration as Mortgagee may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Secured Obligations shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release and applied to the Secured Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder; or

          (h) take all actions permitted under the UCC; or

          (i) take any other action, or pursue any other right or remedy, as Mortgagee may have under applicable law, and Grantor does hereby grant the same to Mortgagee.

          (j) [It is the express intention of the Grantor and Mortgagee that the rights, remedies, powers and authorities conferred upon the Mortgagee pursuant to this Mortgage shall include all rights, remedies, powers and authorities that a mortgagor may confer upon a mortgagee under applicable law [South Dakota][Iowa] mortgage foreclosure law, as if they were expressly provided for herein. In the event that any provision in this Mortgage shall be inconsistent with any provision of [Iowa][South Dakota] mortgage foreclosure law, the provisions of [Iowa][South Dakota] mortgage foreclosure law shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with [Iowa][South Dakota] mortgage foreclosure law.][LOCAL COUNSEL TO CONFIRM ACCURACY OF PARAGRAPH J]

          (k) Without limiting the generality of the foregoing, all expenses, including reasonable attorneys' fees, incurred by Mortgagee to the extent reimbursable under Sections [________] and [____________] of the [Iowa][South Dakota] mortgage foreclosure law, whether incurred before or after any decree or judgment of foreclosure, and whether provided for in this Mortgage, shall be added to the Secured Obligations or to the judgment of foreclosure. [LOCAL COUNSEL TO CONFIRM ACCURACY OF PARAGRAPH K]

          In the event that Mortgagee shall exercise any of the rights or remedies set forth in subsections (e) and (f) of this Section, Mortgagee shall not be deemed to have entered upon or taken possession of the Premises except upon the exercise of its option to do so, evidenced by its demand or overt act for such purpose, nor shall it be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession absent such demand or overt act. Mortgagee shall not be liable to account for any action taken pursuant to any such exercise other than for Rents actually received by Mortgagee, nor liable for any loss sustained by Grantor resulting from any failure to let the Premises, or from any other act or omission of Mortgagee except to the extent such loss is caused by the gross negligence, willful misconduct or bad faith of Mortgagee.

          SECTION 6.03. Rights Pertaining to Sales. Subject to the provisions or other requirements of law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Mortgaged Property under or by virtue of this Article VI, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

          (a) Mortgagee may conduct any number of sales from time to time. The power of sale set forth in Section 6.02(b) hereof shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Mortgagee's opinion, until the Secured Obligations shall have been paid in full.

          (b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice. Without limiting the foregoing, in case Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by receiver, entry or otherwise, and such proceedings have been discontinued or abandoned for any such reason or shall have been determined adversely to Mortgagee, then in every such case Grantor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

          (c) After each sale, Mortgagee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Grantor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as herein provided. Mortgagee is hereby appointed the true and lawful attorney-in-fact of Grantor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Grantor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more Persons with like power, Grantor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Grantor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or such purchaser or purchasers all such instruments as may be advisable, in Mortgagee's judgment, for the purposes as may be designated in such request.

          (d) Any and all statements of fact or other recitals made in any of the instruments referred to in subsection (c) of this Section given by Mortgagee as to nonpayment of the Secured Obligations, or as to the occurrence of any Event of Default, or as to Mortgagee's having declared all or any of the Secured Obligations to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the property or rights to be sold having been duly given, or as to any other act or thing having been duly done by Grantor or Mortgagee, shall be taken as conclusive and binding against all Persons as to evidence of the truth of the facts so stated and recited to the extent permitted by applicable law. Mortgagee may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale so held, including the posting of notices and the conduct of sale.

          (e) The receipt of Mortgagee for the purchase money paid at any such sale, or the receipt of any other Person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

          (f) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and any and all Persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Grantor to the fullest extent permitted by applicable law.

          (g) Upon any such sale or sales, Mortgagee may bid for and acquire the Mortgaged Property so sold and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against payment of the Secured Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Mortgagee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

          (h) In the event that Grantor, or any Person claiming by, through or under Grantor, shall transfer or refuse or fail to surrender possession of the Mortgaged Property after any sale thereof, then Grantor, or such Person, shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and unlawful detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.

          (i) Upon any such sale, it shall not be necessary for Mortgagee or any public officer acting under execution or order of court to have present or constructive possession of any of the Mortgaged Property.

          (j) In the event a foreclosure hereunder shall be commenced by Mortgagee, Mortgagee may at any time before the sale of the Mortgaged Property abandon the sale or foreclosure, and may institute suit for the collection of the Secured Obligations and for the enforcement of this Mortgage, or in the event that Mortgagee should institute a suit for collection of the Secured Obligations, and for the enforcement of this Mortgage, Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and sell the Mortgaged Property in accordance with the provisions of this Mortgage.

          SECTION 6.04. Expenses. In any proceeding, judicial or otherwise, to foreclose this Mortgage or enforce any other remedy of Mortgagee under the Loan Documents, at law or in equity, there shall be allowed and included as an addition to and a part of the Secured Obligations in the decree for sale or other judgment or decree, subject to Section 2.01, all expenditures and expenses, including reasonable attorneys' fees, which may be paid or incurred in connection with the exercise by Mortgagee of any of its rights and remedies provided or referred to in Section 6.02, or any comparable provision of any other Loan Document, together with interest thereon at the Default Rate from the date advanced to and including the date paid, and the same shall be part of the Secured Obligations and shall be secured by this Mortgage.

          SECTION 6.05. Application of Proceeds. The purchase money, proceeds or avails of any sale referred to in Section 6.02, together with any other sums which may be held by Mortgagee hereunder, whether under the provisions of this
Article VI or otherwise, shall, except as herein expressly provided to the contrary, to the extent permitted by applicable law, be applied as follows:

          First: To the payment of the costs and expenses of any such sale and of any judicial proceeding wherein the same may be made, and of all expenses, including reasonable attorneys' fees, liabilities and advances made or incurred by Mortgagee hereunder, together with interest thereon at the Default Rate from the date advanced to and including the date paid, and all Impositions and other charges, except any Impositions or other charges subject to which the Mortgaged Property shall have been sold.

          Second: As provided in Section 10.3 of the Indenture.

          SECTION 6.06. Additional Provisions as to Remedies. To the extent permitted by applicable law: (a) No delay or omission by Mortgagee to exercise any right or remedy hereunder upon any default or Event of Default shall impair such exercise, or be construed to be a waiver of any such default or Event of Default.

          (b) The failure, refusal or waiver (by consent, waiver or otherwise) of Mortgagee to assert any right or remedy hereunder upon any default or Event of Default or other occurrence shall not be construed as waiving such right or remedy upon any other or subsequent default or Event of Default or other occurrence.

          (c) Mortgagee shall have no obligation to pursue any rights or remedies it may have under any other agreement prior to pursuing its rights or remedies hereunder or under the other Loan Documents.

          (d) Acceptance of any payment after the occurrence of any default or Event of Default shall not be deemed a waiver or a cure of such default or Event of Default, and acceptance of any payment less than any amount then due shall be deemed an acceptance on account only.

          (e) In the event that Mortgagee shall have proceeded to enforce any right or remedy hereunder by foreclosure, sale, entry or otherwise, and such proceeding shall be discontinued, abandoned or determined adversely for any reason, then Grantor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the lien hereof.

          (f) Each right of Mortgagee provided for in this Mortgage shall be cumulative and shall be in addition to every other right provided for in this Mortgage or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise by Mortgagee of any one or more of such rights shall not preclude the simultaneous or later exercise by Mortgagee of any other such right.

          SECTION 6.07. Waiver of Rights and Defenses. To the full extent Grantor may lawfully do so, Grantor agrees with Mortgagee as follows:

          (a) Grantor will not, at any time, insist on, plead, claim or take the benefit or advantage of any statute or rule of law now or hereafter in force providing for any appraisement, valuation, stay, extension, moratorium, redemption or reinstatement, or of any statute of limitations, and Grantor, for itself and its successors and assigns, and for any and all Persons ever claiming an interest in the Mortgaged Property (other than Mortgagee), hereby, to the extent permitted by applicable law, waives and releases all rights of redemption, reinstatement, valuation, appraisement, and notice of intention to mature or declare due the whole of the Secured Obligations and all rights to a marshaling of the assets of Grantor, including the Mortgaged Property, or to a sale in inverse order of alienation, in the event of foreclosure of the liens and security interests created hereunder.

          (b) Grantor shall not have or assert any right under any statute or rule of law pertaining to any of the matters set forth in subsection (a) of this Section, to the administration of estates of decedents or to any other matters whatsoever to defeat, reduce or affect any of the rights or remedies of Mortgagee hereunder, including the rights of Mortgagee hereunder to a sale of the Mortgaged Property for the collection of the Secured Obligations without any prior or different resort for collection, or to the payment of the Secured Obligations out of the proceeds of sale of the Mortgaged Property in preference to any other Person.

          (c) If any statute or rule of law referred to in this Section 6.07 and now in force, of which Grantor or any of its successors or assigns and such other Persons claiming any interest in the Mortgaged Property might take advantage despite this Section 6.07, shall hereafter be repealed or cease to be in force, such statute or rule of law shall not thereafter be deemed to preclude the application of this Section 6.07.

          (d) Neither Borrower nor Grantor shall be relieved of its obligation to pay or perform the Secured Obligations at the time and in the manner provided in the Loan Documents, nor shall the lien or priority of this Mortgage or any other Loan Document be impaired by any of the following actions, non-actions or indulgences by Mortgagee, each of which actions, non-actions or indulgences Mortgagee may, in its discretion, take or refrain from taking:

               (i) any failure or refusal by Mortgagee to comply with any request by Grantor (A) to consent to any action by Grantor or (B) to take any action to foreclose this Mortgage or otherwise enforce any of the provisions of the Loan Documents;

               (ii) any release, regardless of consideration, of the whole or any part of the Mortgaged Property or any other security for the Secured Obligations, or any Person liable for payment of the Secured Obligations;

               (iii) any waiver by Mortgagee of compliance by Borrower or Grantor with any provision of the Loan Documents, or consent by Mortgagee to the performance by Borrower or Grantor of any action which would otherwise be prohibited thereunder, or to the failure by Borrower or Grantor to take any action which would otherwise be required thereunder; and

               (iv) any agreement or stipulation between Mortgagee and Grantor and/or Borrower, or, with or without Grantor's consent, between Mortgagee and any subsequent owner or owners of the Mortgaged Property or any other security for the Secured Obligations, renewing, extending or modifying the time of payment or the terms of the Loan Documents (including a modification of any interest rate), and in any such event Grantor and Borrower, as the case may be, shall continue to be obligated to pay the Secured Obligations at the time and in the manner provided in the Loan Documents, as so renewed, extended or modified, unless expressly released and discharged by Mortgagee.

          (e) Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Mortgaged Property, Mortgagee may release any Person at any time liable for the payment of the Secured Obligations or any portion thereof or any part of the security held for the Secured Obligations and may extend the time of payment or otherwise modify the terms of the Loan Documents, including a modification of the interest rates payable on the principal balance of the Indebtedness without in any manner impairing or affecting this Mortgage or the lien hereof or the priority of this Mortgage, as so extended and modified, as security for the Secured Obligations over any such subordinate lien, encumbrance, right, title or interest. Mortgagee may resort for the payment of the Secured Obligations to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take or cause to be taken action to recover the Secured Obligations, or any portion thereof, or to enforce any provision of the Loan Documents without prejudice to the right of Mortgagee thereafter to foreclose or enforce or cause to be foreclosed or enforced this Mortgage. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law or equity. The rights of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

          (f) Grantor hereby waives any defense to the recovery by Mortgagee hereunder against Grantor or the Mortgaged Property of any deficiency after a nonjudicial sale.

                                   ARTICLE VII
                              Additional Provisions

          SECTION 7.01. Provisions as to Payments, Advances. To the extent that any part of the Secured Obligations is used to pay indebtedness secured by any Permitted

Encumbrance or other outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property or to pay in whole or in part the purchase price therefor, Mortgagee shall be subrogated to any and all rights, security interests and liens held by any owner or holder of the same, whether or not the same are released. Grantor agrees that, in consideration of such payment by Mortgagee, effective upon such payment Grantor shall and hereby does waive and release all demands, defenses and causes of action for offsets and payments with respect to the same.

          SECTION 7.02. Separability. If all or any portion of any provision of this Mortgage shall be held to be invalid, illegal or unenforceable in any respect or in any jurisdiction, then such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof, and such provision shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein or therein.

          SECTION 7.03. Notices. Any notice, demand, consent, approval, direction, agreement or other communication (a "NOTICE") required or permitted hereunder shall be in writing and shall be validly given if delivered in accordance with Section 14.2 of the Indenture.

          SECTION 7.04. Right to Deal. In the event that ownership of the Mortgaged Property becomes vested in a Person other than Grantor, Mortgagee may, without notice to Grantor, deal with such successor or successors in interest with reference to this Mortgage or the Secured Obligations in the same manner as with Grantor, without in any way vitiating or discharging Grantor's or Borrower's liability hereunder or for the payment or performance of the Secured Obligations or being deemed a consent to such vesting.

          SECTION 7.05. Continuation of Lease. To the extent permitted by applicable law, upon the foreclosure of, or exercise of the power of sale under, this Mortgage, as herein provided, any Leases then existing shall not be destroyed or terminated as a result of such foreclosure or sale unless Mortgagee or any purchaser at such foreclosure or sale shall so elect by notice to the lessee in question.

          SECTION 7.06. Applicable Law. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Premises are located. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

          SECTION 7.07. Sole Discretion of Mortgagee. (a) Except as otherwise provided herein, whenever Mortgagee's judgment, consent or approval is required hereunder for any matter, or it shall have an option or election hereunder, such judgment, the decision whether or not to consent to or approve the same or the exercise of such option or election shall be in the sole discretion of Mortgagee.

          (b) Notwithstanding anything contained herein to the contrary, in the event that Mortgagee fails or refuses to grant consent or approval when required hereunder for any matter, the parties agree that the remedy of specific performance shall be the sole remedy of Grantor with respect to such actions and Grantor hereby waives all claims for damages with respect thereto.

          SECTION 7.08. Provisions as to Covenants and Agreements. All of Grantor's covenants and agreements hereunder shall run with the land and time is of the essence with respect thereto.

          SECTION 7.09. Matters to be in Writing. This Mortgage cannot be altered, amended, modified, or waived except in accordance with the terms and provisions of the Indenture.

          SECTION 7.10. Submission to Jurisdiction. Without limiting the right of Mortgagee to bring any action or proceeding against Grantor or its property arising out of or relating to the Secured Obligations (an "ACTION") in the courts of other jurisdictions, Grantor hereby irrevocably submits to the jurisdiction of the state court or federal court in each jurisdiction in which the Land is located, and Grantor hereby irrevocably agrees that any Action may be heard and determined in such state or federal court. Grantor hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in the jurisdiction. Grantor hereby irrevocably agrees that the summons and complaint or any other process in any Action in any jurisdiction may be served by mailing to any of the addresses set forth herein or by hand delivery to a Person of suitable age and discretion at any such address. Such service will be complete on the date such process is so mailed or delivered.

          SECTION 7.11. Construction of Provisions. The following rules of construction shall be applicable for all purposes of this Mortgage and all documents or instruments supplemental hereto, unless the context otherwise requires:

          (a) All references herein to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Mortgage, unless expressly otherwise designated in context. All Article, Section and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Mortgage.

          (b) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without being limited to".

          (c) The terms "Land", "Improvements", "Fixture Property", "Mortgaged Property" and "Premises" shall be construed as if followed by the phrase "or any part thereof".

          (d) The term "Secured Obligations" shall be construed as if followed by the phrase "or any other sums secured hereby, or any part thereof".

          (e) Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa.

          (f) The term "provisions", when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase "terms, covenants, agreements, requirements, conditions and/or".

          (g) The cover page of and all Recitals set forth in, and all Exhibits to, this Mortgage are hereby incorporated in this Mortgage.

          (h) All obligations of Grantor hereunder shall be performed and satisfied by or on behalf of Grantor at Grantor's sole cost and expense.

          (i) The term "lease" shall mean "tenancy, subtenancy, lease or sublease", the term "lessor" shall mean "landlord, sublandlord, lessor and sublessor" and the term "lessee" shall mean "tenant, subtenant, lessee and sublessee".

          (j) No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof.

          SECTION 7.12. Successors and Assigns. The provisions hereof shall be binding upon Grantor and the successors and permitted assigns of Grantor, including successors in interest of Grantor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Mortgagee, the other Secured Parties and their respective successors, legal representatives, substitutes and assigns.

          SECTION 7.13. Counterparts. This Mortgage may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          SECTION 7.14. Agency. Mortgagee may deal with the Mortgaged Property and may issue any release to be given hereunder pursuant to Sections 5.01 or grant any consent or approval or take any other action required or permitted hereunder, without reference to or the approval of any of the other Secured Parties, and any third party (including any title insurance company issuing a title insurance policy, or a commitment to issue a title insurance policy, in connection with the Mortgaged Property) may conclusively rely on the due authority of Mortgagee to do any or all of the foregoing.

          SECTION 7.15. The Security Agreement, Indenture and other Loan Documents. (a) With respect to any portion of the Mortgaged Property which constitutes fixtures or other property governed by the UCC, this Mortgage also shall constitute a security agreement between Grantor, as the debtor, and Mortgagee, as the secured party, and Grantor hereby grants to Mortgagee a security interest in such portion of the Mortgaged Property. Cumulative of all other rights of Mortgagee hereunder, Mortgagee shall have all of the rights conferred upon secured parties by the UCC. Grantor will execute and deliver to Mortgagee all financing statements that may from time to time be required by Mortgagee to establish and maintain the validity and priority of the security interest of Mortgagee, or any modification thereof, and all reasonable costs and expenses of any searches required by Mortgagee. Mortgagee may exercise any or all of the remedies of a secured party available to it under the UCC with respect to such portion of the Mortgaged Property. In the event that a valid and enforceable security interest has been created in any of the Mortgaged Property under the terms of the Security Agreement and the terms of the Security Agreement are inconsistent with the terms of this Mortgage, then with respect to such Mortgaged Property, the terms of the Security Agreement shall be controlling in the case of collateral described therein and proceeds of insurance policies and the terms of this Mortgage shall be controlling in all other cases.

     (b) In the event of any inconsistency between the terms of this Mortgage and the terms of the Indenture, the Note Guarantee or the Notes, the terms of the Indenture, the Note Guarantee or the Notes, as the case may be, shall control and govern to the extent of any such inconsistency.

     (c) In the event of any inconsistency between the terms of this Mortgage and the terms of the Security Agreement, the terms of the Security Agreement shall control and govern to the extent of any such inconsistency.

     (d) With respect to any other Loan Document (other than the Indenture, the Notes, the Security Agreement and Escrow and Security Agreement), in the event of an inconsistency between the terms of this Mortgage and the provisions of such other Loan Document (other than the Indenture, the Notes, the Note Guarantee, the Security Agreement and Escrow and Security Agreement) as they relate to the Mortgaged Property, the provisions of this Mortgage shall control.

          SECTION 7.16. No Merger. The assignments by Grantor in favor of Mortgagee herein contained and the obligations of Grantor hereunder to (i) maintain the insurance required to be maintained by Grantor hereunder and to pay all premiums in respect thereof, (ii) pay all Impositions, (iii) reimburse Mortgagee for all sums expended by Mortgagee pursuant to this Mortgage to protect the lien of this Mortgage and to prevent waste to the Mortgaged Property and (iv) pay interest at the Default Rate on the aforementioned sums from the date advanced by Mortgagee to and including the date paid in full by the Grantor shall not be merged into any judgment in respect of the Secured Obligations, including, without limitation, any judgment of foreclosure and shall survive any such judgment and any exercise of the power of sale hereunder.

          SECTION 7.17. WAIVER OF JURY TRIAL. GRANTOR AND MORTGAGEE DO EACH HEREBY KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY, IRREVOCABLY AND INTENTIONALLY FOREVER WAIVE THE RIGHT TO A TRIAL BY JURY IN EVERY JURISDICTION IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY GRANTOR OR MORTGAGEE AGAINST THE OTHER OR ITS RESPECTIVE SUCCESSORS OR ASSIGNS IN RESPECT OF ANY MATTER ARISING OUT OF, UNDER OR CONNECTED WITH (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS MORTGAGE OR THE SECURED OBLIGATIONS, AND ANY CLAIMS ASSERTING THAT ANY OR ALL OF THE SECURED OBLIGATIONS WERE FRAUDULENTLY INDUCED OR OTHERWISE VOID OR VOIDABLE) IN ANY MANNER WHATSOEVER THIS MORTGAGE, THE MORTGAGED PROPERTY, OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON OR ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS. THIS WAIVER OF THE RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO ADVANCE THE SUMS SECURED HEREBY.

          SECTION 7.18. Maximum Interest. The interest rate(s) charged under this Mortgage, the other Loan Documents and other evidences of the Secured Obligations may vary from time to time. For purposes of enforcing this Mortgage, if any of the terms or provisions of this Mortgage, any other Loan Documents or other evidences of the Secured Obligations are susceptible of being construed as binding or obligating Grantor or any other Persons or concerns obligated, either primarily, secondarily or conditionally, for the payment of any debt, whether or not secured hereby, under any circumstances or contingencies whatsoever, to pay interest or loan charges in excess of the maximum amounts permitted by applicable law from time to time, it is agreed that, for purposes of enforcing this Mortgage, such terms or provisions are a mistake in calculation or wording and, notwithstanding the same, it is expressly agreed that, for purposes of enforcing this Mortgage, neither Grantor, nor any other Person or concern obligated in any manner on any such indebtedness, shall ever be required or obligated under the terms of this Mortgage, to pay interest or loan charges in excess of the maximum amounts permitted by applicable law from time to time, and if, for any reason whatsoever, the interest or loan charges paid on the indebtedness secured by this Mortgage shall exceed the maximum amounts permitted by applicable law from time to time, then, for purposes of enforcing this Mortgage, the holder(s) of this Mortgage receiving such excess shall either (at the option of such holder(s)) refund to the payor or credit against the principal of the indebtedness evidenced thereby such portion of such interest and loan charges as may be necessary to cause the interest and loan charges paid on the indebtedness secured hereby to equal the maximum amounts permitted by applicable law from time to time, and no more.

          SECTION 7.19. Attorney In Fact. In any instance in which the Mortgagee is appointed as attorney-in-fact for Grantor or is otherwise authorized to act on Grantor's behalf, the appointment or right is coupled with an interest and is irrevocable without the prior written consent of the Mortgagee.

          SECTION 7.20. Indemnification. (a) Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (ii) any use, nonuse or condition in, on or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof; (iv) any failure of the Premises to be in compliance with any applicable laws; (v) any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (f) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Indebtedness secured by this Mortgagee except in each case (x) Losses arising out of a state of facts that first occurred or otherwise first came into existence after the applicable Indemnified Party acquired title to the Mortgaged Property through foreclosure, a deed in lieu thereof or otherwise and (y) Losses arising from the gross negligence or willful misconduct of the applicable Indemnified Party. Any amounts payable to Mortgagee by reason of the application of this Section 8.20 shall become immediately due and payable and shall bear interest at the Default Rate from the date same are paid by Mortgagee until repaid by Grantor. The term "LOSSES" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable legal fees and other out-of-pocket costs of defense). The term "INDEMNIFIED PARTIES" shall mean (A) Mortgagee and (B) any other Secured Party and (C) the successors and assigns of any and all of the foregoing in such capacities.

          (b) Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of any of the Loan Documents.

          (c) Grantor shall defend the Indemnified Parties by attorneys and other professionals selected by Grantor subject to the approval of Mortgagee (such approval not to be unreasonably withheld, delayed or conditioned). Each Indemnified Party shall give notice to Grantor of any Loss to be indemnified by Grantor hereunder promptly after such Indemnified Party receives notice or becomes aware of such Loss, but a failure to do so shall not affect any Indemnified Party's rights and benefits set forth in this Section 8.20.

                                  ARTICLE VIII

                                 Fixture Filing

          SECTION 8.01. Fixture Filing. A portion of the Mortgaged Property is or is to become fixtures upon the Premises. To the extent permitted by applicable law, Grantor covenants and agrees that the filing of this Mortgage in the real property records of the county in which the Land is located shall also operate from the time of filing as a fixture filing with respect to all goods constituting part of the Mortgaged Property which are or are to become Fixture Property. For such purpose, the following information is set forth:

     (a)  Name of Debtor:          [VeraSun Aurora Corporation]
                                   [VeraSun Fort Dodge, LLC]
          State of Organization:   [South Dakota][Delaware]
          Principal Place of
          Business and Location
          of Chief Executive
          Office:                  [______________________________]

     (b)  Name and Address of Secured Party:

          Wells Fargo Bank, N.A.
          Corporate Trust Services
          MAC 303-120
          Sixth Street & Marquette Avenue
          Minneapolis, MN 55479

     (c)  Federal Employer
          Identification Number
          of Debtor:               [_______________]

                                   ARTICLE IX

                              Environmental Matters

          SECTION 9.01. Environmental Covenants. Grantor shall (1) observe and comply in all material respects with all Environmental Laws, (2) promptly notify Mortgagee after receipt of notice of the institution of any action, suit or proceeding or any governmental investigation or any arbitration before any court or arbitrator or any governmental or administrative body, agency or official, against the Mortgaged Property or the Grantor with respect to the Mortgaged Property and relating to environmental matters, in which (A) the amount involved is material and is not covered by insurance or an indemnity (B) there is a reasonable probability of an adverse determination that would reasonably be expected to have a material adverse effect on the then value or use of the Mortgaged Property or (C) it is asserted that the Mortgaged Property or the Grantor with respect to the Mortgaged Property is not in material compliance with Environmental Laws, (3) subject to Section 3.13, promptly remove any Environmental Lien placed on the Mortgaged Property and (4) defend (with counsel reasonably acceptable to Mortgagee), indemnify and hold harmless the Indemnified Parties from any and all Loss resulting from: (A) any Hazardous Material that now or hereafter exists on or is discharged from or is Released at the Mortgaged Property or (B) any failure to comply with Environmental Laws, other than Losses arising out of a state of facts that first occurred or first came into existence after an Indemnified Party acquired title to the Mortgaged Property through foreclosure, a deed in lieu thereof or otherwise.

          SECTION 9.02. Rights of Mortgagee. Upon Mortgagee's written request, at any time an Event of Default has occurred and is continuing, Grantor will permit any officer, employee or agent of Mortgagee to visit and inspect the Mortgaged Property (including to perform, at Grantor's cost, environmental audits, including intrusive investigations) in order to determine the presence or absence of Hazardous Material at the Mortgaged Property. Mortgagee shall use its commercially reasonable efforts to cause such visits, inspections and investigations to be conducted in a manner so as not to unreasonably interfere with the operations of the Mortgaged Property.

                    [BALANCE OF PAGE IS INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the undersigned is deemed to have executed this Mortgage as of the day first set forth above although actually executed on the date set forth in the acknowledgment below.

Signed, sealed and delivered            [VeraSun Aurora Corporation]
                                        [VeraSun Fort Dodge, LLC]
                                        a [__________________] [corporation]
                                        [limited liability company]

following witnesses:


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

[LOCAL COUNSEL TO PROVIDE CORRECT FORM OF NOTARY BLOCK]

State of __________________:

County ____________________:

          I, _______________________, a Notary Public in and for said County and State, DO HEREBY CERTIFY, that _____________, _______________ of
[_______________________________], a [_____________________]
[corporation][limited liability company], whose name is subscribed to the within instrument, appeared before me this day in person and severally acknowledged that as such [______________________] she/he signed and delivered the said instruments as manager of said corporation as her/his free and voluntary act and as the free and voluntary act and deed of said [corporation][limited liability company], for the uses and purposes therein set forth.

          GIVEN under my hand and Notarial Seal, this ___ day of December, A.D. 2005.


-------------------------------------
            Notary Public

[NOTARIAL SEAL]

                        My Commission expires: __________

                                    EXHIBIT A

                               Description of Land

                          [DESCRIPTION TO BE INSERTED]


                                    Exh. A-1

                                    EXHIBIT B

                                  Form of SNDA

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     AGREEMENT (this "Agreement") dated as of __________,_____ between ____________________, a __________ having an address at __________ ("Tenant")
and ____________________, a __________ having an address ("Mortgagee").

                                   witnesseth

     WHEREAS, Tenant is the owner and holder of the tenant's interest under that certain lease dated as of _________,______ between ____________________
("Landlord") and Tenant [, as heretofore extended, amended or otherwise modified by _____________] (the "Lease"), relating to certain premises described therein and in Exhibit A hereto (the "Premises"); and

     WHEREAS, Mortgagee is the owner and holder of the Mortgagee's interest under that mortgage, assignment, assignment of rents, security agreement, fixture filing and financing statement dated as of __________, 20__ made by Landlord to Mortgagee recorded on ___________, 20__ in the office of ___________________ as document/instrument no. __________/in book/liber ________
at page ________ [, as heretofore, extended, amended or otherwise modified by __________] (the "Mortgage"); and

     WHEREAS, Tenant and Mortgagee desire to enter into this Agreement;

     NOW THEREFORE, in consideration of the sum of ten dollars paid by each party hereto to the other the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual agreements herein, the parties hereto agree as follows:

          1. Tenant agrees that the Lease, together with all extensions, amendments and other modifications thereof, is and shall be subject and subordinate in all respects to the Mortgage, and to all extensions, amendments, consolidations, replacements and other modifications thereof, and the lien thereof, and to all obligations now or hereafter secured thereby.

          2. Mortgagee agrees that, as long as Tenant is not in default under the Lease beyond any applicable grace, cure or notice period provided in the Lease, in the event Mortgagee commences an action or proceeding to foreclosure the Mortgage, Mortgagee shall not terminate the Lease or disturb Tenant's possession under the Lease for the full term thereof, as the same may hereafter be extended by the exercise of any options to extend now provided therein.

          3. Tenant agrees that it shall attorn to and recognize any transferee pursuant to a foreclosure of the Mortgage or by transfer in lieu of foreclosure, and the successors and assigns of any such transferee (any such transferee and its successors and assigns being a "Successor Landlord"), as the landlord under the


                                    Exh. B-1

          Lease for the balance of the term thereof, as the same may hereafter be extended by the exercise of any options to extend now provided therein.

          4. In the event that a Successor Landlord succeeds to the interest of Landlord under the Lease, such Successor Landlord (a) shall not be liable for any act or omission of Landlord, (b) shall not be liable for the return of any security deposit held by Landlord, except to the extent if any that such security deposit shall actually be received by the Mortgagee or Successor Landlord, (c) shall not be bound by any rent or additional rent which Tenant may have paid to Landlord for more than the current month, except to the extent if any that such rent for more than the current month shall actually be received by the Mortgagee or Successor Landlord, (d) shall not be bound by any modification, amendment, termination, cancellation or surrender of the Lease made without the written consent of Mortgagee (prior to foreclosure or transfer in lieu of foreclosure) or (thereafter) Successor Landlord, except any termination, cancellation or surrender pursuant to any right or option contained in the Lease as in effect on the date hereof, (e) shall not be subject to any offsets, defenses, claims or counterclaims that Tenant may have against Landlord except to the extent of any amounts actually received by the Mortgagee or Successor Landlord or (f) shall have no obligation or liability beyond its then interest in the Premises.

          5. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, shall be governed by and construed in accordance with the laws of the jurisdiction in which the Premises is located, may not be waived or modified except by an instrument in writing signed by the party against whom the waiver or modification is to be enforced, and may be signed in any number of counterparts.

                            Signatures on next page.
                          No further text on this page.


                                    Exh. B-2

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                        [NAME OF TENANT]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [NAME OF MORTGAGEE]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

[Add acknowledgments]

[Add Exhibit A - Descriptions of Premises]


                                    Exh. B-3

                                                                       Exhibit H

                           Form of Security Agreement

                                                                       Exhibit H

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT, dated as of December 21, 2005, is made by VERASUN ENERGY CORPORATION, a South Dakota corporation (the "COMPANY"), VERASUN AURORA CORPORATION, a South Dakota corporation ("VERASUN AURORA"), VERASUN FORT DODGE, LLC, a Delaware limited liability company ("VERASUN FORT DODGE"), VERASUN CHARLES CITY, LLC, a Delaware limited liability company ("VERASUN CHARLES CITY"), VERASUN MARKETING, LLC, a Delaware limited liability company ("VERASUN MARKETING"), VERASUN BIODIESEL, LLC, a Delaware limited liability company ("VERASUN BIODIESEL") and, together with VeraSun Aurora, VeraSun Fort Dodge, VeraSun Charles City, VeraSun Marketing and the Company and any other entity that may become a party hereto, the "GRANTORS" and, each individually, a "Grantor"), in favor of WELLS FARGO BANK, N.A., as the Joint Collateral Agent (in such capacity, the "JOINT COLLATERAL AGENT") for the ratable benefit of each of the trustee (the "TRUSTEE") under the Indenture, dated as of December 21, 2005 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE"), among the Company, the subsidiary guarantors named therein, the Trustee and the holders of the senior secured notes issued thereunder (the "HOLDERS"), the Holders and the holders of any Parity Lien Indebtedness (as defined below) that may be outstanding from time to time (the "PARITY LIEN HOLDERS" and, together with the Holders, the Trustee, and the Joint Collateral Agent, the "SECURED PARTIES").

                                   WITNESSETH:

     WHEREAS, the Company has issued $210 million aggregate principal amount of Senior Secured Notes due 2012 (the "NOTES"), and may make further issuances of Notes, under the Indenture. In connection therewith, the Grantors have agreed to guarantee the payment and performance of the Company's obligations under the Indenture, the Notes, the Note Guarantees and the Security Documents (collectively, the "INDENTURE DOCUMENTS");

     WHEREAS, as a condition to the effectiveness of the Indenture and to secure the obligations of the Grantors under and in connection with the Indenture Documents, the Grantors have executed and delivered this Agreement; and

     WHEREAS, the Grantors will derive substantial direct and indirect benefit from the making of the extensions of credit under the Indenture.

     NOW, THEREFORE, in consideration of the premises and to induce the Joint Collateral Agent and the Trustee to enter into the Indenture and to induce the Holders to purchase the Notes, each Grantor hereby agrees as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

     SECTION 1.1 DEFINITIONS

          (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms which are


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

defined in the UCC are used herein as so defined: Accounts, Chattel Paper, Certificated Securities, Commercial Tort Claims, Commodity Accounts, Commodity Contracts, Commodity Intermediary, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financial Assets, Fixtures, Goods, Health Care Insurance Receivable, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Money, Payment Intangibles, Proceeds, Promissory Notes, Records, Security, Securities Accounts, Security Certificate, Security Entitlements, Securities Intermediary, Software, Supporting Obligations, Uncertificated Securities and Tangible Chattel Paper.

          (b) The following terms shall have the following meanings:

          "AGREEMENT" shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "BLOCKED ACCOUNT" shall mean Account No. 18774302 established by the Company with the Joint Collateral Agent and any other account hereafter established by the Company or any other Grantor which the Company or such Grantor and the Joint Collateral Agent jointly designate as the "Blocked Account," into which all cash receipts of the Company or any other Grantor from the Proceeds of the Collateral shall be deposited.

          "COLLATERAL" shall have the meaning provided in Article 2 hereof.

          "COPYRIGHT LICENSES" shall mean any and all agreements, whether written or oral, providing for the grant by or to Grantor of any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "COPYRIGHT SECURITY AGREEMENT" means the Copyright Security Agreement substantially in the form of Annex III hereto, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

          "COPYRIGHTS" shall mean (i) any and all other copyrights, in the United States or any other country, whether registered or unregistered, or published or unpublished, all registrations and recordings thereof and all applications in connection therewith, and (ii) the right to obtain all renewals of the foregoing.

          "GENERAL INTANGIBLES" shall mean all "general intangibles" as such term is defined in the UCC and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject (to the extent that a grant of a security interest in such general intangible is not prohibited by applicable law or by the terms of any contract, agreement, instrument, indenture or other document creating, evidencing or relating to such general intangibles), as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation (but limited as aforesaid), (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder, (iii) all equity that constitutes "general intangibles" and (iv) all rights of such Grantor to perform and to exercise all remedies


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

thereunder. The exclusion of any general intangible from this definition as a result of any restrictions on the grant of a security interest in such general intangible does not restrict the grant of the security interest contemplated hereby in any Account, Payment Intangible, Chattel Paper or other right to payment arising under or pursuant to such general intangible.

          "INSURANCE" shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Joint Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

          "INTELLECTUAL PROPERTY" shall mean all rights, priorities and privileges provided under United States, multinational and foreign law relating to intellectual property, including without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trade Secrets, the Trade Secret Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "ISSUER" shall mean, with reference to any Security, the issuer of such Security.

          "PATENT LICENSE" shall mean any and all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent to the extent that a grant of a security interest in such patent license is not prohibited by applicable law or the applicable patent agreement.

          "PATENT SECURITY AGREEMENT" means the Patent Security Agreement substantially in the form of Annex IV hereto, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

          "PATENTS" shall mean (i) all letters patent of the United States or any other country and all reissues and extensions thereof, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "PLEDGED SECURITIES" shall mean the Securities of any Person that may be issued or granted to, or held by, any Grantor.

          "RECEIVABLE" shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "RESTRICTED COLLATERAL" shall mean Grantors' rights under any licenses, permits, contracts, leases or other agreements which are subject to any applicable laws that, or which by their terms, prohibit, restrict, or require the consent or other approval of any governmental authority or other Person (other than any Grantor) to, the assignment or transfer of, or the creation, attachment, perfection or enforcement of any Lien with respect to, any such licenses, permits, contracts, leases or other agreements or any of Grantor's interests therein or rights thereunder, provided, however, that the foregoing limitation shall not affect, limit, restrict or impair the assignment or transfer of, or the creation, attachment, perfection or enforcement of,


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any security interest in, any Collateral to the extent that an otherwise applicable prohibition, restriction, or requirement is rendered ineffective by the UCC or other applicable laws.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SECURED OBLIGATIONS" shall mean the obligations under the Indenture and the Notes and any other Parity Lien Obligations.

          "SECURED PARTIES" has the meaning specified in the introductory paragraph hereof.

          "TRADE SECRET LICENSES" shall mean any and all agreements, whether written or oral, providing for the grant by or to any Grantor of any right in or to Trade Secrets, to the extent that a grant of a security interest in such Trade Secret License is not prohibited by applicable law or the applicable Trade Secret License.

          "TRADE SECRETS" shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such trade secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such trade secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any trade secret, and
(ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

          "TRADEMARK LICENSE" shall mean any and all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, to the extent that a grant of a security interest in such Trademark License is not prohibited by applicable law or the applicable Trademark License.

          "TRADEMARK SECURITY AGREEMENT" means the Trademark Security Agreement executed and delivered by the Grantors to the Joint Collateral Agent, substantially in the form of Annex V hereto, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

          "TRADEMARKS" shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

          "VEHICLES" shall mean all cars, railcars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and, in any event, shall include, without limitation, all tires and other appurtenances to any of the foregoing.

     SECTION 1.2 OTHER DEFINITIONAL PROVISIONS


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          (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein or in the UCC or in the Indenture shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                                    ARTICLE 2
                           GRANT OF SECURITY INTEREST

     Each Grantor hereby assigns and transfers to the Joint Collateral Agent, and hereby grants to the Joint Collateral Agent, for the ratable benefit of the Secured Parties a security interest in, all of the following assets and Property, tangible and intangible now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured
Obligations:

          (a) all books and Records pertaining to the Collateral or otherwise;

          (b) all Commercial Tort Claims described on Schedule 6;

          (c) all Deposit Accounts;

          (d) all Documents;

          (e) all Fixtures;

          (f) all General Intangibles (but subject to the limitations set forth in the definition of such term);

          (g) all Goods (including, without limitation, all Equipment but excluding Inventory);

          (h) all Instruments (including, without limitation, all promissory notes);

          (i) all Insurance;

          (j) all Intellectual Property;

          (k) all Investment Property;

          (l) all Letter of Credit Rights;


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          (m) all Money;

          (n) all Pledged Securities;

          (o) all Securities;

          (p) all Securities Accounts;

          (q) all Securities Entitlements;

          (r) all Supporting Obligations;

          (s) all Vehicles; and

          (t) to the extent not otherwise included, all Proceeds, products, accessions, rents and profits of or in respect of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that the Collateral shall not include (i) Receivables, (ii) Inventory,
(iii) any Commodities Accounts, (iv) any Capital Stock of any Issuer that is a Foreign Subsidiary in excess of 65% of the aggregate issued and outstanding voting stock of such Issuer, (v) any Capital Stock of Subsidiaries of any Grantor if and to the extent that the inclusion of such Capital Stock shall mean that the par value, book value as carried by such Grantor or market value, whichever is the greatest (such value, the "Value"), of any such Capital Stock exceeds 20% of the aggregate principal amount of the Notes outstanding (and, if the Value of the Capital Stock of any such Subsidiary, on the date of the Security Agreement, exceeds 20% of the aggregate principal amount of the Notes outstanding, none of the Capital Stock of such Subsidiary shall be included in the Collateral), (vi) Restricted Collateral, (vii) any cash Proceeds (including cash insurance proceeds thereof), rents and profits of or in respect of any and all of the foregoing items listed in clauses (i) through (vi), and (viii) the Deposit Account and Securities Account into which the cash Proceeds of the items listed in clauses (i), (ii) and (vii) are deposited. In the event that Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Securities and Exchange Commission (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary's capital stock or other securities of such Subsidiary secure the Secured Obligations or any guarantees by the Company's Subsidiaries of the Notes, then the capital stock or other securities of such Subsidiary shall automatically be deemed not to be part of the "Collateral", but only to the extent necessary to not be subject to such requirement.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     To induce the Joint Collateral Agent and the Trustee to enter into the Indenture, to induce the Holders to purchase the Notes and to induce the Parity Lien Holders to purchase the Parity Lien Indebtedness, if any, each Grantor hereby represents and warrants to each Secured Party that:


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     SECTION 3.1 TITLE; NO OTHER LIENS. Except for the security interest granted to the Joint Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the Permitted Liens such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (a) such as have been filed in favor of the Joint Collateral Agent, for the ratable benefit of the Secured Parties pursuant to this Agreement and (b) such as are expressly permitted by the Indenture.

     SECTION 3.2 PERFECTED PRIORITY LIENS. The security interests granted pursuant to this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement (a) upon (x) execution of the Patent Security Agreement and the Copyright Security Agreement and (y) completion of the filings and other actions specified on Schedule 1 hereto (which, in the case of all filings and other documents referred to on said Schedule, copies have been delivered to the Joint Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC in favor of the Joint Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor subject to (1) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity), and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens. Any reference in this Agreement or the other Indenture Documents to Permitted Liens is not intended to and should not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created herein or by any of the other Indenture Documents to any Permitted Lien.

     SECTION 3.3 ORGANIZATION. Such Grantor's jurisdiction of incorporation, formation or organization (as applicable), organizational identification number and federal tax identification number are specified on Schedule 2 hereto.

     SECTION 3.4 EQUIPMENT.

          (a) No part of the Equipment of any Grantor constitutes a Fixture or has otherwise become permanently attached to, affixed to or otherwise incorporated into any real property or improvements of any Person other than real property and improvements owned in fee by such Grantor and with respect to which such Grantor has delivered to the Joint Collateral Agent a Mortgage granting to the Joint Collateral Agent a first and prior mortgage Lien on such real property and improvements (subject to Permitted Liens) to secure the Secured Obligations.

          (b) No Equipment of any Grantor is or at any time evidenced by a negotiable Document.

     SECTION 3.5 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

     SECTION 3.6 SECURITIES AND SECURITIES ACCOUNTS


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          (a) All Securities in which a Grantor holds any beneficial or record interest are accurately listed and described in Schedule 3 hereto.

          (b) Each Grantor is the sole entitlement holder of each such Securities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person having "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or securities or other property credited thereto.

          (c) Except as described in Schedule 3 hereto, the Pledged Securities represent one hundred percent (100%) of the issued and outstanding Securities of every class of the applicable Issuer.

          (d) The applicable Grantor has delivered to the Joint Collateral Agent an Acknowledgement and Consent to Pledge substantially in the form of Annex II hereto duly executed by such Issuer of Pledged Securities.

          (e) All of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable.

          (f) Each Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens, restrictions on transfer, voting agreements, options or claims of, any other Person, other than Permitted Liens.

          (g) To the extent any of the Pledged Securities are Certificated Securities, the applicable Grantor has delivered the Security Certificates evidencing such Securities, duly endorsed in blank, or accompanied by appropriate transfer powers executed in blank, to the Joint Collateral Agent.

     SECTION 3.7 INTELLECTUAL PROPERTY

          (a) All Intellectual Property owned or licensed by each Grantor or in which any Grantor holds an interest are accurately listed and described in
Schedule 4 hereto.

          (b) The Trademarks and Trademark applications listed on Schedule A to the Trademark Security Agreement executed and delivered in connection with this Agreement constitute all of the Trademarks and Trademark applications owned and currently in use by the Company.

          (c) All Intellectual Property of each Grantor is valid, subsisting, unexpired, enforceable, has not been abandoned, and does not infringe the Intellectual Property rights of a third party.

          (d) Except as set forth in Schedule 4 hereto, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.


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

          (e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property.

          (f) No action or proceeding is pending or, to the knowledge of such Grantor, threatened on the date hereof seeking to limit, cancel or question the validity, or such Grantor's ownership, of any Intellectual Property.

     SECTION 3.8 DEPOSIT ACCOUNTS Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person having either sole dominion and control (within the meaning of common law) or "control" (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein.

     SECTION 3.9 INSTRUMENTS AND CHATTEL PAPER. Each Grantor has taken all actions reasonably requested by the Joint Collateral Agent to establish control (as defined in the UCC) by the Joint Collateral Agent of all electronic Chattel Paper included in the Collateral and all "transferable records" as defined in
Section 201 of the Federal Electronics Signatures in Global and National Commerce Act or in Section 16 of Uniform Electronic Transactions Act as in effect in all relevant jurisdictions. Without limiting the foregoing, each Grantor represents and warrants that all conditions necessary to establish the Joint Collateral Agent's control over any electronic chattel paper included in the Collateral under Section 9.105 of the UCC have been satisfied.

     SECTION 3.10 AIRCRAFT. No Grantor owns or holds any interest in aircraft.

     SECTION 3.11 COMMERCIAL TORT CLAIMS. All Commercial Tort Claims of each Grantor or in which any Grantor holds an interest are accurately listed and described in Schedule 6 hereto.

                                    ARTICLE 4
                                    COVENANTS

     Each Grantor covenants and agrees that, from and after the date of this Agreement until the Notes shall have been paid in full, the Indenture shall have terminated, the Parity Lien Obligations, if any, shall have been paid in full and the documents evidencing such Parity Lien Obligations shall have terminated, such Grantor shall:

     SECTION 4.1 COVENANTS IN INDENTURE AND OTHER INDENTURE DOCUMENTS. Take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that each covenant and agreement applicable to such Grantor contained in the Indenture and the other Indenture Documents is completed and no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

     SECTION 4.2 APPLICATION OF CASH PROCEEDS. Take all action necessary to cause all cash Proceeds of the Collateral to be remitted to the Blocked Account. If, notwithstanding the


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foregoing, any Grantor shall receive any cash Proceeds of the Collateral, such
Grantor shall hold such Proceeds in trust for the benefit of the Joint Collateral Agent, and not later than the first (1st) Business Day following the date of receipt, deposit the same directly into the Blocked Account in the exact form received.

     SECTION 4.3 ELECTRONIC CHATTEL PAPER. In the event that such Grantor shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) which is part of the Collateral, such Grantor shall promptly notify the Joint Collateral Agent thereof in writing, and such Grantor shall take, or cause to be taken, such actions as the Joint Collateral Agent may request to give the Joint Collateral Agent control of such Electronic Chattel Paper under Section 9-314 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

     SECTION 4.4 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER
DOCUMENTATION

          (a) Maintain the security interest created by this Agreement as a perfected security interest to the extent and having at least the priority described in Section 3.2 hereof and shall defend such security interest against the claims and demands of all Persons whomsoever; provided that the Joint Collateral Agent shall release liens and security interests in any Collateral which is sold or otherwise disposed of in accordance with the terms of the Indenture and the other Indenture Documents.

          (b) Furnish to the Joint Collateral Agent and the other Secured Parties from time to time, at such Grantor's sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Joint Collateral Agent may reasonably request, all in such detail as the Joint Collateral Agent may reasonably request.

          (c) Take all actions necessary to maintain the Joint Collateral Agent's security interest, including without limitation filing all necessary UCC continuation statements. At any time and from time to time, upon the written request of the Joint Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute (as required by applicable law), deliver and/or have recorded with appropriate agencies such further instruments and documents and take such further actions as the Joint Collateral Agent may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

          (d) This Section 4.4 and the obligations imposed on each Grantor by this Section 4.4 shall be interpreted as broadly as possible in favor of the Joint Collateral Agent and the Secured Parties in order to effectuate the purpose and intent of this Agreement.


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

     SECTION 4.5 CHANGES IN LOCATIONS, NAME, ETC. Not, except upon five (5) Business Days' prior written notice to the Joint Collateral Agent and delivery to the Joint Collateral Agent of all additional financing statements and other documents reasonably requested by the Joint Collateral Agent, necessary to maintain the validity, perfection and priority of the security interests provided for herein:

          (a) change its jurisdiction of incorporation, formation, or organization, as applicable; or

          (b) change its name, identity or organizational structure.

          Each notice delivered pursuant to this Section 4.5 shall specify in reasonable detail any change in the jurisdiction of incorporation, organization, formation, name, identity or corporate structure as applicable.

     SECTION 4.6 NOTICES. Advise the Joint Collateral Agent promptly, in reasonable detail, of any Lien (other than Permitted Liens) on any of the Collateral.

     SECTION 4.7 PLEDGED SECURITIES; SECURITIES ACCOUNTS

          (a) Notify the Joint Collateral Agent promptly in writing upon the acquisition by any Grantor of any Pledged Securities, which notice shall (i) set forth all information with respect to such Pledged Securities as is set forth on
Schedule 3 hereto with respect to the Pledged Securities owned by the Grantors on the date hereof, and (ii) be accompanied by an Acknowledgment and Consent to Pledge duly executed by the Issuer of such Securities (unless such Issuer is also a Grantor). Nothing contained in this Section 4.7 shall permit any Grantor to invest in or hold any Security to the extent such investment is prohibited pursuant to the Indenture.

          (b) If any Grantor shall become entitled to receive or shall receive any Security Certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Securities of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Joint Collateral Agent, the Secured Parties, hold the same in trust for the Joint Collateral Agent, the Secured Parties and deliver the same forthwith to the Joint Collateral Agent in the exact form received, duly indorsed by such Grantor in blank or accompanied by an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Joint Collateral Agent so requests, signature guaranteed, to be held by the Joint Collateral Agent, subject to the terms hereof, as additional Pledged Securities.

          (c) Any sums paid upon or in respect of the Pledged Securities including any dividend or distribution or any amount paid upon the liquidation or dissolution of any Issuer shall be deposited directly into the Blocked Account in accordance with Section 4.2 hereof. In case any distribution of property upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, such non-cash Proceeds so distributed shall, unless otherwise subject to a perfected security interest in favor of the Joint Collateral Agent for the ratable benefit of the Secured Parties, be delivered to the Joint Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations.

          (d) Without the prior written consent of the Joint Collateral Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Indenture),
(ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Joint Collateral Agent to dispose of any of the Pledged Securities or Proceeds thereof.

          (e) If such Grantor is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Joint Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.7(a) hereof with respect to the Pledged Securities issued by it, and (iii) the terms of Section 5.1 hereof shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.1 hereof with respect to the Pledged Securities issued by it.

     SECTION 4.8 INTELLECTUAL PROPERTY

          (a) Notify the Joint Collateral Agent promptly, in writing upon the acquisition by Grantor of any Intellectual Property which notice shall set forth
(i) all information with respect to such Intellectual Property as is set forth on Schedule 4 hereto with respect to Intellectual Property owned by the Grantors on the date hereof, and (ii) shall be accompanied by a Copyright Security Agreement, Patent Security Agreement and/or Trademark Security Agreement, as applicable, duly executed and completed by the applicable Grantor.

          (b) Grantor (either itself or through licensees) will, with respect to each Trademark which is material to the operation of its business, (i) continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its then-current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) use such Trademark with all notices and legends required by applicable law or regulations, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

          (c) No Grantor will, and no Grantor will permit any licensee to do any act, whereby any Patent which is material to the operation of its business may become forfeited, abandoned or dedicated to the public.

          (d) No Grantor will, and no Grantor will permit any licensee to do any act or omit to do any act whereby any portion of any Copyright which is material to the operation of its business may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any of the Copyrights may fall into the public domain.

          (e) No Grantor will, and no Grantor will permit any licensee to do any act that results in any Intellectual Property held by such Grantor infringing on the Intellectual Property rights of a third party.

          (f) Such Grantor will promptly notify the Joint Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Patent, Copyright or Trademark may become abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding Grantor's ownership of, or the validity of, any Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

          (g) To the extent any Grantor, either by itself or through an authorized agent, employee, licensee or designee, shall file an application for any Patent or Trademark with the United States Patent and Trademark Office or any Copyright in the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Joint Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Such Grantor shall execute and deliver, and have recorded, a Copyright Security Agreement, a Patent Security Agreement, a Trademark Security Agreement and any and all other agreements, instruments, documents, and papers as the Joint Collateral Agent may request to evidence the Joint Collateral Agent's security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

          (h) Grantor will take all commercially reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain each registration of Patents, Trademarks and Copyrights held by, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, to the extent such Patents, Trademarks or Copyrights are material to the operation of its business.

          (i) In the event that any Intellectual Property of any Grantor which is material to the operation of its business is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances, or as otherwise requested by the Joint Collateral Agent, to protect such Intellectual Property.

          (j) Take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees with access to such Trade Secrets and labeling and restricting access to secret information and documents.

     SECTION 4.9 COMMERCIAL TORT CLAIMS. Notify the Joint Collateral Agent promptly, in writing in the event that any Grantor shall at any time after the date hereof hold any Commercial Tort Claims which notice shall set forth (i) all information with respect to such Commercial Tort Claims as is set forth on
Schedule 6 hereto with respect to Commercial Tort Claims held by the Grantors on the date hereof, and (ii) shall include the express grant by such Grantor to the Joint Collateral Agent of a security interest in such Commercial Tort Claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Grantor to the Joint Collateral Agent shall be deemed to constitute such grant to the Joint Collateral Agent. Upon the sending of such notice, any Commercial Tort Claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of the Joint Collateral Agent provided in the Indenture or otherwise arising by such Grantor's execution of this Agreement or any of the other Indenture Documents, the Joint Collateral Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming the Joint Collateral Agent or its designee as secured party and such Grantor as debtor, or any amendments to any financing statements, covering any such Commercial Tort Claim as Collateral. In addition, such Grantor shall promptly upon the Joint Collateral Agent's request, execute and deliver, or cause to be executed and delivered, to the Joint Collateral Agent such other agreements, documents and instruments as the Joint Collateral Agent may require in connection with such Commercial Tort Claim.

     SECTION 4.10 EQUIPMENT.

          (a) Take all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Joint Collateral Agent's security interest in such Equipment intended to be granted and agreed to hereby, or to enable the Joint Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to such Equipment.

          (b) Not deliver any Document evidencing any Equipment to any Person other than to the issuer of such Document to claim the Goods evidenced therefore.

          (c) Take commercially reasonable measures to preserve each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and provide all maintenance, service and repairs necessary for such purpose.

          (d) Prevent any Equipment from becoming attached to real estate in such a manner that the same may become a Fixture or otherwise becomes permanently attached to, affixed to or otherwise incorporated into any real property or improvements of any Person other than real property and improvements owned in fee by such Grantor and with respect to which such Grantor has delivered to the Joint Collateral Agent a Mortgage granting to the Joint Collateral Agent a first and prior mortgage Lien on such real property and improvements (subject to Permitted Liens) to secure the Secured Obligations.

     SECTION 4.11 AMOUNTS IN BLOCKED ACCOUNT.

          (a) All Collateral Monies, including without limitation all Net Cash Proceeds received in connection with a Collateral Asset Sale, as well as Net Loss Proceeds required to be deposited with the Joint Collateral Agent, shall be held by the Joint Collateral Agent in the Blocked Account as part of the Collateral securing the Note Obligations, and to the extent applicable, the Parity Lien Obligations. So long as no Default or Event of Default under the Indenture shall have occurred and be continuing, Collateral Monies may:

               (1) with respect to the Net Cash Proceeds of Collateral Asset Sales, be released as contemplated by Section 4.17 of the Indenture,

               (2) with respect to Net Loss Proceeds, be released to repair or replace the relevant Collateral, subject to conditions set forth in the Indenture,

               (3) at the Company's direction be applied by the Joint Collateral Agent Equally and Ratably from time to time to (x) the payment of the principal of, premium, if any, and interest on the Notes and any Parity Lien Indebtedness at maturity or upon redemption or retirement, or (y) the purchase of the Notes and any Parity Lien Indebtedness upon tender or in the open market or otherwise, in each case, in compliance with the Indenture, or

               (4) continue to be held by the Joint Collateral Agent in the Blocked Account as part of the Collateral securing the Note Obligations and, to the extent applicable, the Parity Lien Obligations.

          (b) The Joint Collateral Agent shall be entitled to apply any Collateral Monies to cure any Event of Default under this Indenture. Collateral Monies deposited with the Joint Collateral Agent shall be invested in cash or Temporary Cash Investments pursuant to the Issuer's direction and, so long as no Default or Event of Default shall have occurred and be continuing, the Issuer shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments.

          (c) All Collateral Monies held by the Joint Collateral Agent shall be invested at the instruction of the Issuer in Treasury Securities and other Collateral Investments, and, so long as no Default or Event of Default shall have occurred and be continuing, the Issuer shall be entitled to any interest or dividends accrued, earned or paid on such Treasury Securities and other Collateral Investments.

                                   ARTICLE 5
                               REMEDIAL PROVISIONS

     SECTION 5.1 PLEDGED SECURITIES

          (a) Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Joint Collateral Agent's reasonable judgment, would be inconsistent with or result in any violation of any provision of the Indenture, this Agreement or any other Indenture Document.

          (b) If an Event of Default shall occur and be continuing and upon the written request of the Joint Collateral Agent, any or all of the Pledged Securities shall be registered in the name of the Joint Collateral Agent or its nominee, and the Joint Collateral Agent or its nominee may thereafter exercise
(x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders or members of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the applicable Grantor or the Joint Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Joint Collateral Agent may determine), all without liability except to account for property actually received by it, but the Joint Collateral Agent and the other Secured Parties shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c) Each Grantor hereby authorizes and instructs each Issuer of Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by such Issuer from the Joint Collateral Agent in writing, without any other or further instructions from such Grantor, and such Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) pay any dividends or other payments with respect to the Pledged Securities directly to the Joint Collateral Agent.

          (d) The Joint Collateral Agent agrees that it shall not give any instruction described in Section 5.1(c) unless (1) an Event of Default under and as defined in the Indenture has occurred and is continuing and (2) such instructions are otherwise in accordance with the terms of the Indenture and Security Agreement.

     SECTION 5.2 APPLICATION OF PROCEEDS. At any time after the occurrence and during the continuance of an Event of Default, at the Joint Collateral Agent's election, the Joint Collateral Agent may apply all or any part of Proceeds, including, without limitation, any such Proceeds held in the Blocked Account as set forth below:

          (a) first, to amounts owing to the Joint Collateral Agent and the Escrow Agent in their respective capacities as Joint Collateral Agent and Escrow Agent;

          (b) second, to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Indenture;

          (c) third, all escrowed funds in the Escrow Account to Holders ratably in accordance with the principal of, and interest and premium, if any, outstanding on the Notes;

          (d) fourth, Equally and Ratably in accordance with the terms of the Indenture; and

          (e) fifth, to the Company and/or other persons entitled thereto.

     SECTION 5.3 UCC AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the Joint Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Notes, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Joint Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind, including, without limitation, notice of intent to accelerate or notice of acceleration, (except any notice required by law as referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Joint Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Joint Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Joint Collateral Agent's request, to assemble the Collateral and make it available to the Joint Collateral Agent at places which the Joint Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Joint Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.3, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Joint Collateral Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Notes and to any other Person legally entitled thereto in accordance with the terms of the Indenture. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Joint Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition.

     SECTION 5.4 REGISTRATION RIGHTS.

          (a) If the Joint Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Securities pursuant to Section 5.3 hereof, and if in the opinion of the Joint Collateral Agent it is necessary or advisable to have the Pledged Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause any Issuer thereof to: (i) execute and deliver, and cause the directors, members, managers and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Joint Collateral Agent, necessary or advisable to register the Pledged Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Joint Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause any Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Joint Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Grantor recognizes that the Joint Collateral Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Joint Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 5.4 valid and binding and in compliance with any and all other applicable Governmental Requirements. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.4 will cause irreparable injury to the Joint Collateral Agent and the other Secured Parties, that the Joint Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and as a consequence, that each and every covenant contained in this
Section 5.4 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

     SECTION 5.5 WAIVER; DEFICIENCY. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Joint Collateral Agent or any other Secured Party to collect such deficiency.

                                    ARTICLE 6
                           THE JOINT COLLATERAL AGENT

     SECTION 6.1 THE JOINT COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT
ETC.

          (a) Each Grantor hereby irrevocably constitutes and appoints the Joint Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Grantor hereby gives the Joint Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

               (1) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Joint Collateral Agent for the purpose of collecting any and all such moneys due with respect to any other Collateral whenever payable;

               (2) in the case of any Copyright, Patent or Trademark, execute, deliver and have recorded, any and all agreements, instruments, documents and papers as the Joint Collateral Agent may request to evidence the Joint Collateral Agent's security interest in such Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

               (3) pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

               (4) execute, in connection with any sale provided for in Section
     5.3 or 5.4 hereof, any endorsements, assignments or other instruments or documents of conveyance or transfer with respect to the Collateral; and

               (5) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Joint Collateral Agent or as the Joint Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents (including, without limitation, any negotiable Documents) in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Joint Collateral Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Joint Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Joint Collateral Agent were the absolute owner thereof for all purposes, and do, at the Joint Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Joint Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Joint Collateral Agent's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Joint Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) The Joint Collateral Agent may (but without any obligation to do so) (i) perform or satisfy any of the Grantor's and any other Obligated Party's obligations under or pursuant to this Agreement, the other Indenture Documents and any documents evidencing the Parity Lien Obligations, if any, which in each case remain unsatisfied (after providing any notice and opportunity to cure to which such Grantor or other Obligated Party is entitled under any other provision of any Indenture Document or document evidencing Parity Lien Obligations, if any), and (ii) take all other actions and pay such amounts and claims as Joint Collateral Agent determines in its sole but reasonable discretion, is necessary or appropriate to protect the rights and interests of the Joint Collateral Agent and the other Secured Parties under this Agreement, the other Indenture Documents and any documents evidencing Parity Lien Obligations and otherwise with respect to the Notes or to preserve and protect the Collateral or any part thereof from loss.

          (c) The expenses of the Joint Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable under the Indenture on past due amounts, from the date of payment by the Joint Collateral Agent to the date reimbursed by any Grantor, shall be payable by such Grantor to the Joint Collateral Agent on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the powers granted in this Section
6.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     SECTION 6.2 DUTY OF THE JOINT COLLATERAL AGENT. The Joint Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Joint Collateral Agent deals with similar property for its own account. None of the Joint Collateral Agent, any other Secured Party, nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Joint

Collateral Agent hereunder are solely to protect the Joint Collateral Agent's interests in the Collateral and shall not impose any duty upon the Joint Collateral Agent or any other Secured Party to exercise any such powers. The Joint Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor or any other Credit Party for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     SECTION 6.3 FINANCING STATEMENTS. Pursuant to the UCC and any other applicable laws, each Grantor authorizes the Joint Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Joint Collateral Agent reasonably determines appropriate to perfect the security interests of the Joint Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

     SECTION 6.4 AUTHORITY OF THE JOINT COLLATERAL AGENT. Each Grantor acknowledges that the rights and responsibilities of the Joint Collateral Agent under this Agreement with respect to any action taken by the Joint Collateral Agent or the exercise or non-exercise by the Joint Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Joint Collateral Agent and the other Secured Parties, be governed by the Indenture, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Joint Collateral Agent and such Grantor, the Joint Collateral Agent shall be conclusively presumed to be acting as Joint Collateral Agent for the Secured Parties with full and valid authority so to act or refrain from acting, and such Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                                    ARTICLE 7
                                  MISCELLANEOUS

     SECTION 7.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article IX of the Indenture.

     SECTION 7.2 NOTICES. All notices, requests and demands to or upon the Joint Collateral Agent, any other Secured Party, or any Grantor hereunder shall be effected in the manner provided for in Section 14.2 of the Indenture.

     SECTION 7.3 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Grantor or the Joint Collateral Agent in exercising any right or remedy under this Agreement or any other Indenture Document and no course of dealing between such Grantor and the Joint Collateral Agent or any Secured Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement or any other Indenture Document preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement or any other Indenture Document. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Grantor, the Joint Collateral Agent or any Secured Party would otherwise have. No notice to or demand on any Grantor not required under this Agreement or any other Indenture Document in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Joint Collateral Agent or the Secured Parties to any other or further action in any circumstances without notice or demand.

     SECTION 7.4 ENFORCEMENT EXPENSES; INDEMNIFICATION.

          (a) Each Grantor agrees to pay or reimburse the Joint Collateral Agent for all of its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Indenture Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Joint Collateral Agent.

          (b) Each Grantor agrees to pay, and to save the Joint Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c) Each Grantor agrees to pay, and to save the Joint Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, to the same extent each Grantor would be required to do so pursuant to Sections 7.7 and 10.1(a) of the Indenture, as if each Parity Lien Holder were a "Holder" under the Indenture.

          (d) The agreements in this Section 7.4 shall survive repayment of the Notes and all other amounts payable under the Indenture, the other Indenture Documents and any documents evidencing Parity Lien Obligations.

     SECTION 7.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign or otherwise transfer any of its rights or obligations hereunder except in accordance with the terms of the Indenture (and any attempted assignment or transfer by such Grantor without such consent shall be null and void).

     SECTION 7.6 SET-OFF. In addition to and not in limitation of all rights of offset that the Joint Collateral Agent, the Trustee, any Holder or any Parity Lien Holder may have under applicable law, the Trustee, each Holder and each Parity Lien Holder shall, upon the occurrence of any Event of Default and at any time during the continuance thereof and whether or not such Holder, such Parity Lien Holder or the Trustee has made any demand or the Notes are matured, have the right at any time and from time to time, without notice to any Grantor (any such notice being expressly waived by each Grantor) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Holder, any Parity Lien Holder or the Trustee to or for the credit or the account of any Grantor against any and all of the Notes owing to such Holder, such Parity Lien Holder or the Trustee.

     SECTION 7.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

     SECTION 7.8 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, (a) each Grantor agrees that such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and (b) each Grantor and the Joint Collateral Agent (acting on behalf and at the direction of the Trustee, the Parity Lien Holders and the Holders) will negotiate in good faith to amend such provision so as to be legal, valid, and enforceable.

     SECTION 7.9 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER INDENTURE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE JOINT COLLATERAL AGENT, THE TRUSTEE, THE PARITY LIEN HOLDERS, THE OTHER HOLDERS, THE GRANTORS AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 7.10 GOVERNING LAW; SUBMISSION TO JURISDICTION; ETC.

          (a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED NECESSARILY GOVERN THE VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY OF, OR THE EXERCISE OF ANY REMEDIES WITH RESPECT TO, ANY LIEN OR SECURITY INTEREST INTENDED TO BE CREATED OR GRANTED HEREBY ON COLLATERAL LOCATED IN SUCH STATE, IN WHICH CASE THE LAWS OF SUCH OTHER STATE SHALL GOVERN SUCH VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY AND SUCH EXERCISE OF REMEDIES.

          (b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE OTHER INDENTURE DOCUMENTS OR ANY DOCUMENTS EVIDENCING PARITY LIEN OBLIGATIONS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY,

GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          (c) WAIVER OF JURY TRIAL & CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, EACH OF THE GRANTORS, THE JOINT COLLATERAL AGENT, THE TRUSTEE, THE PARITY LIEN HOLDERS AND THE OTHER HOLDERS: (1) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY INDENTURE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (2) IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (3) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (IV) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER INDENTURE DOCUMENTS, ANY DOCUMENTS EVIDENCING PARITY LIEN OBLIGATIONS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

          (d) SERVICE OF PROCESS. Each party hereto irrevocably consents to service of process by notice delivered in accordance with Section 7.2 hereof. Nothing herein, in any other Indenture Document or in any document evidencing Parity Lien Obligations shall affect the right of the Joint Collateral Agent, the Trustee, any Parity Lien Holder or any other Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Grantor in any other jurisdiction.

     SECTION 7.11 ACKNOWLEDGMENTS. Each Grantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the other Indenture Documents and any documents evidencing Parity Lien Obligations;

          (b) neither the Joint Collateral Agent nor the Trustee nor any Parity Lien Holder nor any other Holder has any fiduciary relationship with or duty to such Grantor arising out of or in connection with this Agreement, any of the other Indenture Documents or any documents evidencing Parity Lien Obligations, and the relationship between the Joint Collateral Agent, the Trustee, the Parity Lien Holders and the other Holders, on one hand, and such Grantor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Indenture Documents or otherwise exists by virtue of the transactions contemplated hereby among the Holders, the Parity Lien Holders, the Holders and the Parity Lien Holders, the Grantor and the Holders, the Grantor and the Parity Lien Holders or among the Grantor, the Parity Lien Holders and the Holders.

     SECTION 7.12 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     SECTION 7.13 ADDITIONAL GRANTORS. Each Subsidiary of the Parent that is required to become a party to this Agreement pursuant to Section 4.14 of the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

     SECTION 7.14 RELEASES

          (a) At such time as the obligations of the Company and the Guarantors shall have been defeased or discharged in accordance with the provisions of
Article VIII of the Indenture and the Parity Lien Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Joint Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Grantor. At the request and joint and several expense of the Grantors following any such termination, the Joint Collateral Agent shall promptly deliver to the appropriate Grantor any Collateral held by the Joint Collateral Agent hereunder, and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Indenture or, if any Pledged Securities become subject to clause (v) of the proviso at the end of
Section 2.1, then the Joint Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

     SECTION 7.15 REINSTATEMENT. The provisions of this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of such Grantor's assets or should any other financial impairment occur, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Notes, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned to any obligee of the Notes, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Notes shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                           [signature page to follow]

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:                               VERASUN ENERGY CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VERASUN AURORA CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VERASUN FORT DODGE, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VERASUN CHARLES CITY, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        VERASUN MARKETING, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                 Signature Page

                                        VERASUN BIODIESEL, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                 Signature Page

JOINT COLLATERAL AGENT:                 WELLS FARGO BANK, N.A., as Joint
                                        Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                 Signature Page

                                     ANNEX I
                              TO SECURITY AGREEMENT

                              ASSUMPTION AGREEMENT

     THIS ASSUMPTION AGREEMENT, dated as of ________________, 200_, by _________________________________________, a ____________________________ (the
"ADDITIONAL GRANTOR"), in favor of WELLS FARGO BANK, N.A., as the Joint Collateral Agent (in such capacity, the "JOINT COLLATERAL AGENT") for the Trustee and Holders party to the Indenture referred to below and the Parity Lien Holders. All capitalized terms not defined herein shall have the meaning ascribed to them in such Indenture.

                                   WITNESSETH:

     WHEREAS, certain subsidiary guarantors (the "GUARANTORS"), the Trustee and the Holders, have entered into a Indenture, dated as of December 21, 2005, (as amended, supplemented or otherwise modified from time to time, the "INDENTURE");

     WHEREAS, the Additional Grantor has executed an Addendum to the Indenture pursuant to which it has become a Grantor under the Indenture;

     WHEREAS, in connection with the Indenture and the Parity Lien Indebtedness, the Company, the Guarantors and VeraSun Biodiesel, LLC have entered into the Security Agreement, dated as of December 21, 2005 (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") in favor of the Joint Collateral Agent for the ratable benefit of the Trustee, the Holders and the Parity Lien Holders;

     WHEREAS, Section 4.14 of the Indenture requires the Additional Grantor to become a party to the Security Agreement; and

     WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement.

     NOW, THEREFORE, IT IS AGREED:

     1. SECURITY AGREEMENT. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.13 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and hereby assigns and transfers to the Joint Collateral Agent, and hereby grants to the Joint Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Collateral now owned or hereafter acquired by the Additional Grantor. The information set forth in Annex I-A hereto is hereby added to the information set forth in Schedules _____________* to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.


                                   Annex I-1

     2. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED NECESSARILY GOVERN THE VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY OF, AND THE EXERCISE OF ANY REMEDIES WITH RESPECT TO, ANY LIEN OR SECURITY INTEREST INTENDED TO BE CREATED OR GRANTED HEREBY ON COLLATERAL LOCATED IN SUCH STATE, IN WHICH CASE THE LAWS OF SUCH OTHER STATE SHALL GOVERN SUCH VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY AND SUCH EXERCISE OF REMEDIES.

----------
*    Refer to each Schedule which needs to be supplemented.

     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                        [ADDITIONAL GRANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

ACKNOWLEDGMENT BY [GRANTOR]:

     By execution of this Assumption Agreement in the space provided below, [INSERT RELEVANT GRANTOR] hereby acknowledges and agrees that the Securities described on Annex I-A hereto have been issued by the Additional Grantor identified herein and is held by [RELEVANT GRANTOR] and constitute "Pledged Securities" comprising part of the Pledged Securities under the Security Agreement.

Dated:
       ------------------------------

[RELEVANT GRANTOR]


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                   Annex I-2

                                   ANNEX II TO
                               SECURITY AGREEMENT

                      ACKNOWLEDGMENT AND CONSENT TO PLEDGE

[date]

[NAME OF ISSUER]
[ADDRESS OF ISSUER]

Attention:

     Re: Pledge of _________ [describe the equity interest] (the "PLEDGED
         SECURITIES") in _______________________, a ________ ___________ (the
         "ISSUER"), held by [Grantor's Name], a _______ ___________ ("GRANTOR")

Ladies and Gentlemen:

     Reference is made herein to that certain Security Agreement dated as of December 21, 2005 (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), by VeraSun Energy Corporation, a South Dakota corporation (the "COMPANY"), VeraSun Aurora Corporation, a South Dakota corporation, VeraSun Fort Dodge, LLC, a Delaware limited liability company, VeraSun Charles City, LLC, a Delaware limited liability company, VeraSun Marketing, LLC, a Delaware limited liability company, VeraSun Biodiesel, LLC, a Delaware limited liability company (together with any other entity that may become a party thereto), in favor of Wells Fargo Bank, N.A., as the Joint Collateral Agent (in such capacity, the "JOINT COLLATERAL AGENT") for the ratable benefit of Trustee and the Holders party to the Indenture dated as of December 21, 2005 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE"), among the Company, the subsidiary guarantors party thereto and the Trustee, and the Parity Lien Holders (as defined in the Security Agreement).

     Pursuant to the terms of the Security Agreement and/or the terms of the Indenture, the Trustee and the Holders have required that Grantor grant to the Joint Collateral Agent, for the benefit of the Trustee and the Holders, a security interest in the Pledged Securities to secure the Secured Obligations.

     By executing this letter (this "LETTER AGREEMENT"), the Issuer and each shareholder/member, as may be required under the applicable organization documents hereby (a) acknowledges and confirms that the Pledged Securities represents all of Grantor's Securities (as defined in the Security Agreement) in the Issuer, (b) agrees to enter a notation in the stock transfer register or other appropriate records of the Issuer reflecting the pledge of the Pledged Securities pursuant to the Security Agreement, (c) consents to the pledge by Grantor of the Pledged Securities to secure the Secured Obligations, consents to the transfer of the Pledged Securities pursuant to the exercise of the remedies provided for in the Security Agreement (or any transfer in lieu thereof), (d) waives any breach or violation of the terms or provisions of the Issuer's organizational documents caused by such pledge or transfer, (e) agrees that it will be bound by the terms of the Security Agreement relating to the Pledged Securities issued by it and


                                   Annex II-1
will comply with such terms insofar as such terms are applicable to it, (f) agrees that it will notify the Joint Collateral Agent promptly in writing upon the acquisition by Grantor of any Securities (as defined in the Uniform Commercial Code as from time to time in effect in the State of New York or, where applicable as to specific Collateral, any other relevant state) issued by the Issuer, which notice shall set forth in reasonable detail all information with respect to such Securities, (g) agrees to comply with any instruction received from the Joint Collateral Agent in writing without any other or further instructions from Grantor, and (h) agrees that any sums paid upon or in respect of the Pledged Securities, including, without limitation any dividend or distribution or any amount paid upon the liquidation or dissolution of the Issuer shall be paid deposited directly into Account No. 18774302 established by the Company with the Joint Collateral Agent or such other account hereafter established by the Company or any other Grantor with the Joint Collateral Agent which the Company or such Grantor and the Joint Collateral Agent jointly designate as the "Blocked Account."

     This Letter Agreement may be executed in counterparts, and all parties need not execute the same counterpart. This Letter Agreement shall be binding on, enforceable against and inure to the benefit of the Joint Collateral Agent, the Trustee, the Holders and the Parity Lien Holders. Facsimiles shall be effective as originals.

     Evidence your agreement to each of the terms and conditions set forth above by executing this Letter Agreement in the space indicated below.

                                        Very truly yours,

                                        [NAME OF GRANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Acknowledged and Agreed
                                        As of this ___ day of ____, 20__


                                        [NAME OF THE ISSUER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   Annex II-2

                                  ANNEX III TO
                               SECURITY AGREEMENT

                          COPYRIGHT SECURITY AGREEMENT

          THIS COPYRIGHT SECURITY AGREEMENT (this "Agreement"), dated as of December [_____], 2005 is entered into by [NAME OF GRANTOR], a [_____] (the "Grantor") and certain of its affiliates (collectively, the "Grantors") and Wells Fargo Bank, N.A., as the Joint Collateral Agent (the "Joint Collateral Agent") for the Trustee, the Holders and the Parity Lien Holders. Capitalized terms not otherwise defined herein have the meanings set forth in the Security Agreement dated as of December 21, 2005 among the Grantors and the Joint Collateral Agent (the "Security Agreement").

          WHEREAS, pursuant to the Security Agreement, Grantors are granting a security interest to the Trustee, the Holders and the Parity Lien Holders in certain Copyrights whether now owned or existing or hereafter acquired or arising and wherever located, including the Copyrights listed on Schedule A hereto ("Secured Copyrights").

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantors and the Joint Collateral Agent hereby agree as follows:

     1.   Grant of Security Interest.

          (a) Each Grantor hereby grants to the Joint Collateral Agent, a security interest in and continuing lien on all of such Grantor's right, title and interest in, to and under all the Secured Copyrights, subject to the terms and conditions of the Security Agreement.

          (b) The security interest granted hereby is granted in conjunction with the security interest granted to the Joint Collateral Agent under the Security Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

     2.   Modification of Agreement.

     This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement pursuant to which the Joint Collateral Agent may modify this Agreement, after obtaining Grantor's approval of or signature to such modification, by amending Schedule A hereto to include reference to any right, title or interest in any existing Copyrights or any Copyrights acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights in which Grantor no longer has or claims any right, title or interest.


                                  Annex III-1

     3.   Governing Law.

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED NECESSARILY GOVERNS THE VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY, AND THE EXERCISE OF ANY REMEDIES WITH RESPECT TO ANY LIEN OR SECURITY INTEREST INTENDED TO BE CREATED OR GRANTED HEREBY ON COLLATERAL LOCATED IN SUCH STATE.

     4.   Successors and Assigns.

          This Agreement shall be binding upon and inure to the benefit of the Joint Collateral Agent and Grantors and their respective successors and assigns. Grantor shall not, without the prior written consent of the Joint Collateral Agent given in accordance with the Indenture, assign any right, duty or obligation hereunder.

     5.   Counterparts.

          This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Facsimiles shall be effective as originals.


                                  Annex III-2

          IN WITNESS WHEREOF, the Grantor and the Joint Collateral Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

                                        [GRANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO BANK, N.A.,
                                        as the Joint Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                  Annex III-3

                                                                      SCHEDULE A

                          COPYRIGHT SECURITY AGREEMENT

I.   REGISTERED COPYRIGHTS

                       REG. NO.     REG. DATE       RECORD     STATUS/
COPYRIGHT   COUNTRY   (APP. NO.)   (APP. DATE)   OWNER/LIENS   COMMENT
---------   -------   ----------   -----------   -----------   -------


II.  COPYRIGHT APPLICATIONS


                                  Annex III-4

STATE OF ________)
                 )   ss:
COUNTY OF _______)

          On [_____], before me, the undersigned, a notary public in and for said state and county, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as the ___________________, on behalf of [GRANTOR], a [_____] corporation, the corporation therein named, and acknowledged to me that the corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

WITNESS MY HAND AND/OR OFFICIAL SEAL.

(NOTARIAL STAMP OR SEAL)


                                        ----------------------------------------
                                                      Notary Public

My Commission Expires: _____________


                                  Annex III-5

                                  ANNEX IV TO
                               SECURITY AGREEMENT

                            PATENT SECURITY AGREEMENT

          THIS PATENT SECURITY AGREEMENT (this "Agreement"), dated as of December [_____], 2005 is entered into by [NAME OF GRANTOR], a [_____] (the "Grantor") and certain of its affiliates (collectively, the "Grantors") and WELLS FARGO BANK, N.A., as the Joint Collateral Agent (the "Joint Collateral Agent") for the Trustee, the Holders and the Parity Lien Holders. Capitalized terms not otherwise defined herein have the meanings set forth in the Security Agreement dated as of December 21, 2005 among the Grantors and the Joint Collateral Agent (the "Security Agreement").

          WHEREAS, pursuant to the Security Agreement, Grantors are granting a security interest to the Trustee, the Holders and the Parity Lien Holders in certain Patents whether now owned or existing or hereafter acquired or arising and wherever located, including the Patents listed on Schedule A hereto ("Secured Patents").

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantors and the Joint Collateral Agent hereby agree as follows:

     1.   Grant of Security Interest.

               (a) Each Grantor hereby grants to the Joint Collateral Agent, a security interest in and continuing lien on all of such Grantor's right, title and interest in, to and under the Secured Patents, subject to the terms and conditions of the Security Agreement.

               (b) The security interest granted hereby is granted in conjunction with the security interest granted to the Joint Collateral Agent under the Security Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

     2.   Modification of Agreement.

     This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement pursuant to which the Joint Collateral Agent may modify this Agreement, after obtaining Grantor's approval of or signature to such modification, by amending Schedule A hereto to include reference to any right, title or interest in any existing Patents or any Patents acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights in which Grantor no longer has or claims any right, title or interest.

     3.   Governing Law.

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE


                                   Annex IV-1

GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED NECESSARILY GOVERNS THE VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY, AND THE EXERCISE OF ANY REMEDIES WITH RESPECT TO ANY LIEN OR SECURITY INTEREST INTENDED TO BE CREATED OR GRANTED HEREBY ON COLLATERAL LOCATED IN SUCH STATE.

     4.   Successors and Assigns.

          This Agreement shall be binding upon and inure to the benefit of the Joint Collateral Agent and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of the Joint Collateral Agent given in accordance with the Indenture, assign any right, duty or obligation hereunder.

     5.   Counterparts.

          This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.


                                   Annex IV-2

          IN WITNESS WHEREOF, the Grantor and the Joint Collateral Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

                                        [NAME OF GRANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO BANK, N.A., as the Joint
                                        Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                   Annex IV-3

                                                                      SCHEDULE A

                            PATENT SECURITY AGREEMENT

I.   REGISTERED PATENTS

                    REG. NO.     REG. DATE       RECORD     STATUS/
PATENT   COUNTRY   (APP. NO.)   (APP. DATE)   OWNER/LIENS   COMMENT
------   -------   ----------   -----------   -----------   -------


II.  PATENT APPLICATIONS


                                   Annex IV-4

STATE OF _______ )
                 )   ss:
COUNTY OF ______ )

          On [_____], before me, the undersigned, a notary public in and for said state and county, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as the ___________________, on behalf of [GRANTOR], a [_____] corporation, the corporation therein named, and acknowledged to me that the corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

WITNESS MY HAND AND/OR OFFICIAL SEAL.

(NOTARIAL STAMP OR SEAL)


                                        ----------------------------------------
                                                      Notary Public


My Commission Expires:


-------------------------------------


                                   Annex IV-5

                                   ANNEX V TO
                               SECURITY AGREEMENT

                          TRADEMARK SECURITY AGREEMENT

          THIS TRADEMARK SECURITY AGREEMENT (this "Agreement"), dated as of December [_____], 2005 is entered into by [NAME OF GRANTOR], a [_____] (the "Grantor") and certain of its affiliates (collectively, the "Grantors") and WELLS FARGO BANK, N.A., as the Joint Collateral Agent (the "Joint Collateral Agent") for the Trustee, the Holders and the Parity Lien Holders. Capitalized terms not otherwise defined herein have the meanings set forth in the Security Agreement dated as of December 21, 2005 among the Grantor and the Joint Collateral Agent (the "Security Agreement").

          WHEREAS, pursuant to the Security Agreement, Grantors are granting a security interest to the Trustee, the Holders and the Parity Lien Holders in certain Trademarks whether now owned or existing or hereafter acquired or arising and wherever located, including the Trademarks listed on Schedule A ("Secured Trademarks").

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantors and the Joint Collateral Agent hereby agree as follows:

          1.   Grant of Security Interest.

     Section 1.1 Each Grantor hereby grants to the Joint Collateral Agent, a security interest in and continuing lien on all of such Grantor's right, title and interest in, to and under all the Secured Trademarks, subject to the terms and conditions of the Security Agreement.

     Section 1.2 The security interest granted hereby is granted in conjunction with the security interest granted to the Joint Collateral Agent under the Security Agreement. The rights and remedies of the Trustee, the Holders and the Parity Lien Holders with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

          2.   Modification of Agreement.

          This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement pursuant to which the Joint Collateral Agent may modify this Agreement, after obtaining Grantor's approval of or signature to such modification, by amending Schedule A to include reference to any right, title or interest in any existing Trademarks or any Trademarks acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Trademarks in which Grantor no longer has or claims any right, title or interest.

          3.   Governing Law.


                                   Annnex V-1

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED NECESSARILY GOVERNS THE VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY, AND THE EXERCISE OF ANY REMEDIES WITH RESPECT TO ANY LIEN OR SECURITY INTEREST INTENDED TO BE CREATED OR GRANTED HEREBY ON COLLATERAL LOCATED IN SUCH STATE.

          4.   Successors and Assigns.

          This Agreement shall be binding upon and inure to the benefit of the Joint Collateral Agent and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of the Joint Collateral Agent given in accordance with the Indenture, assign any right, duty or obligation hereunder.

          5.   Counterparts.

          This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Facsimiles shall be effective as originals.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                    Annex V-2

          IN WITNESS WHEREOF, the Grantor and the Joint Collateral Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

                                        [NAME OF GRANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO BANK, N.A., as the Joint
                                        Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    Annex V-3

                                                                      SCHEDULE A

                          TRADEMARK SECURITY AGREEMENT

I.   REGISTERED TRADEMARKS

                       REG. NO.     REG. DATE       RECORD     STATUS/
TRADEMARK   COUNTRY   (APP. NO.)   (APP. DATE)   OWNER/LIENS   COMMENT
---------   -------   ----------   -----------   -----------   -------


II.  TRADEMARK APPLICATIONS


                                   Annex V-4

STATE OF ________)
                 )   ss:
COUNTY OF _______)

          On [_____], before me, the undersigned, a notary public in and for said state and county, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as the ___________________, on behalf of [GRANTOR], a [_____] corporation, the corporation therein named, and acknowledged to me that the corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

WITNESS MY HAND AND/OR OFFICIAL SEAL.

(NOTARIAL STAMP OR SEAL)


                                        ----------------------------------------
                                                      Notary Public


My Commission Expires:


-------------------------------------


                                   Annex V-5

                                   SCHEDULE 1

                             PERFECTION INFORMATION

VeraSun Energy Corporation   Filing of UCC-1 Financing Statement with Secretary
                             of State of the State of South Dakota

VeraSun Aurora Corporation   Filing of UCC-1 Financing Statement with Secretary
                             of State of the State of South Dakota

VeraSun Fort Dodge, LLC      Filing of UCC-1 Financing Statement with Secretary
                             of State of the State of Delaware

VeraSun Charles City, LLC    Filing of UCC-1 Financing Statement with Secretary
                             of State of the State of Delaware

VeraSun Marketing, LLC       Filing of UCC-1 Financing Statement with Secretary
                             of State of the State of Delaware

VeraSun Biodiesel, LLC       Filing of UCC-1 Financing Statement with Secretary
                             of State of the State of Delaware


                                  Schedule 1-1

                                   SCHEDULE 2

                           ORGANIZATIONAL INFORMATION

                                          Jurisdiction of
Name of Entity          Type of Entity      Organization    Organizational ID     Tax ID
--------------        -----------------   ---------------   -----------------   ----------
VeraSun Energy        corporation           South Dakota       SD DB050019      20-3430241
Corporation

VeraSun Aurora        corporation           South Dakota       SD DB044362      40-0462174
Corporation

VeraSun Fort Dodge,   limited liability     Delaware           DE 3716882       42-1630527
LLC                   company

VeraSun Charles       limited liability     Delaware           DE 4036816       20-3735184
City, LLC             company

VeraSun Marketing,    limited liability     Delaware           DE 4036808       20-3693800
LLC                   company

VeraSun Biodiesel,    limited liability     Delaware           DE 4036795       20-3790860
LLC                   company


                                  Schedule 2-1

                                   SCHEDULE 3

                                   SECURITIES

VeraSun Marketing, LLC      100% of LLC membership interests

VeraSun Charles City, LLC   100% of LLC membership interests

VeraSun Biodiesel, LLC      100% of LLC membership interests


                                  Schedule 3-1

                                   SCHEDULE 4

                              INTELLECTUAL PROPERTY

I.   REGISTERED TRADEMARKS - N/A

II.  TRADEMARK APPLICATIONS

TRADEMARK              COUNTRY   SERIAL NO.   APPLN. DATE   RECORD OWNER/LIENS           STATUS
---------              -------   ----------   -----------   ------------------           ------
VERASUN                USA       78/533,552   12/16/04      VeraSun Energy Corporation   Pending

VERASUN                USA       78/533,540   12/16/04      VeraSun Energy Corporation   Pending

Sun Design             USA       78/533,554   12/16/04      VeraSun Energy Corporation   Pending

Sun Design             USA       78/533,546   12/16/04      VeraSun Energy Corporation   Pending

AMERICA'S SOURCE FOR   USA       78/533,561   12/16/04      VeraSun Energy Corporation   Pending
RENEWABLE ENERGY

VE85                   USA       78/617,204   04/26/05      VeraSun Aurora Corporation   Pending

V E85& Design          USA       78/617201    04/26/05      VeraSun Aurora Corporation   Pending

RENEWABLE REVOLUTION   USA       78/743,992   10/31/05      VeraSun Aurora Corporation   Pending


                                  Schedule 4-1

                                   SCHEDULE 5

                          INSTRUMENTS AND CHATTEL PAPER

                                      None.


                                  Schedule 5-1

                                   SCHEDULE 6

                             COMMERCIAL TORT CLAIMS

On October 26, 2005, VeraSun Fort Dodge, LLC (VFD) sent a letter to Fagen, Inc, John Zink Company LLC and Industrial Air Technology notifying them of a property loss that VFD sustained on September 10, 2005 when the induced draft fan on thermal oxidizer #2 suffered catastrophic damage. As a result of this event, VFD incurred damage to its structures and equipment, as well as loss of income and other damages. VFD has not yet completed its investigation of the causes of the event or determined the exact amount of damages it incurred. No suit has been filed against these parties or VFD's insurers.


                                  Schedule 6-1